                                                                     EXHIBIT 4.2

================================================================================


                                 $200,000,000.00

                               TERM LOAN AGREEMENT

                                      Among

                              PRIDE OFFSHORE, INC.,

                                  as Borrower,


                           PRIDE INTERNATIONAL, INC.,
                          MEXICO DRILLING LIMITED LLC,
                           PRIDE CENTRAL AMERICA, LLC,
                              PRIDE DRILLING, LLC,
                            PRIDE NORTH AMERICA LLC,
                        PRIDE OFFSHORE INTERNATIONAL LLC,
                                       and
                             PRIDE SOUTH PACIFIC LLC

                                 as Guarantors,


                   THE LENDERS FROM TIME TO TIME PARTY HERETO,

                                as Term Lenders,

                                       and

                         CREDIT LYONNAIS NEW YORK BRANCH

  as Lead Arranger, Sole Bookrunner, Administrative Agent and Collateral Agent



                                  June 20, 2002


================================================================================
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                                TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS AND ACCOUNTING TERMS..........................     1

      Section 1.1    Certain Defined Terms...............................     1

      Section 1.2    Computation of Time Periods.........................    25

      Section 1.3    Accounting Terms....................................    25

      Section 1.4    Types of Loans......................................    25

      Section 1.5    Miscellaneous.......................................    25

ARTICLE II     THE term loan.............................................    25

      Section 2.1    Term Commitments....................................    25

      Section 2.2    Method of Borrowing.................................    25

      Section 2.3    Fees................................................    29

      Section 2.4    Repayment...........................................    29

      Section 2.5    Interest............................................    29

      Section 2.6    Prepayments.........................................    31

      Section 2.7    Funding Losses......................................    35

      Section 2.8    Increased Costs.....................................    36

      Section 2.9    Payments and Computations...........................    37

      Section 2.10   Taxes...............................................    38

      Section 2.11   Sharing of Payments, Etc............................    40

      Section 2.12   Applicable Lending Offices..........................    40

ARTICLE III    CONDITIONS OF LENDING.....................................    41

      Section 3.1    Conditions Precedent to Term Loans..................    41

      Section 3.3    Determinations Under Section 3.1....................    46

ARTICLE IV     REPRESENTATIONS AND WARRANTIES............................    46

      Section 4.1    Existence; Subsidiaries.............................    46

      Section 4.2    Power and Authority.................................    46

      Section 4.3    Authorization and Approvals.........................    47

      Section 4.4    Enforceable Obligations.............................    47

      Section 4.5    Financial Statements................................    47

      Section 4.6    True and Complete Disclosure........................    48

      Section 4.7    Litigation..........................................    48

      Section 4.8    Use of Proceeds.....................................    48

      Section 4.9    Investment Company Act..............................    48
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      Section 4.10   Public Utility Holding Company Act..................    48

      Section 4.11   Taxes...............................................    48

      Section 4.12   Pension Plans.......................................    49

      Section 4.13   Condition of Property; Casualties...................    49

      Section 4.14   Insurance...........................................    50

      Section 4.15   No Defaults.........................................    50

      Section 4.16   Environmental Condition.............................    50

      Section 4.17   Title to Property, Etc..............................    51

      Section 4.18   Security Interests..................................    51

      Section 4.19   Subsidiaries; Corporate Structure...................    51

      Section 4.20   Labor Relations.....................................    51

      Section 4.21   Merger..............................................    52

      Section 4.22   Senior Debt.........................................    52

      Section 4.23   Guarantors..........................................    52

      Section 4.24   Citizenship.........................................    52

      Section 4.25   Intellectual Property...............................    52

      Section 4.26   Solvency............................................    52

      Section 4.27   Compliance with Laws................................    53

ARTICLE V      AFFIRMATIVE COVENANTS.....................................    53

      Section 5.1    Compliance with Laws, Etc...........................    53

      Section 5.2    Maintenance of Insurance............................    53

      Section 5.3    Preservation of Existence, Etc......................    57

      Section 5.4    Payment of Taxes, Etc...............................    57

      Section 5.5    Reporting Requirements..............................    57

      Section 5.6    Maintenance of Property.............................    61

      Section 5.7    Inspection..........................................    61

      Section 5.8    Use of Proceeds.....................................    61

      Section 5.9    Nature of Business..................................    61

      Section 5.10   Books and Records...................................    61

      Section 5.11   Rig Appraisal Reports...............................    62

      Section 5.12   Operation of Mortgaged Term Loan Facility Rigs......    62

      Section 5.13   New Subsidiaries; Permitted Holding Company.........    64
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      Section 5.14   Additional Rigs.....................................    64

      Section 5.15   Further Assurances in General.......................    64

ARTICLE VI     NEGATIVE COVENANTS........................................    65

      Section 6.1    Liens, Etc..........................................    65

      Section 6.2    Debts, Guaranties and Other Obligations.............    68

      Section 6.3    Merger or Consolidation; Asset Sales................    70

      Section 6.4    Investments.........................................    72

      Section 6.5    Transactions With Affiliates........................    73

      Section 6.6    Compliance with ERISA...............................    73

      Section 6.7    Restricted Payments.................................    73

      Section 6.8    Maintenance of Ownership of Subsidiaries............    74

      Section 6.9    Agreements Restricting Liens and Distributions......    74

      Section 6.10   Subordinated Debt...................................    74

      Section 6.11   Financial Contract Obligations......................    75

      Section 6.12   Charter and Leases..................................    75

      Section 6.13   Maintenance Capital Expenditures....................    75

      Section 6.14   Limitation on Changes in Fiscal Periods.............    75

      Section 6.15   Mortgaged Term Loan Facility Rigs...................    76

      Section 6.16   Leverage Ratio......................................    77

      Section 6.17   Interest Coverage Ratio.............................    77

      Section 6.18   Maximum Debt to Capitalization Ratio................    78

      Section 6.19   Minimum Net Worth...................................    78

ARTICLE VII    EVENTS OF DEFAULT.........................................    78

      Section 7.1    Events of Default...................................    78

      Section 7.2    Optional Acceleration of Maturity...................    81

      Section 7.3    Automatic Acceleration of Maturity..................    81

      Section 7.4    Non-exclusivity of Remedies.........................    81

      Section 7.5    Right of Set-off....................................    81

      Section 7.6    Application of Proceeds.............................    82

ARTICLE VIII   GUARANTY..................................................    82

      Section 8.1    Guaranty............................................    82

      Section 8.2    Guaranty Absolute...................................    83
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      Section 8.3    Waiver..............................................    84

      Section 8.4    Subrogation.........................................    84

ARTICLE IX     THE AGENTS................................................    85

      Section 9.1    Appointment; Nature of Relationship.................    85

      Section 9.2    Powers..............................................    85

      Section 9.3    General Immunity....................................    85

      Section 9.4    No Responsibility for Loans, Recitals, etc..........    85

      Section 9.5    Action on Instructions of Term Lenders..............    86

      Section 9.6    Employment of Agents and Counsel....................    86

      Section 9.7    Reliance on Documents; Counsel......................    86

      Section 9.8    Agent's Reimbursement and Indemnification...........    86

      Section 9.9    Notice of Default...................................    87

      Section 9.10   Rights as a Term Lender.............................    87

      Section 9.11   Lender Credit Decision..............................    87

      Section 9.12   Successor Administrative Agent......................    87

      Section 9.13   Collateral Matters..................................    88

ARTICLE X      BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.........    89

      Section 10.1   Successors and Assigns..............................    89

      Section 10.2   Participations......................................    90

      Section 10.3   Assignments.........................................    90

      Section 10.4   Dissemination of Information........................    91

      Section 10.5   Tax Treatment.......................................    92

ARTICLE XI     MISCELLANEOUS.............................................    92

      Section 11.1   Amendments, Etc.....................................    92

      Section 11.2   Notices, Etc........................................    93

      Section 11.3   No Waiver; Remedies.................................    93

      Section 11.4   Costs and Expenses..................................    93

      Section 11.5   Binding Effect......................................    94

      Section 11.6   Indemnification.....................................    94

      Section 11.7   Execution in Counterparts...........................    94

      Section 11.8   Survival of Representations, etc....................    94

      Section 11.9   Severability........................................    95
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      Section 11.10  Usury Not Intended..................................    95

      Section 11.11  Judgment Currency...................................    95

      Section 11.12  Governing Law.......................................    96

      Section 11.13  Consent to Jurisdiction.............................    96

      Section 11.14  Waiver of Jury......................................    97

      Section 11.15  Third Party Beneficiaries...........................    97


EXHIBITS:

Exhibit A       -       Form of Assignment and Acceptance
Exhibit B       -       Form of Compliance Certificate
Exhibit C       -       Form of Notice of Borrowing
Exhibit D       -       Form of Notice of Conversion or Continuation
Exhibit E       -       Form of Security Agreement
Exhibit F       -       Form of Term Note
Exhibit G       -       Form of Rig Mortgage
Exhibit H       -       Form of the Borrower's Outside Counsel Opinion
Exhibit I       -       Form of the Borrower's General Counsel Opinion
Exhibit J       -       Form of the Borrower's Local Counsel Opinion
Exhibit K       -       Form of Joinder Agreement

SCHEDULES:

Schedule 1              -   Notice Information for Term Lenders
Schedule 4.16           -   Environmental Disclosures
Schedule 4.17           -   Initial Mortgaged Term Loan Facility Rigs
Schedule 4.19           -   Subsidiaries/Corporate Structure
Schedule 6.2            -   Existing Debt

                               TERM LOAN AGREEMENT

      This Term Loan Agreement dated as of June 20, 2002 is among Pride Offshore, Inc., a Delaware corporation (the "Borrower"), the Guarantors, the Term Lenders, and Credit Lyonnais New York Branch, as Administrative Agent for the Term Lenders.

      The Borrower, the Term Lenders, and the Administrative Agent agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      Section 1.1 Certain Defined Terms. As used in this Agreement, the terms defined above shall have the meanings set forth therein and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Acceptable Security Interest" in any Property means a Lien (a) which exists in favor of the Collateral Agent for the benefit of the Term Secured Parties; (b) which is superior to all other Liens except Permitted Liens; (c) which secures the Obligations; and (d) which is perfected and enforceable against all Persons in preference to any rights of any Person therein (other than rights in respect of Permitted Liens).

      "Acquisition" means any Going Concern Acquisition or any Asset
Acquisition.

      "Additional Appraisal Report" has the meaning set forth in Section
5.11(d).

      "Administrative Agent" means CLNY in its capacity as contractual representative of the Term Lenders pursuant to Article IX, and any successor administrative agent pursuant to Section 9.12.

      "Affiliate" of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract or otherwise.

      "Agent" means the Administrative Agent or the Collateral Agent, and "Agents" means all such Persons collectively.

      "Agreement" means this Term Loan Agreement dated as of June 20, 2002 among the Borrower, the Guarantors, the Term Lenders, the Administrative Agent, the Collateral Agent, and the Arranger, as it may be amended or modified and in effect from time to time.

      "Alternate Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate in effect for such day and
(b) the sum of the Federal Funds Rate in effect for such day plus -1/2 of 1% per annum.

      "Applicable Lending Office" means, with respect to any Term Lender, the office, branch, subsidiary, affiliate or correspondent bank of such Term Lender listed on Schedule 1 or such other office, branch, subsidiary, affiliate or correspondent bank as such Term Lender may from time to time specify to the Borrower and the Administrative Agent from time to time.

      "Applicable Margin" means, at any time with respect to each Type of Term Loan, the percentage rate per annum as set forth below for the Level in effect at such time:

               LEVEL I   LEVEL II   LEVEL III   LEVEL IV   LEVEL V   LEVEL VI
               -------   --------   ---------   --------   -------   --------
 Eurodollar     2.00%     2.25%       2.50%      2.75%      3.25%     3.75%
   Loans

 Base Rate      0.50%     0.75%       1.00%      1.25%      1.75%     2.25%
   Loans

      "Approved Fund" means, with respect to any Term Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Term Lender or by an Affiliate of such investment advisor.

      "Approved Rigbroker" means Normarine Offshore Consultants, Inc., Johan G. Olsen Shipbrokers A\S or any other first-class, international, independent, sale and purchase offshore drilling rig broker reasonably acceptable to the Administrative Agent.

      "Arranger" means CLNY.

      "Asset Acquisition" means, any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Parent Company or any of its Subsidiaries acquires any land or offshore drilling rig or vessel, or fleet of rigs or vessels, or any other asset the acquisition of which is not made to maintain or improve an existing asset.

      "Assignment and Acceptance" has the meaning set forth in Section 10.3(a).

      "Base Rate Loan" means a Term Loan which bears interest as provided in
Section 2.5(a).

      "Borrowing" means a borrowing hereunder, (a) made by the Term Lenders on the Borrowing Date, or (b) Converted or Continued by the Term Lenders on the same date of Conversion or Continuation, consisting, in either case, of the aggregate amount of the several Term Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

      "Borrowing Date" means the date on which the Term Loans are made hereunder.

      "Business Day" means, (a) with respect to any payment or rate selection of Eurodollar Loans, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities and on which dealing in

Dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities.

      "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

      "Capitalized Lease" of a Person means any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

      "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

      "Cash Collateral Account" means a special interest bearing cash collateral account pledged by the Borrower to the Collateral Agent for the ratable benefit of the Term Secured Parties containing cash deposited pursuant to Section 2.6(c) to be maintained at the Collateral Agent's office in accordance with Section
2.13 and bear interest or be invested in the Collateral Agent's reasonable discretion.

      "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or government of a Participating Member State or issued by any agency thereof and backed by the full faith and credit of the United States of America or a Participating Member State, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Revolving Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or of any Participating Member State or any province or other jurisdiction thereof having combined capital and surplus of not less than $500,000,000 (or the equivalent in any other currency); (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Revolving Lender or of any commercial bank satisfying the requirements of clause (b) or (c) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government or government of a Participating Member State; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth, territory, province or other jurisdiction of the United States or any other foreign country, by any political subdivision or taxing authority of any such state, commonwealth, territory, province or other jurisdiction, the securities of which state, commonwealth, territory, province, other jurisdiction, political subdivision or taxing authority (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Revolving Lender or any commercial bank satisfying the requirements of clause (b) or (c) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

      "Casualty Event" means, with respect to any Mortgaged Term Loan Facility Rig owned by any Person, (a) any loss or damage to, or any condemnation or taking of, such Mortgaged Term Loan Facility Rig other than a Total Loss of any Mortgaged Term Loan Facility Rig, for which such Person receives, anticipates recovering or has filed a claim for Casualty Proceeds or (b) any Lien imposed by any Governmental Authority pursuant to Environmental Law and that has not been released or bonded within ten Business Days following the applicable Credit Party's receipt of notice of such imposition unless such Lien is being contested in good faith and by appropriate proceedings.

      "Casualty Proceeds" means the proceeds of any insurance, condemnation award or other compensation paid or payable to any Credit Party or the Collateral Agent in respect of any Casualty Event, less the reasonable fees, taxes and expenses paid to collect such proceeds.

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

      "CERCLIS", or the "CERCLA Information System", means the inventory maintained by the EPA of sites with potential Releases of Hazardous Substances that have been or may need to be addressed by the CERCLA program.

      "Change of Control" means any of (a) any acquisition pursuant to which any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than a Permitted Holding Company has become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the Voting Stock of the Parent Company; (b) the Parent Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, less than a majority of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting Person are then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by (x) the stockholders of the Parent Company immediately prior to such merger or consolidation, or (y) if the record date has been set to determine the stockholders of the Parent Company entitled to vote on such merger or consolidation, the stockholders of the Parent Company as of such record date or (z) a Permitted Holding Company; (c) the Parent Company, either individually or in conjunction with one or more of its Subsidiaries, sells, conveys, transfers or leases, or its Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Parent Company and its Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of its Subsidiaries, to any Person except as otherwise permitted by Section 6.3; (d) the liquidation or dissolution of the Parent Company, (e) the first day on which a majority of the individuals who constitute the Board of Directors of the Parent Company are not Continuing Directors or (f) the Parent Company shall cease to own, directly or indirectly, 100% of the Capital Stock of the Borrower.

      "CLNY" means Credit Lyonnais New York Branch.

      "Closing Date" means the date on which the conditions precedent set forth in Section 3.1 shall have been satisfied, which date shall not be later than June 30, 2002.

      "Code" means the United States Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Collateral" means the Mortgaged Term Loan Facility Rigs and all other collateral as defined in each of the Security Documents.

      "Collateral Agent" means the Administrative Agent acting as collateral agent and/or mortgagee for the Term Secured Parties.

      "Collateral Disposition" means (a) the sale, transfer, contribution or other disposition by (i) the Borrower to any Person other than a Guarantor or
(ii) any Guarantor to any Person other than the Borrower or any other Guarantor, of any Mortgaged Term Loan Facility Rig and (b) any Total Loss of any Mortgaged Term Loan Facility Rig.

      "Collateral Disposition Proceeds" means (a) with respect to any Collateral Disposition involving a sale, transfer, contribution or other disposition of a Mortgaged Term Loan Facility Rig, the gross proceeds thereof received by any Credit Party less the reasonable fees, taxes and expenses paid by such Person that are directly related to such sale and the amount of reserves, if any, recorded in accordance with GAAP for indemnity or other obligations of the Parent Company and its Subsidiaries directly related to such sale or the Mortgaged Term Loan Facility Rig and (b) with respect to any Collateral Disposition involving a Total Loss of a Mortgaged Term Loan Facility Rig, the proceeds of any insurance proceeds, condemnation award or other compensation paid or payable to any Credit Party or the Collateral Agent in respect of such Total Loss less the reasonable fees, taxes and expenses paid to collect such proceeds and the amount of reserves, if any, recorded in accordance with GAAP for indemnity or other obligations of the Parent Company and its Subsidiaries directly related to such sale or the Mortgaged Term Loan Facility Rig.

      "Compliance Certificate" means a Compliance Certificate signed by a Responsible Officer of the Parent Company in substantially the form of the attached Exhibit B.

      "Confidential Information Memorandum" means the Confidential Information Memorandum dated May 2002 (together with all amendments and supplements thereto) and furnished to the initial Term Lenders in connection with the syndication of
(a) the Term Loans made hereunder and (b) the Revolving Commitments made under the Revolving Credit Agreement.

      "Consolidated EBITDA" means, for any period of determination, (a) Consolidated Operating Income for such period of determination plus (b) to the extent deducted in determining Consolidated Operating Income, depreciation, amortization and other non-cash expense for such period of determination, and cash costs directly related to the Acquisition by the Parent Company of Marine Drilling Companies, Inc. and its Subsidiaries, each calculated on a consolidated basis in accordance with GAAP; provided, however, that for each transaction effected on or prior to the time of calculation of Consolidated EBITDA that is reasonably expected to have the effect of increasing or decreasing Consolidated EBITDA by at least $10,000,000 during the twelve month period following the transaction date, the Pro Forma Consolidated EBITDA of such transaction shall be included in Consolidated EBITDA.

      "Consolidated Net Debt" means, at any time, the Debt of the Parent Company and its Subsidiaries less Unrestricted Cash, each calculated on a consolidated basis as of such time; provided, however, that, unless the Parent Company elects otherwise, the MARAD Financing may be excluded from Consolidated Net Debt if (a) the MARAD Financing is non-recourse to the Parent Company and its Subsidiaries (other than Special Purpose Subsidiaries), (b) neither the Parent Company nor any of its Subsidiaries (other than Special Purpose Subsidiaries) shall have any liability whatsoever, whether direct or indirect, contingent or otherwise, for the Debt that constitutes part of the MARAD Financing and (c) the provider of the MARAD Financing shall have no recourse to any assets of the Parent Company and its Subsidiaries (other than MARAD Collateral).

      "Consolidated Net Income" means, for any period, the net income of the Parent Company and its Subsidiaries calculated on a consolidated basis for such period after taxes, as determined in accordance with GAAP.

      "Consolidated Net Interest Expense" means, for any period, the cash interest expense of the Parent Company and its Subsidiaries (and for so long as the MARAD Financing is excluded from Consolidated Net Debt, including cash interest expense from the MARAD Financing, if any, to the extent paid by the Parent Company or one of its Subsidiaries other than the Special Purpose Subsidiaries associated with the MARAD Financing) that is not funded by further drawdown on, or other increase in principal amount of, the associated Debt less cash interest income of the Parent Company and its Subsidiaries, each calculated on a consolidated basis in accordance with GAAP for such period; provided, however, that for each transaction effected on or prior to the time of calculation of Consolidated Net Interest Expense that is reasonably expected to have the effect of increasing or decreasing Consolidated EBITDA by at least $10,000,000 per annum, Consolidated Net Interest Expense will be calculated on a pro forma basis as if any Debt associated with such transaction had been incurred on the first day of the period of determination at an interest rate equivalent to the interest rate associated with such Debt on the current date of determination and giving effect to the amortization schedule starting from the current date of determination.

      "Consolidated Net Worth" means, at any time, the net worth or total shareholders equity of the Parent Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

      "Consolidated Operating Income" means, for any period, the revenues of the Parent Company and its Subsidiaries for such period after operating costs and selling, general and administrative expenses but, for the avoidance of doubt, before taxes and interest, each calculated on a consolidated basis in accordance with GAAP; provided, however, that the effects of the MARAD Vessels will be excluded from Consolidated Operating Income for so long as the MARAD Financing is excluded from Consolidated Net Debt.

      "Consolidated Tangible Net Assets" means, as of any date, the assets (other than the Intangible Assets) which would be reflected on a consolidated balance sheet of the Parent Company and its Subsidiaries prepared as of such date in accordance with GAAP.

      "Consolidated Tangible Net Worth" means, at any time, the Consolidated Net Worth less the aggregate book values of the Intangible Assets.

      "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

      "Continue", "Continuation", and "Continued" each refers to a continuation of Term Loans for an additional Interest Period upon the expiration of the Interest Period then in effect for such Term Loans.

      "Continuing Director" means an individual who (a) is a member of the full Board of Directors of the Parent Company and (b) either (i) was a member of the Board of Directors of the Parent Company on the Closing Date or (ii) whose nomination for election or election to the Board of Directors of the Parent Company was approved by vote of at least two-thirds of the directors then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved.

      "Control Percentage" means, with respect to any Person, the percentage of the outstanding Capital Stock (or other ownership interests and including any options, warrants or similar rights to purchase such Capital Stock) of such Person having ordinary voting power which gives the direct or indirect holder of such Capital Stock or ownership interests the power to elect a majority of the Board of Directors (or other applicable governing body) of such Person.

      "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades (whether or not incorporated) under common control which, together with the Parent Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Convert", "Conversion", and "Converted" each refers to a conversion of Term Loans of one Type into Term Loans of another Type pursuant to Section 2.2(b).

      "Credit Documents" means this Agreement, any Term Notes issued pursuant to
Section 2.2(g), the Security Documents, any Joinder Agreement and each other agreement, instrument or document executed by any Credit Party or any of their respective officers at any time in connection with this Agreement.

      "Credit Party" means the Borrower and any Guarantor.

      "Debt," for any Person, means without duplication:

      (a) indebtedness of such Person for borrowed money (but, for the avoidance of doubt, excluding accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade which shall not remain unpaid for a period of more than 90 days after such liabilities become due and payable);

      (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

      (c) obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade which shall not remain unpaid for a period of more than 90 days after such liabilities become due and payable);

      (d)   Capitalized Lease Obligations;

      (e) all obligations of such Person in respect of financial letters of credit, bank guarantees, acceptance facilities, bills of exchange or similar instruments which are issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable;

      (f)   Off-Balance Sheet Liabilities;

      (g) indebtedness or obligations of others, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property on or in respect of any Property now or hereafter owned or acquired by such Person, the amount of such Debt being deemed to be the lesser of the value of such Property and the amount of the obligation so secured; and

      (h) Contingent Obligations for the Debt of another Person referred to in clauses (a) through (g) of this definition.

but, for the avoidance of doubt, shall not include bid, surety or appeal bonds, performance bonds or other obligations of a like nature or performance letters of credit or similar arrangements issued for the account of the Parent Company or any of its Subsidiaries.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as of such date, less, in each case, the outstanding balance at such date of cash and Cash Equivalents deposited in restricted accounts that require the provider of such Debt to consent to withdrawal.

      "Debt Incurrence" means any issuance for cash or Cash Equivalents by the Parent Company or any of its Subsidiaries of any Debt after the Closing Date not permitted pursuant to Section 6.2.

      "Debt Incurrence Proceeds" means, with respect to any Debt Incurrence, all cash and Cash Equivalents received by the Parent Company or any of its Subsidiaries from such Debt

Incurrence after payment of, or provision for, all brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred.

      "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Dollars" and "$" means the lawful money of the United States of America.

      "Eligible Assignee" means a Term Lender, a Revolving Lender, an Affiliate or an Approved Fund of a Term Lender or a Revolving Lender, or a fund which is in the business of purchasing or investing in loans or other securities, a commercial bank or other financial institution that is approved by the Administrative Agent, and, so long as no Default exists, is approved by the Borrower, in either case, such approval not to be unreasonably withheld.

      "Environment" or "Environmental" shall have the meanings set forth in 43 U.S.C. Section 9601(8)(1988).

      "Environmental Claim" means any third party (including governmental agencies and employees) action, lawsuit, claim, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation which seeks to impose liability under any Environmental Law.

      "Environmental Law" means all Legal Requirements arising from, relating to, or in connection with the Environment, including, without limitation, CERCLA, the Outer Continental Shelf Lands Act, the Federal Water Pollution Control Act of 1972 and the Oil Pollution Act of 1990 (as applicable), relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical, infectious, or toxic substances, materials or wastes; or (d) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or wastes.

      "Environmental Permit" means any permit, license, order, approval or other authorization under Environmental Law.

      "EPA" means the United States Environmental Protection Agency or any successor thereto.

      "Equity Issuance" means any issuance of equity securities (including any preferred equity securities) by the Parent Company or any of its Subsidiaries other than equity securities issued (a) to the Parent Company or one of its Subsidiaries, (b) pursuant to employee or director and officer stock option plans in the ordinary course of business, (c) pursuant to the Pride International, Inc. Direct Stock Purchase Plan or in connection with the Parent Company's program for the issuance and sale from time to time of the Parent Company's common stock pursuant to an agency agreement between the Parent Company and a sales agent providing for sales by means of ordinary brokers' transactions through the facilities of the New York Stock

Exchange at prices prevailing at the time of sale less a selling commission to the sales agent, and (d) pursuant to the exercise of conversion rights with respect to the Parent Company's convertible securities outstanding on the Closing Date.

      "Equity Issuance Proceeds" means, with respect to any Equity Issuance, all cash and Cash Equivalents received by the Parent Company or any of its Subsidiaries from such Equity Issuance after payment of, or provision for, all brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time-to-time.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D.

      "Eurodollar Loan" means a Term Loan which bears interest based on the Eurodollar Rate.

      "Eurodollar Rate Reserve Percentage" of any Term Lender for the Interest Period for any Eurodollar Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time-to-time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Term Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

      "Eurodollar Rate" means, with respect to a Eurodollar Loan for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that (a) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable Eurodollar Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (b) if no such British Bankers' Association Interest Settlement Rate for deposits in Dollars is available to the Administrative Agent, the applicable Eurodollar Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which CLNY or one of its Affiliate banks offers to place deposits in Dollars with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of CLNY's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

      "European Facility" means the Facility Agreement for a U.S.$125,000,000 Secured Revolving Credit Facility to Pride Foramer SAS and Forasub B.V. arranged by Natexis Banques Populaires, as lead arranger, agent and security agent, Credit Industriel et Commercial, as arranger, and BNP Paribas and Credit Lyonnais, as co-arrangers, as the same may be amended, supplemented, restated or otherwise modified from time to time.

      "Events of Default" has the meaning set forth in Section 7.1.

      "Existing Bank Facility" means the Amended and Restated Credit Agreement dated as of August 12, 1998 among Marine Drilling Companies, Inc., the lenders named therein, ABN AMRO Bank N.V., as administrative agent for such lenders, and Christiania Bank og Kreditkasse, New York Branch, as syndication agent, as amended.

      "Federal Funds Effective Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

      "Finance Documents" has the meaning set forth in the Revolving Credit Agreement.

      "Finance Parties" has the meaning set forth in the Revolving Credit Agreement.

      "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Rate Hedging Agreement.

      "Financial Contract Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Financial Contracts, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Financial Contract.

      "Financial Statements" means (a) audited consolidated balance sheets of the Parent Company and its Subsidiaries as at December 31, 1999, December 31, 2000 and December 31, 2001 and the related consolidated statements of income, cash flow, and retained earnings of the Parent Company and its Subsidiaries for each of the fiscal years then ended, copies of which have been furnished to the Administrative Agent, and (b) the unaudited consolidated balance sheet of the Parent Company and its Subsidiaries as at March 31, 2002, and the related consolidated statements of income, cash flow, and retained earnings of the Parent Company and its Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Administrative Agent.

      "Fund," "Trust Fund," or "Superfund" means the Hazardous Substance Response Trust Fund, established pursuant to 42 U.S.C. Section 9631 (1988) and the Post-closure Liability Trust Fund, established pursuant to 42 U.S.C. Section 9641 (1988), which statutory provisions have been amended or repealed by the Superfunds Amendments and Reauthorization Act of 1986, and the "Fund," "Trust Fund," or "Superfund" that are now maintained pursuant to Section 9507 of the Code.

      "GAAP" means with respect to any financial statements of the Parent Company or any of its Subsidiaries, or calculations related to such financial statements of the Parent Company or any of its Subsidiaries, United States generally accepted accounting principles as in effect from time-to-time applied on a basis consistent with the requirements of Section 1.3.

      "Going Concern Acquisition" means, any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Parent Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger, or otherwise, or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company (but, for the avoidance of doubt, except in the case of (ii) above where such acquisition would reasonably be considered an Asset Acquisition).

      "Governmental Authority" means, as to any Person in connection with any subject, any foreign, supranational, national, state or provincial governmental authority (or any political subdivision thereof), any governmental or regulatory agency, department, commission, board, bureau, authority or instrumentality lawfully entitled to exercise any executive, judicial, legislative, police, regulatory or taxing authority or power or any government court, in each case, having jurisdiction over such Person or such Person's Property in connection with such subject.

      "Governmental Proceedings" means any action or proceedings by or before any Governmental Authority, including, without limitation, the promulgation, enactment or entry of any Legal Requirement.

      "Guarantors" means (a) the Parent Company, (b) Mexico Drilling Limited LLC, Pride Central America, LLC, Pride Drilling, LLC, Pride North America LLC, Pride Offshore International LLC and Pride South Pacific LLC; and (c) each Material Subsidiary of the Borrower that becomes a guarantor of all or a portion of the Obligations and which has entered into a Joinder Agreement substantially in the form of the attached Exhibit K.

      "Hazardous Substance" means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

      "Hazardous Waste" means the substances regulated as such pursuant to any Environmental Law.

      "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Parent Company that is not guaranteed by any other Person or subject to any other credit enhancement.

      "Initial Mortgaged Term Loan Facility Rigs" means each of the vessels listed on Schedule 4.17.

      "Initial Rig Appraisal Report" has the meaning specified in Section
3.1(i).

      "Insurance Policies" includes (a) all insurances (including, without limitation, all certificates of entry in protection and indemnity and war risks associations or clubs) in respect of the Mortgaged Term Loan Facility Rigs, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same, (b) all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of said insurances, and (c) all other rights of each owner of a Mortgaged Term Loan Facility Rig under or in respect of said insurances.

      "Intangible Assets" means (a) deferred assets, other than prepaid insurance and prepaid taxes, (b) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet prepared in accordance with GAAP, and (c) unamortized debt discount and expense.

      "Intercompany Debt" means all Debt owing by any Credit Party to the Parent Company or any of its Subsidiaries (including any other Credit Party).

      "Interest Coverage Ratio" means, for the Parent Company and its Subsidiaries on a consolidated basis, as of the end of any fiscal quarter, for the then most-recently ended four fiscal quarters, the ratio of (a) Consolidated EBITDA to (b) Consolidated Net Interest Expense.

      "Interest Period" means, for each Eurodollar Loan comprising part of the Borrowing, the period commencing on the date of such Eurodollar Loan or the date of the Conversion of any existing Base Rate Loan into such Eurodollar Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.2 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.2. The duration of each such Interest Period shall be one, two, three, or six months (or such other period that is acceptable to the Term Lenders), in each case as the Borrower may select; provided, however, that:

      (a) the Borrower may not select any Interest Period for any Term Loan which ends after any principal repayment date unless, after giving effect to such selection, the aggregate unpaid principal amount of Term Loans that are Base Rate Loans and Term Loans having Interest Periods which end on or before such principal repayment date shall be at least equal to the amount of Term Loans due and payable on or before such date;

      (b) Interest Periods commencing on the same date for Term Loans by each Term Lender comprising part of the same Borrowing shall be of the same duration;

      (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

      (d) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month;

      (e) the Borrower may not select any Interest Period for any Term Loan which ends after the Term Loan Maturity Date; and

      (f) at the Administrative Agent's sole discretion, the Borrower may not select any Interest Period for any Eurodollar Loan longer than one month until the satisfactory completion of the syndication of this Agreement by the Arranger.

      "Investment" of any Person means any loan, advance (other than commission, travel and similar advances to officers and employees, drawing accounts and similar expenditures or prepayments or deposits made in the ordinary course of business) or extension of credit that constitutes Debt of the Person to whom it is extended or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes (including structured notes), debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person (but, for the avoidance of doubt, excluding capital expenditures of such Person determined in accordance with GAAP).

      "ISM Code" has the meaning set forth in Section 4.27.

      "Legal Requirement" means, as to any Person, any law, statute, ordinance, decree, award, requirement, order, writ, judgment, injunction, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority which is binding on such Person.

      "Level I, Level II, Level III, Level IV, Level V and Level VI", and individually, a "Level", shall mean the level determined by the senior secured ratings by Moody's or S&P, respectively, applicable on such date to the Term
Loans:

                Level                 Term Loan Facility Ratings
                -----                 --------------------------
               Level I                BBB+ or higher by S&P
                                      Baa1 or higher by Moody's

              Level II                BBB by S&P
                                      Baa2 by Moody's

              Level III               BBB- by S&P
                                      Baa3 by Moody's

              Level IV                BB+ by S&P
                                      Ba1 by Moody's

               Level V                BB by S&P
                                      Ba2 by Moody's

              Level VI                BB- or lower by S&P
                                      Ba3 or lower by Moody's

      For purposes of the foregoing, (a) if neither Moody's nor S&P shall have in effect a rating for the Term Loans (other than by reason of the circumstances referred to in the last sentence of this definition), then the level shall be based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt which ratings the Parent Company will maintain until the Term Loan Maturity Date; (b) if either Moody's or S&P (but not both) shall have in effect a rating for the Term Loans, then the level shall be based upon that rating; (c) if neither Moody's nor S&P shall have in effect a rating for the Term Loans or the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the level shall be deemed to be Level VI; (d) if the ratings established or deemed to have been established by Moody's and S&P for the Term Loans or the Index Debt, as the case may be, shall fall within different Levels, the Applicable Margin shall be based on the higher of the two ratings unless one of the two ratings is two or more Levels lower than the other, in which case the Applicable Margin shall be determined by reference to the Level next above that of the lower of the two ratings; and (e) if the ratings established or deemed to have been established by Moody's or S&P for the Term Loans or the Index Debt, as the case may be, shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced or published by the applicable rating agency or, in the absence of such announcement or publication, on the effective date of such rating as determined by the Administrative Agent. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if both such rating agencies shall cease to be in the business of rating corporate debt obligations, the Borrower and the Term Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

      "Leverage Ratio" means, for the Parent Company and its Subsidiaries on a consolidated basis, as of the end of any fiscal quarter, the ratio of (a) Consolidated Net Debt to (b) Consolidated EBITDA for the then most-recently ended four fiscal quarters.

      "Lien" means any mortgage, lien (statutory or other), pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement, encumbrance, priority or other security arrangement or preferential arrangement of any kind or nature whatsoever to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, synthetic lease, Capitalized Lease or other title retention agreement having substantially the same economic effect as the foregoing); provided, however, for the avoidance of doubt, that negative pledge or similar agreements of a Person to refrain from permitting Liens and the interest of a Person as owner or lessor under charters or leases of Property (including, without limitation, drilling rigs, drillships and other vessels and platforms) shall not constitute "Liens" on or in respect of the Property of such Person.

      "Maintenance Capital Expenditures" means, without duplication for any period, the aggregate of all expenditures for any purchase, other acquisition or leasing (pursuant to a Capitalized Lease) of any asset or additions to equipment (including replacements, capitalized repairs and improvements during such period) which would be classified as a fixed or capital asset on a consolidated balance sheet of the Parent Company and its Subsidiaries prepared in accordance with GAAP, excluding (a) expenditures in respect of Acquisitions, (b) expenditures of any proceeds of any insurance, condemnation award or other compensation paid or payable to the Parent Company or any of its Subsidiaries, in respect of any loss or damage to, or any condemnation or taking of, any land or offshore drilling rig or vessel or any other asset, less the reasonable fees, taxes, and expenses paid to collect such proceeds, to rebuild or repair such land or offshore drilling rig or vessel or such other asset, (c) with respect to any sale, transfer, contribution or other disposition of a land or offshore drilling rig or vessel or any other asset, expenditures of the gross proceeds thereof received by the Parent Company or any of its Subsidiaries less the reasonable fees, taxes and expenses paid by such Person that are directly related to such sale, transfer, contribution or other disposition, to replace such land or offshore drilling rig or vessel or such other asset, and (d) expenditures for which the Parent Company or its Subsidiaries will be reimbursed directly or indirectly (including, without limitation, by compensation from a customer, whether in the form of a lump sum payment, any increase in the day rate for an offshore drilling rig or vessel or otherwise).

      "MARAD" means the Maritime Administration, United States of America.

      "MARAD Collateral" means the MARAD Vessels, additions and accessions thereto, inventory relating thereto, improvements and upgrades thereof, all reserve and construction funds associated with any MARAD Financing and money and other instruments therein, MARAD Revenues, insurance and proceeds of any of the foregoing (including, without limitation, proceeds from associated contracts and insurances), and the Capital Stock of any Special Purpose Subsidiary that own, whether directly or indirectly, only the MARAD Vessels.

      "MARAD Financing" means any debt obligations of the Parent Company or its Subsidiaries for the purpose of financing or refinancing the MARAD Vessels which, pursuant to Title XI of the Merchant Marine Act of 1936, as amended, are secured by a full faith and credit guaranty of the U.S. government, represented by the Secretary of Transportation, acting through MARAD.

      "MARAD Revenues" means the rights to payments and payments made under any contracts between the Parent Company or any of its Subsidiaries and one or more of their customers under which the Parent Company or any of its Subsidiaries uses a MARAD Vessel to perform any of its obligations under such contract.

      "MARAD Vessels" means the Amethyst IV and the Amethyst V.

      "Market Value" means, as of any date of determination, the fair market value (or to the extent that the Rig Appraisal Reports, if two Rig Appraisal Reports are required to be delivered by this Agreement, provide for different fair market values, the arithmetical average of such fair market values) of each Mortgaged Term Loan Facility Rig or other offshore drilling rig or vessel set forth in the most recent Rig Appraisal Reports covering such Mortgaged Term Loan Facility Rig or other offshore drilling rig or vessel delivered to the Term Lenders. Each Market Value shall initially be calculated as of the Closing Date by reference to the Initial Rig Appraisal Reports. To the extent that any Rig Appraisal Report provides a range of fair market values for any Mortgaged Term Loan Facility Rig, then the fair market value for such of Mortgaged Term Loan Facility Rig shall be the arithmetical average of the highest and lowest fair market values given for such Rig in such Rig Appraisal Report. Concurrently with delivery of any subsequent Rig Appraisal Reports, the Administrative Agent shall calculate the Market Values as of the date of such reports. The recalculated Market Values shall become effective immediately upon receipt of such subsequent Rig Appraisal Reports by the Administrative Agent. In addition, each Market Value shall be adjusted from time to time to reflect any Casualty Event (if the Casualty Proceeds with respect thereto could reasonably be expected to exceed U.S.$5,000,000) or any Collateral Disposition occurring with respect to any Mortgaged Term Loan Facility Rig to reflect the amount set forth in the Additional Appraisal Report covering such Mortgaged Term Loan Facility Rig to be delivered by the Borrower to the Term Lenders pursuant to Section 5.11(d). The cost of such Additional Appraisal Report shall be paid by the Borrower.

      "Material Adverse Change" shall mean (a) a material adverse change in the business, Property, condition (financial or otherwise) or results of operations of the Parent Company and its Subsidiaries, taken as a whole, (b) the occurrence and continuance of any event or circumstance which could reasonably be expected to have a material adverse effect on the Credit Parties' ability to perform their obligations under this Agreement, any Term Note or the other Credit Documents, or (c) a material adverse effect on the validity or enforceability against any Credit Party of any of the Credit Documents or the rights or remedies of the Administrative Agent or the Term Lenders thereunder.

      "Material Subsidiary" means (a) any wholly-owned Subsidiary of the Borrower that (a) has "net assets" that constitute more than 10% of the combined GAAP value of the assets of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, on a consolidated basis at such time, (b) any non-wholly-owned Subsidiary of the Borrower if the percentage of such Subsidiary's "net assets" equal to the Borrower's ownership interest in such Subsidiary constitutes more than 10% of the combined GAAP value of the assets of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, on a consolidated basis at such time, (c) any Subsidiary of the Parent Company that owns any Mortgaged Term Loan Facility Rig, or (d) any Person that guarantees the Borrower's obligations under the Revolving Credit Agreement, and "Material Subsidiaries" means all such Subsidiaries collectively. As used herein, "net assets" means the GAAP value of the assets of such Subsidiary less the principal amount of Debt (i) which is non-recourse to the Borrower and its Subsidiaries (other than Special Purpose Subsidiaries), (ii) in respect of which neither the Borrower nor any of its Subsidiaries (other than Special Purpose Subsidiaries) shall have any liability whatsoever, whether direct or indirect, contingent or otherwise, and (iii) the provider of which shall have no recourse to any assets of the Parent Company and its Subsidiaries (other than the assets for which such Debt was incurred, the proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, such assets and the Capital Stock of any Special Purpose Subsidiary that owns, whether directly or indirectly, such assets).

      "Maximum Rate" means the maximum nonusurious interest rate under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs).

      "Merger" means the transactions whereby the Delaware corporation formerly known as Pride Marine, Inc. and its former Subsidiaries are merged with and into the Borrower and its Subsidiaries.

      "Merger Documents" means each of the documents, agreements and instruments which evidences the Merger.

      "Moody's" means Moody's Investors Service, Inc. or any successor that is a national credit rating organization.

      "Mortgaged Revolving Credit Facility Rigs" has the meaning set forth in the Revolving Credit Agreement.

      "Mortgaged Term Loan Facility Rigs" means the Initial Mortgaged Term Loan Facility Rigs and any other offshore drilling rigs or vessels becoming subject to a Rig Mortgage pursuant to this Agreement, other than any Mortgaged Term Loan Facility Rig affected by a Casualty Event or Collateral Disposition that results in a Total Loss.

      "Multiemployer Plan" means an employee benefit plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Parent Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

      "National Priority List" means the list compiled by the EPA of sites with uncontrolled Hazardous Substance Releases deemed by EPA to be priorities for further evaluation and cleanup based on the severity of hazards associated with those Releases.

      "Net Cash Proceeds" means, with respect to any Asset Sale, all cash and Cash Equivalents received by the Parent Company or any of its Subsidiaries from such Asset Sale after (a) payment of, or provision for, all taxes, commissions and other reasonable out-of-pocket fees and expenses actually incurred; (b) payment of any outstanding obligations relating to such Property paid in connection with, and necessary for, any such Asset Sale; and (c) the amount of reserves recorded in accordance with GAAP for indemnity or similar obligations of the Parent Company and its Subsidiaries directly related to such Asset Sale or the assets sold.

      "Notice of Assignment" has the meaning set forth in Section 10.3(b).

      "Notice of Borrowing" means a notice of borrowing in the form of the attached Exhibit C signed by a Responsible Officer of the Borrower.

      "Notice of Conversion or Continuation" means a notice of conversion or continuation in the form of the attached Exhibit D signed by a Responsible Officer of the Borrower.

      "Obligations" means all unpaid principal of the Term Loans, unpaid interest on the Term Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and amounts payable by the Credit Parties to the Administrative Agent or the Term Lenders under the Credit Documents.

      "Off-Balance Sheet Liability" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) Synthetic Lease Obligations, or (c) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (but, for the avoidance of doubt, excluding any Operating Leases).

      "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease or an Off-Balance Sheet Liability) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

      "Parent Company" means (a) the U.S. Parent until the creation of a Permitted Holding Company and (b) thereafter, the Permitted Holding Company that is not a Subsidiary of another Permitted Holding Company.

      "Participants" has the meaning set forth in Section 10.2(a).

      "Payment Dates" means the last day of each March, June, September and December.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Permitted Holding Company" means (a) from and after the time the common stock of the U.S. Parent is not listed on a United States or non-United States national or regional securities exchange or traded through the National Association of Securities Dealers Automated Quotation System or similar system, a Person organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, the Bahamas, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, any of the Channel Islands, France, Luxembourg, the United Kingdom, the Netherlands or the Netherlands Antilles that, immediately after such time, had substantially the same stockholders, directly or indirectly, as the U.S. Parent immediately prior to such time, (b) from and after the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the U.S. Parent's and its Subsidiaries' assets, the U.S. Parent and (c) each wholly-owned Subsidiary of another Permitted Holding Company that directly or indirectly owns the common stock of the U.S. Parent.

      "Permitted Liens" has the meaning set forth in Section 6.1.

      "Person" means an individual, partnership, limited liability partnership, limited liability company, corporation (including a business trust), joint stock company, enterprise, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency, department or instrumentality thereof or any trustee, receiver, custodian or similar official.

      "Plan" means an employee benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Parent Company or any member of the Controlled Group may have any liability.

      "Prime Rate" means a fluctuating rate of interest per annum as shall be in effect from time-to-time equal to the prime rate of interest publicly announced by the Administrative Agent from time to time as its prime rate, whether or not the Borrower has notice thereof, when and as said prime rate changes.

      "Pro Forma Consolidated EBITDA" means, in respect of any transaction, the increase or decrease in Consolidated EBITDA attributable to such transaction, assuming the transaction had occurred on the first day of the determination period, to the extent readily quantifiable by reference to (A) past performance, existing contractual commitments or otherwise as may be appropriate in the case of a Going Concern Acquisition and (B) existing contractual commitments in the case of an Asset Acquisition, in either case as set forth in a certificate from a Responsible Officer based on information that is reasonably acceptable to the Administrative Agent.

      "Project Finance Debt" means (a) Debt with respect to the two drilling/workover barge rigs owned by the Parent Company's Venezuelan Subsidiary as in effect on the date hereof, (b) Debt with respect to the two drillships owned by Andre Maritime Ltd. and Martin Maritime Ltd. as in effect on the date hereof, (c) Debt with respect to the one jack-up rig owned by Pride Foramer SAS as in effect on the date hereof, except for the $10,000,000 portion which is recourse to the Parent Company, and (d) Debt (i) incurred to finance the purchase price or construction cost of Property (including the cost of upgrading, refurbishing or renovating drilling rigs, drillships and other vessels and platforms) and related items (including interest added to principal), (ii) which is non-recourse to the Parent Company and its Subsidiaries, other than a Special Purpose Subsidiary, (iii) for which neither the Parent Company nor any of its Subsidiaries (other than a Special Purpose Subsidiary) shall have any liability whatsoever, whether direct or indirect, contingent or otherwise, and (iv) the provider of which shall have no recourse to any assets of the Parent Company and its Subsidiaries (other than the assets for which such Project Finance Debt was incurred, the proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, such assets and the Capital Stock of any Special Purpose Subsidiary that owns, whether directly or indirectly, such assets).

      "Property" of any Person means any interest of such Person in any property or asset (whether real, personal or mixed, tangible or intangible).

      "Pro Rata Share" means, at any time with respect to any Term Lender, the ratio (expressed as a percentage) of such Term Lender's aggregate outstanding Term Loans at such time to the aggregate outstanding Term Loans of all the Term Lenders at such time.

      "Purchaser" has the meaning set forth in Section 10.3.

      "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts or warrants.

      "Regulations T, U, X and D" means Regulations T, U, X, and D of the Federal Reserve Board, as the same is from time-to-time in effect, and all official rulings and interpretations thereunder or thereof.

      "Release" shall have the meaning set forth in CERCLA or under any other Environmental Law.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section.

      "Required Revolving Lenders" has the meaning set forth in the Revolving Credit Agreement.

      "Required Term Lenders" means, at any time, Term Lenders having more than 50% of the aggregate unpaid principal amount of the Term Loans.

      "Response" shall have the meaning set forth in CERCLA or under any other Environmental Law.

      "Responsible Officer" means, the Chief Executive Officer, President, Chief Financial Officer, any Executive or Senior Vice President, or Treasurer of the Parent Company or the Borrower.

      "Restricted Cash" means, at any time, any cash and Cash Equivalents of the Parent Company and its Subsidiaries which are reserved for the payment of principal and interest under Project Finance Debt of the Parent Company and its Subsidiaries.

      "Restricted Payment" means (a) the declaration or making by the Parent Company or any of its Subsidiaries of any dividends or other distributions (in cash, property, or otherwise) on, or any payment for the purchase, redemption or other acquisition of, any shares of any Capital Stock of such Person, other than dividends payable in such Person's Capital Stock, (b) the making by the Parent Company or any of its Subsidiaries of any direct or indirect payment (scheduled or otherwise) in respect of the principal of any Subordinated Debt, and (c) any defeasance or covenant defeasance, purchase, redemption, retirement or other acquisition by the Parent Company or any of its Subsidiaries in respect of Subordinated Debt of such Person.

      "Revolving Commitments" has the meaning set forth in the Revolving Credit Agreement.

      "Revolving Credit Agreement" means the $250,000,000 Facility Agreement dated as of June 20, 2002 among the Borrower, the Revolving Lenders and CLNY, as administrative agent for the Revolving Lenders.

      "Revolving Lenders" means each lender party to the Revolving Credit Agreement from time-to-time.

      "Rig Appraisal Report" has the meaning set forth in Section 5.11(a).

      "Rig Mortgages" means each of the First Preferred Fleet Mortgages (or other ship mortgage, fleet mortgage, naval mortgage or other agreement, document or instrument evidencing a grant of liens in a rig or vessel) executed by any Credit Party which pledges a rig or vessel owned by such Person to the Collateral Agent for the benefit of the Term Secured Parties as collateral for all or a portion of the Obligations, in substantially the form of the attached Exhibit H and as required to create an Acceptable Security Interest, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

      "S&P" means Standard & Poor's Rating Agency Group, a division of Mc-Graw Hill Companies, Inc., or any successor that is a national credit rating organization.

      "SEC" means the Securities and Exchange Commission, and any successor entity.

      "Security Agreements" means each of the Security Agreements in substantially the form of the attached Exhibit E and executed by the Credit Parties in favor of the Collateral Agent to secure all or a portion of the Obligations, as same may be amended, supplemented, restated or otherwise modified from time to time.

      "Security Documents" means the Rig Mortgages, the Security Agreements, and each other document, instrument or agreement executed in connection therewith or otherwise executed in order to secure all or a portion of the Obligations.

      "Security Maintenance Ratio" means, as at any date of determination, the ratio of (a) the sum of (i) the aggregate Market Value of all Mortgaged Term Loan Facility Rigs as of such date and (ii) two times the amount of any cash deposited into the Cash Collateral Account pursuant to Section 2.6 to (b) the outstanding principal amount of the Term Loans as of such date.

      "Senior Indenture" means the Indenture dated as of May 1, 1997 between the Parent Company and JP Morgan Chase Bank, as trustee (the "Senior Trustee"), as supplemented by (a) the First Supplemental Indenture dated as of May 1, 1997 between the Parent Company and the Senior Trustee relating to $325,000,000 principal amount of 9 3/8% Senior Notes due 2007, (b) the Second Supplemental Indenture dated as of May 26, 1999 between the Parent Company and the Senior Trustee relating to $200,000,000 principal amount of 10% Senior Notes due 2009,
(c) the Third Supplemental Indenture dated as of January 16, 2001 between the Parent Company and the Senior Trustee relating to $431,454,000 principal amount at maturity of Zero Coupon Convertible Senior Debentures Due 2021, (d) the Fourth Supplemental Indenture dated as of September 10, 2001 between the Parent Company and the Senior Trustee relating to the redomicile of the Parent Company and (e) the Fifth Supplemental Indenture dated as of March 4, 2002 between the Parent Company and the Senior Trustee relating to $300,000,000 principal amount of Convertible Senior Notes Due 2007 and as may be further amended, restated, supplemented or otherwise modified from time to time.

      "Special Purpose Subsidiary" means any Subsidiary of the Parent Company whose principal purpose is to incur Debt or to become an owner of interests in a Person created to conduct the business activities for which such Debt was incurred, and substantially all the fixed assets of which Subsidiary or Person are those fixed assets being financed (or to be financed) in whole or in part by such Debt.

      "Subordinated Indenture" means the Indenture dated as of April 1, 1998 between the Parent Company and HSBC Bank USA, as trustee (the "Subordinated Trustee"), as supplemented by the First Supplemental Indenture dated as of April 24, 1998 between the Parent Company and the Subordinated Trustee relating to $588,145,000 principal amount at maturity of Zero Coupon Convertible Subordinated Debentures Due 2018 and the Second Supplemental Indenture dated as of September 10, 2001 between the Parent Company and the Subordinated Trustee relating to the redomicile of the Parent Company and as may be further amended, restated, supplemented or otherwise modified from time to time.

      "Subordinated Debt" means any Debt (including Debt under the Subordinated Indentures) of the Parent Company or any of its Subsidiaries which is subordinated to their respective obligations under the Credit Documents.

      "Subsidiary" of a Person means any corporation, association, partnership or other business entity of which more than 50% of the outstanding shares of Capital Stock (or other equivalent interests) having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time Capital Stock (or other equivalent interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.

      "Synthetic Lease Obligations" means an arrangement treated as an Operating Lease for financial accounting purposes and a financing lease for tax purposes.

      "Tax Group" has the meaning set forth in Section 4.11.

      "Taxes" has the meaning set forth in Section 2.10(a).

      "Term Commitment" means, for each Term Lender, the amount in Dollars set opposite such Term Lender's name on the signature pages of this Agreement as its Term Commitment.

      "Term Lenders" means the lenders listed on the signature pages of this Agreement and each Purchaser that shall become a party to this Agreement pursuant to Article X.

      "Term Loan" means, with respect to a Term Lender, such Term Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

      "Term Loan Maturity Date" means June 20, 2007.

      "Term Note" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of the attached Exhibit F, evidencing indebtedness of the Borrower to such Term Lender resulting from Term Loans owing to such Term Lender.

      "Term Secured Parties" means the Administrative Agent, the Collateral Agent and the Term Lenders.

      "Termination Event" means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of any Credit Party or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA,
(d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

      "Total Capitalization" shall mean, at any time, the sum of Consolidated Net Debt at such time and Consolidated Net Worth at such time.

      "Total Loss" shall mean (a) the actual, constructive, arranged, agreed, or compromised total loss of any Mortgaged Term Loan Facility Rig; (b) the requisition for title or other compulsory acquisition or forfeiture of any Mortgaged Term Loan Facility Rig otherwise than by requisition for hire; or (c) the capture, seizure, arrest, detention or confiscation of any Mortgaged Term Loan Facility Rig by any Governmental Authority or by Persons acting or purporting to act on behalf of any Governmental Authority unless such Mortgaged Term Loan Facility Rig be released from such capture, seizure, arrest, detention or confiscation within one (1) month after the occurrence thereof.

      "Total Revolving Commitments" has the meaning set forth in the Revolving Credit Agreement.

      "Transferee" has the meaning set forth in Section 10.4.

      "Type" has the meaning set forth in Section 1.4.

      "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

      "Unrestricted Cash" means, at any time, any cash and Cash Equivalents of the Parent Company and its Subsidiaries that is not Restricted Cash.

      "U.S. Parent" means Pride International, Inc., a Delaware corporation.

      "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock or other interests (including partnership interests) in such Person entitling the holders thereof (whether at all times or at the time that such class of Capital Stock) has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

      "War Risks" includes the risk of mines, hostile force, confiscation, nationalization, expropriation, seizure and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

      Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

      Section 1.3 Accounting Terms.

      (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted using GAAP accounting policies and practices and financial reference periods that are consistent with those used in the preparation of the Financial Statements; provided, however, that all financial statements and certificates and reports as to financial matters required to be delivered to the Term Lenders hereunder shall be prepared, using GAAP accounting policies and practices and financial reference periods that are in effect at the time of preparation.

      (b) All calculations for the purposes of determining compliance with Sections 6.16 through 6.19 of this Agreement shall be adjusted to reflect the basis upon which the Financial Statements were prepared.

      (c) In addition, all calculations and defined accounting terms used herein shall, unless expressly provided otherwise, when referring to any Person, refer to such Person on a consolidated basis and mean such Person and its consolidated subsidiaries.

      Section 1.4 Types of Loans. Loans are distinguished by "Type". The "Type" of a Loan refers to the determination whether such Loan is a Eurodollar Loan or a Base Rate Loan, each of which constitutes a Type.

      Section 1.5 Miscellaneous. Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.

                                   ARTICLE II

                                  THE TERM LOAN

      Section 2.1 Term Commitments. Each Term Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a single Term Loan to the Borrower in an amount equal to the amount of its Term Commitment on the Closing Date. Principal payments made after the Closing Date may not be reborrowed. Unless the Term Loans have been made on or before June 30, 2002, the Term Commitments shall terminate in full on such date.

      Section 2.2 Method of Borrowing.

      (a) Notice. The Term Loans shall be made pursuant to a Notice of Borrowing, given not later than (i) if the Borrowing is comprised of Eurodollar Loans, 10:00 a.m. (New York time) on the third Business Day before the requested Borrowing Date and (ii) if the Borrowing is comprised of Base Rate Loans, 10:00 a.m. (New York time) on the requested Borrowing Date, in each case to the Administrative Agent's Applicable Lending Office. The Administrative Agent shall give to each Term Lender prompt notice on the day of receipt of a timely Notice of Borrowing. The Notice of Borrowing shall be in writing specifying (A) the Borrowing Date (which shall be a Business Day), (B) the requested Type of Loans comprising such Borrowing, (C) the aggregate amount of such Borrowing, and (D) if such Borrowing is to be comprised of Eurodollar Loans, the requested Interest Period. In the case of a requested Borrowing comprised of Eurodollar Loans, the Administrative Agent shall promptly notify each Term Lender of the applicable interest rate under Section 2.5(b). Each Term Lender shall make available its Pro Rata Share of such Borrowing before 12:00 p.m. (New York time) on the Borrowing Date in immediately available funds to the Administrative Agent at its Applicable Lending Office or such other location as the Administrative Agent may specify by notice to the Term Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Administrative Agent will promptly make such funds available to the Borrower not later than 2:00 p.m. (New York time) at such account as the Borrower shall specify in writing to the Administrative Agent.

      (b) Conversions and Continuations. In order to elect to Convert or Continue the Term Loans under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at its Applicable Lending Office no later than (i) 10:00 a.m. (New York time) at least one Business Day in advance of such requested Conversion date in the case of a Conversion of a Eurodollar Loan to a Base Rate Loan or (ii) 10:00 a.m. (New York time) at least three Business Days in advance of such requested Conversion date in the case of a Conversion into or Continuation of a Eurodollar Loan to another Eurodollar Loan. Each such Notice of Conversion or Continuation shall be in writing or by telex, telecopier or telephone, confirmed promptly in writing specifying (A) the requested Conversion or Continuation date (which shall be a Business Day), (B) the amount and Type of the Term Loan to be Converted or Continued, (C) whether a Conversion or Continuation is requested, and if a Conversion, into what Type of Term Loan, and (D) in the case of a Conversion to, or a Continuation of, a Eurodollar Loan, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Term Lender with a copy thereof and, in the case of a Conversion to or a

Continuation of a Eurodollar Loan, notify each Term Lender of the interest rate under Sections 2.5(b). Notwithstanding anything in this Agreement to the contrary, Conversions of Eurodollar Loans may only be made at the end of the applicable Interest Period for such Term Loans; provided, however, that Conversions of Base Rate Loans may be made at any time.

      (c)   Certain Limitations. Notwithstanding anything in paragraphs (a) and
(b) above:

            (i) at no time shall there be more than one Interest Period applicable to outstanding Eurodollar Loans;

            (ii) (A) if any Term Lender shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Term Lender or any of its Applicable Lending Offices to perform its obligations under this Agreement to make Eurodollar Loans, or to fund or maintain Eurodollar Loans, the right of the Borrower to select Eurodollar Loans from such Term Lender for such Borrowing or for any subsequent Borrowing shall be suspended until such Term Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and such Term Lender's Term Loan for such Borrowing shall be a Base Rate Loan and
      (B) such Term Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Term Lender, be otherwise disadvantageous to such Term Lender;

            (iii) if the Administrative Agent is unable to determine the Eurodollar Rate for any requested Borrowing and the Administrative Agent gives telephonic or telecopy notice thereof to the Borrower as soon as practicable, the right of the Borrower to select Eurodollar Loans or for any subsequent Borrowing and the obligation of the Term Lenders to make such Eurodollar Loans shall be suspended until the Administrative Agent shall notify the Borrower and the Term Lenders that the circumstances causing such suspension no longer exist, and each Term Loan comprising such Borrowing shall be a Base Rate Loan;

            (iv) if the Required Term Lenders shall, by 11:00 a.m. (New York time) at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate will not adequately reflect the cost to such Term Lenders of making or funding their respective Eurodollar Loans and the Administrative Agent gives telephonic or telecopy notice thereof to the Borrower as soon as practicable, the right of the Borrower to select Eurodollar Loans for such Borrowing or for any subsequent Borrowing and the obligation of the Term Lenders to make Eurodollar Loans shall be suspended until the Administrative Agent shall notify the Borrower and the Term Lenders that the circumstances causing such suspension no longer exist, and each Term Loan comprising such Borrowing shall be a Base Rate Loan;

            (v) if the Borrower shall fail to select the duration or Continuation of any Interest Period for any Eurodollar Loans in accordance with the provisions contained in the definition of "Interest Period" in
      Section 1.1 and paragraphs (a) and (b) above or shall fail to deliver a Notice of Conversion or Continuation or to specify the Type of Eurodollar Loan in a Notice of Conversion or Continuation, the Administrative Agent will forthwith so notify the Borrower and the Term Lenders and such Term Loans will be made available to the Borrower on the date of such Borrowing and will have an Interest Period of one month; and

            (vi) no Term Loan may be Converted or Continued as a Eurodollar Loan at any time when a Default has occurred and is continuing.

      (d) Notices Irrevocable. The Notice of Borrowing and each Notice of Conversion or Continuation delivered by the Borrower shall be irrevocable and binding on the Borrower. In the case of the initial Borrowing or any Borrowing which the related Notice of Conversion or Continuation specifies is to be comprised of Eurodollar Loans, the Borrower shall indemnify each Term Lender against any loss, out-of-pocket cost or expense actually incurred by such Term Lender as a result of any failure to fulfill on or before the Borrowing Date or the date specified in such Notice of Conversion or Continuation for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Term Lender to fund the Term Loan to be made by such Term Lender as part of such Borrowing when such Term Loan, as a result of such failure, is not made on such date.

      (e) Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Term Lender before the Borrowing Date that such Term Lender will not make available to the Administrative Agent such Term Lender's Pro Rata Share of the Borrowing, the Administrative Agent may assume that such Term Lender has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the Borrowing Date in accordance with paragraph (a) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent that such Term Lender shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Term Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate per annum equal to the daily average Federal Funds Effective Rate for the period until such Term Lender makes such amount immediately available to the Administrative Agent. If such Term Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Term Lender's Loan as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Term Loans comprising such Borrowing. If such Term Lender's Term Loan as part of such Borrowing is not made available by such Term Lender within three Business Days of the Borrowing Date, the Borrower shall repay such Term Lender's share of such Borrowing (together with interest thereon at the interest rate applicable during such period to Term Loans comprising such Borrowing) to the Administrative Agent not later than three Business Days after receipt of written notice from the Administrative Agent specifying such Term Lender's share of such Borrowing that was not made available to the Administrative Agent.

      (f) Term Lender Obligations Several. The failure of any Term Lender to make the Term Loan to be made by it as part of the Borrowing shall not relieve any other Term Lender of its obligation, if any, to make its Term Loan on the Borrowing Date. No Term Lender shall be responsible for the failure of any other Term Lender to make the Term Loan to be made by such other Term Lender on the Borrowing Date.

      (g)   Noteless Agreement; Evidence of Indebtedness.

            (i) Each Term Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Term Lender resulting from the Term Loan made by such Term Lender from time to time, including the amounts of principal and interest payable and paid to such Term Lender from time to time hereunder.

            (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Term Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Term Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Term Lender's share thereof.

            (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Term Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

            (iv) Any Term Lender may request that the Term Loan owing to such Term Lender be evidenced by a Term Note. In such event, the Borrower shall prepare, execute and deliver to such Term Lender such Term Note payable to the order of such Term Lender. Thereafter, the Term Loans evidenced by such Term Note and interest thereon shall at all times (including after any assignment pursuant to Section 10.3) be represented by one or more Term Notes payable to the order of the payee named therein or any assignee pursuant to Section 10.3, except to the extent that any such Term Lender or assignee subsequently returns any such Term Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

      Section 2.3 Fees.

      (a)   [Intentionally Omitted]

      (b) Agent's Fees. The Borrower agrees to pay to the Administrative Agent the agent's fees as separately agreed upon by the Borrower and the Administrative Agent in the letter agreement dated March 28, 2002 from CLNY to the Borrower on the dates required by such letter.

      Section 2.4 Repayment. The aggregate principal amount of the Term Loans shall be payable in quarterly installments equal to 0.25% of the initial aggregate principal amount of the Term Loans on each of the first nineteen Payment Dates occurring after the Borrowing Date**. Any remaining outstanding Term Loans and all other unpaid Obligations shall be paid in full by the Borrower on the Term Loan Maturity Date.

      Section 2.5 Interest. The Borrower shall pay interest on the unpaid principal amount of each Term Loan made by each Term Lender to it from the date of such Term Loan until such principal amount shall be paid in full, at the following rates per annum:

      (a) Base Rate Loans. If such Term Loan is a Base Rate Loan, a rate per annum equal at all times to the lesser of (i) the Alternate Base Rate in effect from time-to-time plus the Applicable Margin and (ii) the Maximum Rate, payable in arrears on the last Business Day of each calendar quarter and on the date such Base Rate Loan shall be paid in full; provided that, any amount of principal, interest or fees which is not paid when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) the Alternate Base Rate in effect from time-to-time plus the Applicable Margin plus 2% and (ii) the Maximum Rate.

      (b) Eurodollar Loans. If such Term Loan is a Eurodollar Loan, a rate per annum equal at all times during the Interest Period for such Term Loan to the lesser of (i) the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect on each day of such Interest Period for Eurodollar Loans and
(ii) the Maximum Rate, payable on the last day of such Interest Period, and, in the case of Interest Periods of greater than three months, on the Business Day which occurs during such Interest Period three months from the first day of such Interest Period; provided that, any amount of principal, interest or fees which is not paid when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) the rate required to be paid on such Term Loan immediately prior to the occurrence of such Default plus 2% and (ii) the Maximum Rate.

      (c) Additional Interest on Eurodollar Loans. The Borrower shall pay to each Term Lender, so long as any such Term Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Loan of such Term Lender, from the effective date of such Term Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (A) the Eurodollar Rate for the Interest Period for such Term Loan from (B) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Term Lender for such Interest Period, payable on each date on which interest is payable on such Term Loan. Such additional interest payable to any Term Lender shall be determined by such Term Lender and notified to the Borrower through the Administrative Agent (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error, and be accompanied by any evidence indicating the need for such additional interest as the Borrower may reasonably request).

      (d) Usury Recapture. In the event the rate of interest chargeable under this Agreement or the Term Notes at any time (calculated after giving affect to all items charged which constitute "interest" under applicable laws, including fees and margin amounts, if applicable) is greater than the Maximum Rate, the unpaid principal amount of the Term Loans shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Term Loans equals the amount of interest which would have been paid or accrued on the Term Loans if the stated rates of interest set forth in this Agreement had at all times been in effect.

            In the event, upon payment in full of the Term Loans, the total amount of interest paid or accrued under the terms of this Agreement and the Term Loans is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Term Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Term Loans if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Term Loans if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Term Loans.

            In the event the Term Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Term Loans, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

      Section 2.6 Prepayments.

      (a) Right to Prepay. The Borrower shall have no right to prepay any principal amount of any Term Loan except as provided in this Section 2.6.

      (b) Optional. The Borrower may elect to prepay, in whole or in part, any of the Term Loans owing by it to the Term Lenders, after giving prior written notice of such election by (i) 10:00 a.m. (New York time) five days before such prepayment date in the case of Borrowings which are comprised of Eurodollar Loans, and (ii) 10:00 a.m. (New York time) on the Business Day of such prepayment, in case of Borrowings which are comprised of Base Rate Loans, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Administrative Agent shall give prompt notice thereof to each Term Lender and the Borrower shall prepay Term Loans comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.7 as a result of such prepayment being made on such date; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $2,000,000.00 and in integral multiples of $1,000,000.00 in excess thereof (or such lesser amount as may then be outstanding).

      (c)   Mandatory.

            (i) Security Maintenance Ratio. If at any time the Borrower shall fail to maintain a Security Maintenance Ratio of at least 2.0 to 1.0, then as soon as possible but in any event no later than 30 days after such failure, to the extent such failure is continuing, either (A) the Borrower will, or will cause the Parent Company or one of its Subsidiaries (provided that such Subsidiary becomes a Credit Party pursuant to Section 5.13) to, execute and deliver to the Collateral Agent additional Rig Mortgages granting an Acceptable Security Interest in such other rigs or vessels acceptable to the Collateral Agent (acting on the instruction of the Required Term Lenders) (together with any required amendments to any applicable Security Agreement and such evidence of corporate authority to enter into and such legal opinions in relation to such Security Documents as the Collateral Agent may reasonably request) that have a Market Value such that the Security Maintenance Ratio is at least 2.0 to 1.0, (B) at the end of such 30-day period, then the Borrower shall prepay the Term Loans by an amount necessary so that the Security Maintenance Ratio is at least 2.0 to 1.0, or (C) the Borrower shall deposit with the Collateral Agent into the Cash Collateral Account an amount of cash necessary so that the Security Maintenance Ratio is at least 2.0 to 1.0.

            (ii) Collateral Disposition. Without prejudice to Section 2.6(c)(i) above,

                  (A) Following any Collateral Disposition, all Collateral Disposition Proceeds payable to or received by the Credit Parties shall on the date of receipt by such Credit Party be deposited with the Collateral Agent as security for the Obligations and applied in accordance with this Agreement.

                  (B) If no Event of Default has occurred and is continuing, then the Collateral Agent shall apply 100% of such Collateral Disposition Proceeds to prepay the Term Loans unless:

                        (1) if the Security Maintenance Ratio is at least 2.0 to 1.0 (calculated with respect to the Market Values set forth in the related Additional Appraisal Report and both with and without giving effect to or credit for the Mortgaged Term Loan Facility Rig affected by such Collateral Disposition or any related Collateral Disposition Proceeds), on or before the 90th day following such Collateral Disposition, either (x) the Parent Company or one of its Subsidiaries shall replace such disposed Mortgaged Term Loan Facility Rig with an offshore drilling rig of the same or superior type, class and value (as verified by a written appraisal report prepared by an Approved Rigbroker setting forth the Market Value of such replacement rig) as the disposed Mortgaged Term Loan Facility Rig or with another offshore drilling rig reasonably acceptable to the Collateral Agent (acting on the instruction of the Required Term Lenders) and for which the Collateral Agent has received a written appraisal report prepared by an Approved Rigbroker setting forth the Market Value of such replacement rig and granted an Acceptable Security Interest pursuant to a Rig Mortgage in relation thereto (together with any required amendments to any applicable Security Agreement and such evidence of corporate authority to enter into and such legal opinions in relation to such

                  Security Documents as the Collateral Agent may reasonably request) or (y) the Borrower shall deposit with the Collateral Agent into the Cash Collateral Account an amount of cash (including, without limitation, cash constituting Collateral Disposition Proceeds) equal to 50% of the Market Value of the disposed Mortgaged Term Loan Facility Rig;

                        (2) if the Security Maintenance Ratio is at least 2.0 to 1.0 (calculated with respect to the Market Values set forth in the Additional Appraisal Report and with giving effect to or credit for the Mortgaged Term Loan Facility Rig affected by such Collateral Disposition or any related Collateral Disposition Proceeds) but the Security Maintenance Ratio is less than 2.0 to 1.0 (calculated with respect to the Market Values set forth in the Additional Appraisal Report and without giving effect to or credit for the Mortgaged Term Loan Facility Rig affected by such Collateral Disposition or any related Collateral Disposition Proceeds), on or before the 30th day following such Collateral Disposition, either (x) the Parent Company or one of its Subsidiaries shall replace such disposed Mortgaged Term Loan Facility Rig in the manner described in Section 2.6(c)(ii)(B)(1)(x) and complied with the ancillary matters referred to therein or (y) the Borrower shall deposit with the Collateral Agent into the Cash Collateral Account an amount of cash (including, without limitation, cash constituting Collateral Disposition Proceeds) equal to 50% of the Market Value of the disposed Mortgaged Term Loan Facility Rig;

                        (3) if the Security Maintenance Ratio is less than 2.0 to 1.0 (calculated with respect to the Market Values set forth in the Additional Appraisal Report and both with and without giving effect to or credit for the Mortgaged Term Loan Facility Rig affected by such Collateral Disposition or any related Collateral Disposition Proceeds) and the Term Loans have been prepaid pursuant to Section 2.6(c)(i)(B) above, on or before the 30th day following such Collateral Disposition, either (x) the Parent Company or one of its Subsidiaries shall replace such disposed Mortgaged Term Loan Facility Rig in the manner described in Section 2.6(c)(ii)(B)(1)(x) and complied with the ancillary matters referred to therein or (y) the Borrower shall deposit with the Collateral Agent into the Cash Collateral Account an amount of cash (including, without limitation, cash constituting Collateral Disposition Proceeds) equal to 50% of the Market Value of the disposed Mortgaged Term Loan Facility Rig.

                  (C) If (1) no Event of Default has occurred and is continuing and (2) a replacement for any Mortgaged Term Loan Facility Rig affected by a Collateral Disposition or other arrangement permitted by Section 2.6(c)(ii)(B) shall have been made within the time periods provided for therein following such Collateral Disposition in accordance with Section 2.6(c)(ii)(B), then the Collateral Agent shall refund such Collateral Disposition Proceeds (together with accrued interest thereon) to the Borrower or any other Credit Party as appropriate.

                  (D) If an Event of Default has occurred and is continuing, the Collateral Agent shall apply such Collateral Disposition Proceeds in accordance with Section 7.6.

            (iii) Casualty Event. Without prejudice to Section 2.6(c)(i) above,

                  (A) Following any Casualty Event (if the Casualty Proceeds with respect thereto could reasonably be expected to exceed U.S.$5,000,000), all Casualty Proceeds payable to or received by the Credit Parties in respect of such Casualty Event shall on the date of receipt by such Credit Party be deposited with the Collateral Agent as security for the Obligations and applied in accordance with this Agreement.

                  (B) If (1) no Event of Default has occurred and is continuing, (2) the applicable Credit Party reasonably believes that all necessary repairs to any Mortgaged Term Loan Facility Rig affected by a Casualty Event can be completed within 270 days following such Casualty Event, and (3) during such 270-day period following such Casualty Event, the applicable Credit Party works diligently to complete all such repairs, then the Collateral Agent shall from time to time apply such Casualty Proceeds in payment for all necessary repairs to the extent that the costs of such repairs shall have been paid by a Credit Party upon receipt of satisfactory evidence of such repairs, and following completion of such repairs within 270 days after the Casualty Event and if no Event of Default has occurred and is continuing, the Collateral Agent shall refund the remainder of such Casualty Proceeds (together with accrued interest thereon), if any, to the Borrower or other appropriate Credit Party.

                  (C) If (1) no Event of Default has occurred and is continuing and (2) all necessary repairs to any Mortgaged Term Loan Facility Rig affected by a Casualty Event shall not have been made within 270 days following such Casualty Event, then the Collateral Agent shall apply 100% of the remaining Casualty Proceeds to prepay the Term Loans unless:

                        (x) the Parent Company or one of its Subsidiaries shall replace such affected Mortgaged Term Loan Facility Rig with an offshore drilling rig of the same or superior type, class and value (as verified by a written appraisal report prepared by an Approved Rigbroker setting forth the Market Value of such replacement rig) as the affected Mortgaged Term Loan Facility Rig or with another offshore drilling rig reasonably acceptable to the Collateral Agent (acting on the instruction of the Required Term Lenders) and for which the Collateral Agent has received a written appraisal report prepared by an Approved Rigbroker setting forth the Market Value of such replacement rig and granted an Acceptable Security Interest pursuant to a Rig Mortgage in relation thereto (together with any required amendments to any applicable Security Agreement and such evidence of corporate authority to enter into and such legal opinions in relation to such Security Documents as the Collateral Agent may reasonably request); or

                        (y) the Borrower shall deposit with the Collateral Agent into the Cash Collateral Account an amount of cash (including, without limitation, cash constituting Casualty Proceeds) equal to 50% of the decrease in Market Value of the affected Mortgaged Term Loan Facility Rig.

                  (D) If an Event of Default has occurred and is continuing, the Collateral Agent shall apply such Casualty Proceeds in accordance with Section 7.6.

            (iv) Debt Incurrence. The Borrower shall prepay the Term Loans by an amount equal to 100% of the Debt Incurrence Proceeds that the Parent Company or any of its Subsidiaries receives from each Debt Incurrence after the Closing Date within 30 days after the date of each such Debt Incurrence.

      (d)   Application of Prepayments. Each prepayment pursuant to this Section
2.6 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section
2.7 as a result of such prepayment being made on such date. All prepayments shall be applied to future scheduled principal payments in the inverse order of maturity. Notwithstanding the foregoing, any Term Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans pursuant to Section 2.6 above, in which case the aggregate amount of the prepayment that would have been applied to prepay such Term Loans but was so declined shall be retained by the Borrower.

      (e) Illegality. If any Term Lender shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Term Lender or its Applicable Lending Office to perform its obligations under this Agreement or to make or maintain Eurodollar Loans then outstanding hereunder, the Borrower shall, no later than 10:00 a.m. (New York time) (A) if not prohibited by law or regulation to maintain such Eurodollar Loans for the duration of the Interest Period, on the last day of the Interest Period for each outstanding Eurodollar Loan or (B) if prohibited by law or regulation to maintain such Eurodollar Loans for the duration of the Interest Period, on the second Business Day following its receipt of such notice, prepay all Eurodollar Loans of all of the Term Lenders then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.7 as a result of such prepayment being made on such date, (ii) each Term Lender shall simultaneously make a Base Rate Loan or, if not otherwise prohibited, make an Eurodollar Loan in an amount equal to the aggregate principal amount of the affected Eurodollar Loans, and (iii) the right of the Borrower to select Eurodollar Loans shall be suspended until such Term Lender shall notify Administrative Agent that the circumstances causing such suspension no longer exist. Each Term Lender agrees to use commercially reasonable efforts (consistent with its internal policies and subject to legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Term Lender, be otherwise disadvantageous to such Term Lender.

      (f) Effect of Notice. All notices given pursuant to this Section 2.6 shall be irrevocable and binding upon the Borrower.

      Section 2.7 Funding Losses. If (a) any payment of principal of any Eurodollar Loan is made other than on the last day of the Interest Period for such Term Loan as a result of any payment pursuant to Section 2.6 or the acceleration of the maturity of the Term Loans pursuant to Article VII or (b) if the Borrower fails to make a principal or interest payment with respect to any Eurodollar Loan on the date such payment is due and payable, the Borrower shall, within 3 Business Days of any written demand sent by any Term Lender to the Borrower through the Administrative Agent, pay to Administrative Agent for the account of such Term Lender any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Term Lender for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Term Lender to fund or maintain such Term Loan. Each Term Lender shall, as soon as reasonably practicable after a demand by the Administrative Agent , provide a certificate confirming the amount of its funding losses for any Interest Period in which they accrue.

      Section 2.8 Increased Costs.

      (a) Eurodollar Loans. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Term Lender of agreeing to make or making, funding or maintaining Eurodollar Loans, then the Borrower shall from time-to-time pay within five Business Days of demand by such Term Lender (with a copy of such demand to the Administrative Agent) to the Administrative Agent for the account of such Term Lender additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Term Lender for such increased cost; provided, however, that, before making any such demand, each Term Lender agrees to use commercially reasonable efforts (consistent with its internal policy and subject to legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Term Lender, be otherwise economically disadvantageous to such Term Lender. A certificate indicating the amount of such increased cost, detailing the calculation of such increased cost and explaining how and why such increased costs have been suffered by such Term Lender shall be submitted by such Term Lender to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error.

      (b) Capital Adequacy. If any Term Lender determines in good faith that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) implemented or effective after the Closing Date affects or would affect the amount of capital required or expected to be maintained by such Term Lender or any corporation controlling such Term Lender and that the amount of such capital is increased by or based upon the existence of such Term Lender's commitment to lend and other commitments of this type, then, upon demand by such Term Lender (with a copy of any such demand to the Administrative Agent), the Borrower shall within five Business Days of demand pay to the Administrative Agent for the account of such Term Lender as the case may be, from time-to-time as specified by such Term Lender, additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Term Lender, in light of such circumstances, with respect to such Term Lender, to the extent that such Term Lender reasonably determines such increase in capital to be allocable to the existence of such Term Lender's commitment to lend under this Agreement. A certificate as to such amount, detailing the calculation of such costs and explaining how and why such increased costs have been suffered by such Term Lender shall be submitted to the Borrower by the Term Lender, such certificate to be conclusive and binding for all purposes, absent manifest error.

      Section 2.9 Payments and Computations.

      (a) Payment Procedures. The Borrower shall make each payment under this Agreement not later than 12:00 p.m. (local time) on the day when due to the Administrative Agent at the Administrative Agent's address specified in Section
11.2 (or such other location as the Administrative Agent shall designate in writing to the Borrower) in immediately available funds. Each Term Loan shall be repaid and each payment of interest thereon shall be paid in Dollars. All payments shall be made without setoff, deduction, or counterclaim. The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, or a specific Term Lender pursuant to Section 2.3(b), 2.7, 2.8 or 2.10, but after taking into account payments effected pursuant to Section 11.4) in accordance with each Term Lender's Pro Rata Share to the Term Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Term Lender to such Term Lender for the account of its Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement.

      (b) Computations. All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and of fees shall be made by the Administrative Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

      (c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business

Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

      (d) Agent Reliance. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Term Lenders that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Term Lender on such date an amount equal to the amount then due to such Term Lender. If and to the extent the Borrower shall not have so made such payment in full to Administrative Agent, each Term Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Term Lender, together with interest, for each day from the date such amount is distributed to such Term Lender until the date such Term Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate for such day.

      Section 2.10 Taxes.

      (a) No Deduction for Certain Taxes. Any and all payments by the Borrower shall be made, in accordance with this Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding in the case of each Term Lender and the Administrative Agent, taxes imposed on or measured by its income or receipts, and franchise taxes imposed on it by either the jurisdiction under the laws of which such Term Lender or the Administrative Agent (as the case may be) is organized or any political subdivision of that jurisdiction or the jurisdiction of such Term Lender's Applicable Lending Office or any political subdivision of that jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Term Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions, such Term Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if the Borrower's obligation to deduct or withhold Taxes is caused solely by such Term Lender's or Administrative Agent's failure to provide the forms described in paragraph (e) of this Section 2.10 and such Term Lender or Administrative Agent could have provided such forms, no such increase shall be required; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

      (b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Credit Documents (hereinafter referred to as "Other Taxes").

      (c) Indemnification. If the Borrower fails to pay any Taxes or Other Taxes (that it is required to pay under the terms of this Agreement) to the appropriate taxing authority or other Governmental Authority and the Term Lender or the Administrative Agent (as the case may be) pays the amount due, the Borrower shall indemnify each Term Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Term Lender or the Administrative Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto (whether or not such Taxes or Other Taxes were correctly or legally asserted). Each payment required to be made by the Borrower in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within five Business Days from the date the Borrower receives written demand detailing the calculation of such amounts therefor from Administrative Agent on behalf of itself as Administrative Agent or any such Term Lender. If any Term Lender or the Administrative Agent receives a refund in respect of any taxes paid by the Borrower under this paragraph (c), such Term Lender or Administrative Agent, as the case may be, shall promptly pay to the Borrower its share of such refund. A certificate indicating the amount of such Taxes or Other Taxes and detailing the calculation of such Taxes or Other Taxes shall be submitted by such Term Lender to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error.

      (d) Evidence of Tax Payments. The Borrower will pay prior to delinquency all Taxes payable in respect of any payment. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment of such Taxes.

      (e) Foreign Lender Withholding Exemption. Each Term Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent on the Closing Date or upon, the effectiveness of any Assignment and Acceptance (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Term Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Term Lender which delivers to the Borrower and the Administrative Agent a Form W-8BEN or W-8ECI and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of Form W-8BEN or W-8ECI and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying in the case of a Form W-8BEN or W-8ECI that such Term Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred after the date of this Agreement, but prior to the date on which any delivery required by the preceding sentence would otherwise be required and the event renders all such forms inapplicable or which would prevent any Term Lender from duly completing and delivering any such form with respect to it and such Term Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Term Lender shall not be required to deliver such forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Term Lender failing to timely provide the requisite Internal Revenue Service forms.

      (f) Repayment under Certain Circumstances. If the Borrower is required by any law or regulation to make any deduction or withholding from any sum payable by it under this Agreement and is prevented by law from fulfilling the related gross-up obligation, upon written notice to the Borrower from the Administrative Agent (which shall give such notice if, and only if, so requested by any Term Lender) the relevant Term Loans shall be repaid within 30 days of the date such notice is received by the Borrower together with accrued interest and any amounts owing under Section 2.7.

      (g) Change of Applicable Lending Office. Each Term Lender agrees to use commercially reasonable efforts (consistent with its internal policies and subject to legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Term Lender, be otherwise disadvantageous to such Term Lender.

      Section 2.11 Sharing of Payments, Etc. If any Term Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Term Loans made by it in excess of its Pro Rata Share of payments on account of the Term Loans obtained by all the Term Lenders, such Term Lender shall notify the Administrative Agent and forthwith purchase from the other Term Lenders such participations in the Term Loans made by them as shall be necessary to cause such purchasing Term Lender to share the excess payment ratably in accordance with the requirements of this Agreement with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Term Lender, such purchase from each Term Lender shall be rescinded and such Term Lender shall repay to the purchasing Term Lender the purchase price to the extent of such Term Lender's ratable share (according to the proportion of (a) the amount of the participation sold by such Term Lender to the purchasing Term Lender as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Term Lender's ratable share (according to the proportion of (i) the amount of such Term Lender's required repayment to the purchasing Term Lender to (ii) the total amount of all such required repayments to the purchasing Term Lender) of any interest or other amount paid or payable by the purchasing Term Lender in respect of the total amount so recovered. The Borrower agrees that any Term Lender so purchasing a participation from another Term Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Term Lender were the direct creditor of the Borrower in the amount of such participation.

      Section 2.12 Applicable Lending Offices. Each Term Lender may book its Term Loans at any Applicable Lending Office selected by such Term Lender and may change its Applicable

Lending Office from time to time. All terms of this Agreement shall apply to any such Applicable Lending Office and the Term Loans shall be deemed held by each Term Lender for the benefit of such Applicable Lending Office. Each Term Lender may, by written notice to the Administrative Agent and the Borrower designate replacement or additional Applicable Lending Offices through which Term Loans will be made by it and for whose account repayments are to be made.

      Section 2.13 Cash Collateral Account.

      (a) If the Borrower elects to deposit funds in the Cash Collateral Account pursuant to Section 2.6, then the Borrower and the Collateral Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Collateral Agent's standard form of assignment of deposit accounts, that the Collateral Agent requests in connection therewith to establish the Cash Collateral Account and grant the Collateral Agent a first priority security interest in such account and the funds therein.

      (b) So long as no Event of Default exists, the Collateral Agent shall release to the Borrower at the Borrower's written request any funds held in the Cash Collateral Account either (i) on the earlier of (A) the date on which the Borrower would be in compliance with the Security Maintenance Ratio without giving effect to such funds held in the Cash Collateral Account or (B) the Parent Company or one of its Subsidiaries shall have replaced such disposed Mortgaged Term Loan Facility Rig in the manner described in Section 2.6(c)(ii)(B)(1)(x) above and complied with the ancillary matters referred to therein or (ii) on the earliest of (A) the date on which the Borrower would be in compliance with the Security Maintenance Ratio without giving effect to such funds held in the Cash Collateral Account, (B) the Credit Party who owned such affected Mortgaged Term Loan Facility Rig shall have repaired such affected Mortgaged Term Loan Facility Rig in the manner described in Section 2.6(c)(iii)(B) above, or (C) the Parent Company or one of its Subsidiaries shall have replaced such affected Mortgaged Revolving Credit Facility Rig in the manner described in Section 2.6(c)(iii)(C)(x) above and complied with the ancillary matters referred to therein. During the existence of any Event of Default, the Collateral Agent may apply any funds held in the Cash Collateral Account to the Obligations in the order of priority set out in Section 7.6.

                                   ARTICLE III

                              CONDITIONS OF LENDING

      Section 3.1 Conditions Precedent to Term Loans. The obligation of each Term Lender to make its Term Loans is subject to the conditions precedent that:

      (a) Documentation. On or before the day on which the initial Borrowing is made, the Administrative Agent and the Term Lenders shall have received the following, each dated on or before such day, duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent and the Term Lenders:

            (i)   this Agreement and all attached Exhibits and Schedules;

            (ii) any Term Note requested by a Term Lender pursuant to Section 2.2(g) payable to the order of such requesting Term Lender in the amount of its Term Commitment;

            (iii) the Security Agreements executed by each Credit Party that owns or operates one or more vessels granting to the Collateral Agent for the benefit of the Term Secured Parties a Lien in earnings and the Insurance Policies with respect to the Mortgaged Term Loan Facility Rigs to secure the Obligations, in each case together with UCC-1 financing statements and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such collateral;

            (iv) the Rig Mortgages executed by each Credit Party that owns one or more vessels granting a Lien to the Collateral Agent in the Initial Mortgaged Term Loan Facility Rigs to secure the Obligations, together with any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Initial Mortgaged Term Loan Facility Rigs and the revenues therefrom;

            (v) certificates from the appropriate Governmental Authority certifying as to the good standing, existence and authority of each of the Credit Parties in all jurisdictions where required by the Administrative Agent;

            (vi) certificates from a Responsible Officer of the Borrower stating that (A) all representations and warranties of such Person set forth in this Agreement and in the other Credit Documents to which it is a party are true and correct in all material respects; (B) no Default has occurred and is continuing; and (C) the conditions in this Section 3.1 have been met;

            (vii) copies, certified as of the Closing Date by a Secretary or an Assistant Secretary of the appropriate Person of (A) the resolutions of the Board of Directors of each Credit Party approving the Credit Documents to which it is a party and the transactions contemplated thereby, (B) the organizational documents of each Credit Party, and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Credit Documents;

            (viii) certificates of a Secretary or an Assistant Secretary of each of the Credit Parties certifying the names and true signatures of officers of the Credit Parties authorized to sign this Agreement, the Notice of Borrowing and the other Credit Documents to which such Credit Parties are a party;

            (ix) a detailed report from the Parent Company's independent maritime insurance broker with respect to all Insurance Policies in effect with respect to the Initial Mortgaged Term Loan Facility Rigs, specifying for each such Insurance Policy the amount thereof, the risks insured against thereby, the name of the insurer and each insured party thereunder and the policy or other identification number thereof, together with a certificate from such broker certifying that all such Insurance Policies are (A) in full force and effect, (B) are placed with such insurance companies, underwriters or associations, in such amounts, against such risks, and in such form, as are normally issued against by Persons of similar size and established reputation engaged in the same or similar businesses and similarly situated and as are necessary or advisable for the protection of the Collateral Agent as mortgagee and (C) conform with the requirements of this Agreement;

            (x) a favorable opinion of Baker Botts L.L.P., counsel to the Borrower, substantially in the form of the attached Exhibit H;

            (xi) a favorable opinion of the general counsel of the Parent Company substantially in the form of the attached Exhibit I;

            (xii) favorable opinions reasonably satisfactory to the Administrative Agent covering the items in the attached Exhibit J from local counsel located in Panama and Vanuatu;

            (xiii) a certificate from the chief financial officer of the Parent Company addressed to the Administrative Agent and each of the Term Lenders, which shall be in form and in substance reasonably satisfactory to the Administrative Agent, regarding the matters set forth in Section 4.26;

            (xiv) a certificate from the chief financial officer of the Parent Company addressed to the Administrative Agent and each of the Term Lenders, which shall be in form and in substance reasonably satisfactory to the Administrative Agent and shall reaffirm that as of the Closing Date the projections prepared by the Borrower and included in the Confidential Information Memorandum are true and correct in all material respects based upon the assumptions stated therein and the best information reasonably available to such officer at the time such projections were made and shall describe any changes therein and state that such changes shall not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change to occur;

            (xv) copies of each of the Merger Documents certified by a Secretary or an Assistant Secretary of the Borrower (A) as being true and correct copies of such documents as of the Closing Date, and (B) as being in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof without the prior written consent of the Administrative Agent;

            (xvi) copies of each promissory note evidencing Intercompany Debt;

            (xvii) a copy of the formal report or "management letter" submitted to the Parent Company by its independent accountants in connection with the annual audit made by it of the books of the Parent Company for the fiscal year ending 2001;

            (xviii) acknowledgment from CT Corporation System with respect to its irrevocable appointment by each Credit Party pursuant to Section 11.13(b); and

            (xix) such other documents, governmental certificates and agreements as the Administrative Agent or any Term Lender may reasonably request.

      (b) Merger. The Merger shall have been consummated by the Borrower and its Subsidiaries, and all other conditions to the Merger shall have been satisfied in form and substance satisfactory to the Administrative Agent. All legal, financial, accounting, governmental, tax and regulatory matters, and fiduciary aspects of the Merger and the terms, conditions and structure of the proposed financing must be reasonably acceptable to the Administrative Agent.

      (c) Rating. The Administrative Agent shall have received a letter from S&P or Moody's confirming its rating of Index Debt as BB+ or higher or Ba2 or higher, as applicable.

      (d) Due Diligence. The Administrative Agent and the Term Lenders shall have completed satisfactory due diligence review of the assets, liabilities, business, operations and condition (financial or otherwise) of the Parent Company and its Subsidiaries, including, but not limited, to a review of their Contingent Obligations, product liabilities, intellectual property, and all legal, financial, accounting, governmental, tax and regulatory matters, and fiduciary aspects of the proposed financing.

      (e) Payment of Fees. On the Closing Date, the Borrower shall have paid the fees required to be paid to the Agents, the Arranger, and the Term Lenders and all costs and expenses which have been invoiced and are payable pursuant to
Section 10.4.

      (f) Other Indebtedness. The Administrative Agent shall be reasonably satisfied with the terms, conditions and amounts of any other Debt of the Parent Company and its Subsidiaries. All Intercompany Debt required to be subordinated pursuant to Section 6.2 shall have been subordinated to the Obligations on terms and conditions satisfactory in form and substance to the Administrative Agent.

      (g) Termination of Existing Bank Facility. The Administrative Agent and the Term Lenders shall have received sufficient evidence indicating that simultaneously with the making of the Term Loans, the obligations of the Borrower and its Subsidiaries under the Existing Bank Facility will be repaid with the proceeds of such Term Loans and all obligations of the Borrower and its lenders under the Existing Bank Facility shall be terminated (including, without limitation, any obligations of any Subsidiary of the Borrower in respect of guaranties and security agreements executed in connection with such Existing Bank Facility but excluding any obligations which expressly survive the repayment of the amounts owing under the Existing Bank Facility) such that the Liens existing in respect of the Existing Bank Facility shall be terminated and replaced with the Liens for the benefit of the Term Secured Parties or the Finance Parties (as applicable) and encumbering the same Property.

      (h) Business Plan; Financial Statements. The Administrative Agent and the Term Lenders shall have received true and correct copies of the Credit Parties and their Affiliates' business and financial plan for the years 2002 through 2007, together with a written analysis of such business and financial plan, in form and substance satisfactory to the Administrative Agent. The Administrative Agent and the Term Lenders shall have received true and correct copies of the Financial Statements and such other financial information as the Administrative Agent may reasonably request. The actual results of operations for such periods shall not, individually or in the aggregate, differ from the results of operations projected for such period in the financial projections previously supplied to the Administrative Agent or included in the Confidential Information Memorandum in any respect that would cause a Material Adverse Change to occur.

      (i) Initial Rig Appraisal Reports. The Administrative Agent shall have received two satisfactory appraisals (on a fair market value basis) of the Initial Mortgaged Term Loan Facility Rigs dated no more than 90 days prior to the Closing Date. Such appraisals shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be prepared by Approved Rigbrokers. Such appraisals shall affirm that the Security Maintenance Ratio is greater than or equal to 2.0 to 1.0 on the Closing Date.

      (j) Security Documents. The Collateral Agent shall have received all appropriate evidence required by the Collateral Agent in its sole discretion necessary to determine that arrangements have been made for the Collateral Agent for the benefit of Term Secured Parties to have an Acceptable Security Interest in the Collateral, including, without limitation, (i) the delivery to the Collateral Agent of such financing statements under the Uniform Commercial Code for filing in such jurisdictions as the Collateral Agent may require, (ii) the delivery to the Collateral Agent of the Rig Mortgages for filing in such jurisdictions as the Collateral Agent may require, (iii) lien, tax and judgment searches conducted on the Credit Parties reflecting no Liens other than Permitted Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement and (iv) lien releases with respect to any Collateral currently subject to a Lien other than Permitted Liens.

      (k) No Default. No Default shall have occurred and be continuing or would result from such Term Loan or from the application of the proceeds therefrom.

      (l) Representations and Warranties. The representations and warranties contained in Article IV hereof and in each other Credit Document shall be true and correct before and after giving effect to the Term Loans and to the application of the proceeds from such Term Loans from the date of the Term Loans, as though made on and as of such date.

      (m) No Material Adverse Change. No event or events which, individually or in the aggregate, has had or is reasonably likely to cause a Material Adverse Change shall have occurred.

      (n) No Proceeding or Litigation; No Injunctive Relief. No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or any transaction contemplated hereby or (ii) which, in any case, in the reasonable judgment of the Administrative Agent, could reasonably be expected to cause a Material Adverse Change.

      (o) Consents, Licenses, Approvals, etc. The Administrative Agent shall have received true copies (certified to be such by the Borrower or other appropriate party) of all consents, licenses and approvals required in accordance with applicable law in connection with the execution, delivery, performance, validity and enforceability of the Merger, this Agreement and the other Credit Documents. In addition, the Parent Company and Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Parent Company and its Subsidiaries, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.

      (p) Environmental Certificates. The Administrative Agent shall have received copies of Certificates of Inspection, Certificates of Compliance, Vessel Certificates of Financial Responsibility (Water Pollution) or International Oil Pollution Prevention Certificate, each issued by the United States Coast Guard (or the substantial equivalent in the case of foreign assets if available) for each of the Initial Mortgaged Term Loan Facility Rigs and shall be reasonably satisfied with the contents thereof.

      (q) Revolving Credit Agreement. The conditions precedent to the effectiveness of the Revolving Credit Agreement shall have been satisfied or waived in form and substance satisfactory to the Administrative Agent prior to or contemporaneously with the Closing Date.

      Section 3.2 Determinations Under Section 3.1. For purposes of determining compliance with the conditions specified in Section 3.1, each Term Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Term Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Term Lender prior to the Borrowings hereunder specifying its objection thereto and such Term Lender shall not have made available to the Administrative Agent such Term Lender's ratable portion of such Borrowings.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      Each Credit Party jointly and severally represents and warrants as follows:

      Section 4.1 Existence; Subsidiaries. Each of the Credit Parties is duly formed, validly existing, and in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its formation and in good standing (to the extent the concept of good standing is applicable in such jurisdiction) and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification and where a failure to be qualified could reasonably be expected to cause a Material Adverse Change.

      Section 4.2 Power and Authority. Each of the Credit Parties has the organizational power and authority to execute and deliver the Credit Documents to which it is a party and to perform its obligations thereunder. The execution, delivery, and performance by the Credit Parties of this Agreement and the other Credit Documents to which each is a party and the consummation of the transactions contemplated hereby (a) have been duly authorized by all necessary organizational action, (b) do not contravene (i) such Credit Party's organizational documents, (ii) any material Legal Requirement binding on or affecting such Credit Party, or (iii) the provisions of any indenture or material instrument or agreement to which such Credit Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except, in the case of clauses (ii) and (iii), for which a prior consent, waiver, authorization or approval has been (or will timely be) obtained, and (c) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of the making of the Term Loans, the Term Loans and the use of the proceeds of the Term Loan will (a) be within the Borrower's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) not contravene (i) the Borrower's certificate of incorporation or bylaws or (ii) any material Legal Requirement binding on or affecting the Borrower, except for which a prior consent, waiver, authorization or approval has been (or will timely be) obtained, and (d) not result in or require the creation or imposition of any Lien prohibited by this Agreement.

      Section 4.3 Authorization and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required on the part of the Credit Parties for the due execution, delivery and performance by the Credit Parties of this Agreement and the other Credit Documents to which each is a party or the consummation of the transactions contemplated thereby, except actions by, and notices to or filings with, Governmental Authorities (including, without limitation, the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Credit Documents (including, without limitation, to effect the Merger, to release existing Liens on the Collateral or to comply with requirements to perfect, and/or maintain the perfection of, Liens created for the benefit of the Term Secured Parties). At the time of the making of the Term Loan, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required on the part of the Credit Parties for the borrowing of the Term Loans or the use of the proceeds of such Term Loans, except actions by, and notices to or filings with, Governmental Authorities (including, without limitation, the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Credit Documents (including, without limitation, to effect the Merger, to release existing Liens on the Collateral or to comply with requirements to perfect, and/or maintain the perfection of, Liens created for the benefit of the Term Secured Parties).

      Section 4.4 Enforceable Obligations. This Agreement and the other Credit Documents to which each of the Credit Parties is a party have been duly executed and delivered by such Credit Party. Assuming that each has been duly authorized, executed and delivered by the other parties thereto, each Credit Document to which each Credit Party is a party is the legal, valid, and binding obligation of such Credit Party and is enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors' rights generally or general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law or under applicable legal codes).

      Section 4.5 Financial Statements.

      (a) The Parent Company has delivered to the Administrative Agent the Financial Statements, and the Financial Statements are accurate and complete in all material respects and present fairly in all material respects the consolidated financial condition of the Parent Company and its Subsidiaries as of their respective dates and for their respective periods in accordance with GAAP. As of the date of the Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Parent Company or any of its Subsidiaries, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP.

      (b)   Since December 31, 2001, no Material Adverse Change has occurred.

      Section 4.6 True and Complete Disclosure. All factual information (whether delivered before or after the Closing Date) furnished by or on behalf of the Credit Parties in writing to the Administrative Agent and the Term Lenders for purposes of or in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby is true and accurate in all material respects as of the date as of which such information is dated or certified (or, if not dated and certified, as of the date as of which such information is provided) and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading as of such time (in light of circumstances and facts known at such time).

      Section 4.7 Litigation. There is no pending or, to the knowledge of any Responsible Officer, threatened action or proceeding affecting the Parent Company or any of its Subsidiaries before any court, Governmental Authority or arbitrator, that could reasonably be expected to cause a Material Adverse Change or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Term Note or any other Credit Document. Additionally, there is no pending or, to the knowledge of any Responsible Officer of the Parent Company, threatened action or proceeding instituted against the Parent Company or any of its Subsidiaries which seeks to adjudicate the Parent Company or any of its Subsidiaries as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

      Section 4.8 Use of Proceeds. The proceeds of the Term Loans will be used by the Borrower and its Subsidiaries for the purposes described in Section 5.8. The Parent Company and its Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Term Loan will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

      Section 4.9 Investment Company Act. None of the Parent Company or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section 4.10 Public Utility Holding Company Act. None of the Parent Company or any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", as such terms are used in the Public Utility Holding Company Act of 1935, as amended.

      Section 4.11 Taxes. All material federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Parent Company or any member of the Controlled Group (hereafter collectively called the "Tax Group") have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed (except where any obligation to so file is being contested in good faith and by appropriate proceedings and after adequate reserves for such items have been made in accordance with GAAP), and all taxes (which are material in amount) and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings and after providing adequate reserves therefor. Except as disclosed in writing to the Administrative Agent from time to time, none of the Parent Company or any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the Property owned by the Parent Company or any other member of the Tax Group is Property which the Parent Company or any member of the Tax Group is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Parent Company and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all material sales and use taxes required by applicable law have been made by the Parent Company and all other members of the Tax Group.

      Section 4.12 Pension Plans. No Termination Event has occurred with respect to any Plan, and each Plan has complied in all material respects with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. To the extent either any such action or inaction could reasonably be attributable to the Parent Company or to the knowledge of a Responsible Officer of the Parent Company, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied in all material respects with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits in any amount that could reasonably be expected to cause a Material Adverse Change. None of the Parent Company or any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, none of the Parent Company or any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the Closing Date and current factual circumstances, the Parent Company has no reason to believe that the annual cost during the term of this Agreement to the Parent Company or any of its Subsidiaries for post-retirement benefits to be provided to the current and former employees of the Parent Company or any of its Subsidiaries under welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

      Section 4.13 Condition of Property; Casualties. (a) Except as otherwise permitted by this Agreement, including, without limitation, Section 4.16 and the requirements of Section 2.6, the material Property necessary for the conduct of business of the Parent Company and its Subsidiaries are in good repair and working condition, normal wear and tear excepted and (b) none of the Parent Company or any of its Subsidiaries has knowingly or willfully permitted the commission of waste or other injury or released Hazardous Substances on or about owned or operated property in violation of applicable Environmental Laws.

      Section 4.14 Insurance. Each of the Parent Company and its Subsidiaries carries the insurance required to be carried under Section 5.2 of this Agreement. The amount of acceptance of first loss in lieu of paying premiums on the Closing Date is not more than $10,000,000. As of the Closing Date, all of the Mortgaged Term Loan Facility Rigs have insurance covering War Risks.

      Section 4.15 No Defaults. None of the Parent Company or any of its Subsidiaries is in default under or has received any notice of default with respect to any contract, agreement, lease or other instrument to which the Parent Company or any of its Subsidiaries is a party and which is continuing and, if not cured, could reasonably be expected to cause a Material Adverse Change.

      Section 4.16 Environmental Condition. Except as disclosed on the attached
Schedule 4.16:

      (a) The Parent Company and its Subsidiaries (i) have obtained all material Environmental Permits necessary for the ownership and operation of their respective material Properties and the conduct of their respective businesses; (ii) have been and are in compliance with all material terms and conditions of such Environmental Permits and with all other material requirements of applicable Environmental Laws; (iii) have not received notice of any material violation or alleged violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any material actual or contingent Environmental Claim.

      (b) None of the present or previously owned or operated Properties of the Parent Company or of any of its present or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, CERCLIS, or, to the knowledge of any Responsible Officer, their state or local analogs, nor has the Parent Company or any of its Subsidiaries been otherwise notified of the designation, listing or identification of any Property of the Parent Company or any of its present or former Subsidiaries as a potential site for material removal, remediation, cleanup, closure, restoration, reclamation, or other material response activity under any Environmental Laws (except as such activities may be required by permit conditions); (ii) is subject to a material Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Parent Company or any of its present or former Subsidiaries, wherever located; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that could cause a Material Adverse Change and none of the Parent Company or any of its present or former Subsidiaries has generated or transported or has caused to be generated or transported Hazardous Substances to any third party site which could reasonably be expected to result in the need for Response that could cause a Material Adverse Change.

      (c) Without limiting the foregoing, the present and future liability, if any, of the Parent Company or any of its Subsidiaries, which could reasonably be expected to arise in connection with requirements under Environmental Laws could not reasonably be expected to cause a Material Adverse Change.

      Section 4.17 Title to Property, Etc.

      (a) Each of the Parent Company and its Subsidiaries has good and marketable title in all its Property, except where the failure to have such good and marketable title could not reasonably be expected to cause a Material Adverse Change, and none of such Property is subject to any Lien, except Permitted Liens.

      (b) Schedule 4.17 sets forth the Initial Mortgaged Term Loan Facility Rigs of the Credit Parties on the Closing Date and identifies the registered owner, flag, official or patent number, as the case may be, the home port, class, location and operating status on the Closing Date after giving effect to the Merger.

      Section 4.18 Security Interests. On the Closing Date, all governmental actions and all other filings, recordings, registrations, third party consents, and other actions which are necessary to create and perfect the Liens provided for in the Security Documents will have been made, obtained, and taken in all relevant jurisdictions, or satisfactory arrangements will have been made for all governmental actions and all other filings, recordings, registrations, third party consents, and other actions which are necessary to create and perfect the Liens provided for in the Security Documents to be made, obtained, or taken in all relevant jurisdictions. Upon the filing of the Security Documents referred to in this Section 4.18, each of the Security Documents creates, as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, to the extent perfection of a security interest or Lien is governed by
Article 9 of the UCC (as defined in the applicable Security Documents) or the Ship Mortgage Act (as defined in the Rig Mortgages), and subject to no other Liens (other than Permitted Liens) in favor of the Collateral Agent for the ratable benefit of the Term Secured Parties. Except with respect to filings or recordings required in order to perfect the security interests in earnings, no filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Collateral Agent, for filing on or promptly after the date of) the execution and delivery thereof.

      Section 4.19 Subsidiaries; Corporate Structure. The Subsidiaries of the Borrower listed on Schedule 4.19 constitute all of the Subsidiaries of the Borrower on the Closing Date after giving effect to the Merger. Schedule 4.19 correctly lists the names, ownership and jurisdictions of incorporation or formation of each of the Borrower's Subsidiaries as of the Closing Date after giving effect to the Merger.

      Section 4.20 Labor Relations. None of the Parent Company nor its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Change. There is (a) no unfair labor practice complaint pending against the Parent Company or any of its Subsidiaries or, to the knowledge of any Responsible Officer, threatened against any of them, before the National Labor Relations Board (or any successor United States federal agency that administers the National Labor Relations Act), and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Parent Company or any of its Subsidiaries or, to the knowledge of any Responsible Officer, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against the Parent Company or any of its Subsidiaries or, to the knowledge of any Responsible Officer, threatened against the Parent Company or any of its Subsidiaries and (c) no union representation petition existing with respect to the employees of the Parent Company or any of its Subsidiaries and no union organizing activities are taking place, except with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate, such as could not reasonably be expected to have a Material Adverse Change.

      Section 4.21 Merger. The Borrower has delivered to the Administrative Agent true, correct, and complete copies of the Merger Documents as in effect on the Closing Date.

      Section 4.22 Senior Debt. The Obligations of the Parent Company under
Article VIII of this Agreement constitute "Senior Indebtedness" as defined in the Subordinated Indenture.

      Section 4.23 Guarantors. All of the Borrower's Material Subsidiaries are Guarantors under Article VIII hereof.

      Section 4.24 Citizenship. Each Credit Party which owns a Mortgaged Term Loan Facility Rig is qualified to own and operate such Mortgaged Term Loan Facility Rig under the laws of the jurisdiction in which any such Mortgaged Term Loan Facility Rig is flagged, if such qualification is required.

      Section 4.25 Intellectual Property. The Parent Company and each of its Subsidiaries has obtained all material patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property rights, that are necessary for the operation of their businesses taken as a whole as presently conducted.

      Section 4.26 Solvency.

      (a) Immediately after the consummation of the transactions to occur on the Closing Date and after giving effect to the Borrowing contemplated under this Agreement and the application of the proceeds thereof, (i) the fair value of the assets of the Parent Company and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Parent Company and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the Property of the Parent Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Parent Company and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Parent Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Parent Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

      (b) The Parent Company does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, on a consolidated basis, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Debt or the Debt of such Subsidiary.

      Section 4.27 Compliance with Laws. The Parent Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to cause a Material Adverse Change. The Parent Company and its Subsidiaries are in compliance in all material respects with the International Maritime Organization's International Management Code for the Safe Operation of Ships and Pollution Prevention ("ISM Code"), to the extent applicable, and have established and implemented a safety management system and such other procedures as required by the ISM Code, to the extent applicable.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      So long as the Term Loans or any amount under any Credit Document shall remain unpaid, the Borrower agrees, unless the Consolidated Required Lenders otherwise consent in writing, to comply with the following covenants.

      Section 5.1 Compliance with Laws, Etc. The Parent Company shall, and shall cause each of its Subsidiaries to, comply with all Legal Requirements except where the failure to so comply could not reasonably be expected to cause a Material Adverse Change. Without limiting the generality and coverage of the foregoing, the Parent Company shall, and shall cause each of its Subsidiaries to, comply with all applicable Environmental Laws, and all Legal Requirements with respect to equal employment opportunity and employee safety in all jurisdictions in which the Parent Company and its Subsidiaries do business including, if applicable, the ISM Code, except where the failure to so comply could not reasonably be expected to cause a Material Adverse Change.

      Section 5.2 Maintenance of Insurance.

      (a)   Generally.

            (i) Except as otherwise specifically provided below, the Parent Company shall, and shall cause each of its Subsidiaries to, at their own expense, maintain insurance with financially sound and reputable insurance companies or associations in such amounts (and with co-insurance and deductibles) as are usually insured against by Persons of similar size and established reputation engaged in the same or similar businesses and similarly situated, including insurance against fire, casualty, business interruption, injury to Persons or property and other normal hazards normally insured against.

            (ii) The Parent Company shall, and shall cause each of its Subsidiaries to, renew all such insurance, including, without limitation, the Insurance Policies, as they expire and so as to ensure that there is no gap in coverage, keep the Collateral Agent advised of the progress of such renewals, and shall provide evidence of such renewal in writing to the Collateral Agent as and when each such renewal is effected.

            (iii) The Parent Company shall, and shall cause each of its Subsidiaries to, punctually pay all premiums, calls, contributions or other sums payable in respect of such insurance, including, without limitation, the Insurance Policies, and produce all relevant receipts when so required by the Collateral Agent and all Insurance Policies shall provide that there shall be no recourse against the Collateral Agent or any other Term Secured Party for unpaid premiums or calls.

            (iv) The Parent Company shall, and shall cause each of its Subsidiaries to, upon the written request of the Collateral Agent, deliver to the Collateral Agent true and complete copies of all such insurance policies, including, without limitation, the Insurance Policies.

            (v) Upon the written request of the Collateral Agent, provided no such request shall be made more frequently than once per year, the Parent Company shall deliver to the Collateral Agent copies of all cover notes, binders and certificates of entry and all endorsements and riders supplemental thereto in respect of Insurance Policies maintained pursuant to this Section 5.2.

            (vi) None of the Credit Parties shall declare or agree with the underwriters that a Mortgaged Term Loan Facility Rig is a Total Loss without the prior written consent of the Collateral Agent.

      (b) Hull and Machinery/Increased Value Insurance. With respect to hull and machinery/increased value insurance each of the Credit Parties shall insure or shall cause that the Parent Company or the relevant Subsidiary of the Parent Company owning the same insures each Mortgaged Term Loan Facility Rig, or cause each Mortgaged Term Loan Facility Rig to be insured, against loss, damage, fire and such other perils as are customary in the industry, for an amount which is at least the Market Value of such Mortgaged Term Loan Facility Rig and when such amount is aggregated with the amount of such insurance coverage on the other Mortgaged Term Loan Facility Rigs, such aggregate amount shall be at least 200% of the aggregate Term Loans (less any deductible). In addition, the Credit Parties shall, at their own expense, obtain, for and on behalf of the Collateral Agent, a mortgagee's single interest policy providing coverage which, when aggregated with the amount of such insurance coverage on the other Mortgaged Term Loan Facility Rigs, shall be at least 200% of the aggregate Term Loans. Such insurance shall cover marine perils on hull and machinery, and shall be maintained in the broadest forms available (on reasonable commercial terms as the Credit Parties shall see fit and reasonably acceptable to the Collateral Agent) in the American and British insurance markets or in such other major international markets acceptable to the Collateral Agent.

      (c) Comprehensive Third Party Liability. The Credit Parties shall maintain insurance (or its equivalent) covering comprehensive third party liability on the Mortgaged Term Loan Facility Rigs in an aggregate amount not less than 100% of the Term Loans. The Credit Parties shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity (or its equivalent).

      (d) War Risks. The Credit Parties shall at all times maintain insurance (or its equivalent) covering War Risks on all of the Mortgaged Term Loan Facility Rigs; provided, however, that (i) if the premiums associated therewith increase by more than 30% above the premiums in effect on the Closing Date, as certified in writing by the Parent Company's independent maritime insurance broker, then the Credit Parties shall only be obligated to maintain insurance (or its equivalent) covering War Risks on Mortgaged Term Loan Facility Rigs, so that the aggregate amount of War Risk coverage is not less than 150% of the Term Loans, and including, in any event, the Pride North America and each of the Mortgaged Term Loan Facility Rigs that have a Market Value equal to or greater than $40,000,000 (as set forth in the most recent Rig Appraisal Reports covering such Mortgaged Term Loan Facility Rig) located outside of the Gulf of Mexico shall remain at all times covered against War Risks by insurance (or its equivalent) by the Credit Parties; and (ii) if from time to time, insurance (or its equivalent) covering War Risks becomes unavailable in certain geographical areas, as certified in writing by the Parent Company's independent maritime insurance broker, then the Credit Parties shall maintain insurance (or its equivalent) covering War Risks on such other unaffected Mortgaged Term Loan Facility Rigs so that the aggregate amount of War Risk coverage is not less than 150% of the Term Loans. Promptly after such insurance (or its equivalent) covering War Risks becomes available again, then the Credit Parties shall reinstate the coverage set forth in clause (i) above. The Credit Parties shall arrange for the execution of such guarantees as may from time to time be required by any war risks association.

      (e) Mortgagee Right Insurance. If the Parent Company's Index Debt is rated less than BB- by S&P or Ba3 by Moody's, the Credit Parties shall maintain insurance (or its equivalent) covering the risks of repossession on the Mortgaged Term Loan Facility Rigs operating under charters or in jurisdiction implying potential repossession risks, as determined by the Collateral Agent or acting under the instruction of the Required Term Lenders.

      (f) United States Operations. At all times during which one or more Mortgaged Term Loan Facility Rigs is operating within the jurisdiction of the United States of America, the Credit Parties shall maintain with respect to such Mortgaged Term Loan Facility Rigs:

            (i) insurance or post bonds or maintain approved evidence of financial responsibility (including, without limitation, qualification as a "qualified self-insurer" by the United States Coast Guard) with respect to such Mortgaged Term Loan Facility Rigs to cover the actual cost of removal of discharged oil for which such Credit Party or the Collateral Agent may be held strictly liable (or held liable due to negligence of such Credit Party or any other Person) under the Clean Water Act of 1977, as amended, the Oil Pollution Act 1990 (33 U.S.C. Section 2701 et seq.), as amended, or the Outer Continental Shelf Lands Act, as amended, or under any other Legal Requirement, including, without limitation, any Environmental Law, of any Governmental Authority that, now or in the future, may apply to such Mortgaged Term Loan Facility Rigs or to the Credit Parties, such Mortgaged Term Loan Facility Rigs or their operations; and

            (ii) such worker's compensation or longshoremen's and harbor workers' insurance as shall be required by applicable law, including endorsements for foreign and Outer Continental Shelf operations, borrowed servant, voluntary compensation and in rem claims.

      (g) Self Insurance. The Parent Company and its Subsidiaries may maintain acceptance of first loss in lieu of paying premiums compatible with the standards set forth herein in an amount which is the lesser of (i) U.S.$25,000,000 or (ii) 5% of the Market Value of the Mortgaged Term Loan Facility Rigs (as set forth in the most recent Rig Appraisal Reports covering such Mortgaged Revolving Credit Facility Rigs) in the aggregate on an annualized basis after deductibles and self insurance retention.

      (h) Collateral Agent as Additional Insured. Other than with respect to worker's compensation policies, each Insurance Policy maintained in compliance with this Section 5.2 shall be endorsed showing the Collateral Agent as an additional insured, or a loss payee, as applicable. All Insurance Policies required by the terms of this Section 5.2 shall provide that at least 30 days' (except 48 hours for War Risk) prior written notice be given to the Collateral Agent by the underwriters or association of any termination, cancellation, reduction or other modification of such Insurance Policy or the failure of the Credit Parties to pay any premium or call which could suspend coverage under the Insurance Policy or the payment of a claim thereunder. If such Insurance Policies are not maintained in full force and effect, then the Collateral Agent, at its option, may procure such insurance at the Borrower's expense. With respect to any potential claims under any Insurance Policy, the Collateral Agent may, but shall not be required to, make proof of loss under, settle and adjust any claims under, or direct the Borrower to take such actions at the reasonable direction of the Collateral Agent, and the expenses incurred by the Collateral Agent in the adjustment and collection of such proceeds shall be paid by the Borrower, provided, that if no Event of Default exists, the Collateral Agent shall give the applicable Credit Party written notice and opportunity to perform prior to itself performing or causing to perform. The Collateral Agent shall not be liable or responsible for failure to collect or exercise diligence in the collection of any proceeds, unless directly caused by its gross negligence or willful misconduct.

      (i)   Application of Payments under Insurance Policies.

            (i) Except as otherwise provided in Section 5.2(h)(iii) below, all Insurance Policies shall provide that all insurance payments in respect of any Casualty Event shall be paid to the Collateral Agent or, upon the prior written consent of the Collateral Agent, the underwriter may pay such amounts directly to the applicable Credit Party or such

      Person as may be designated by the Credit Parties for the repair, salvage or other charges relating to such Casualty Event.

            (ii) All Casualty Proceeds or Collateral Disposition Proceeds received by such Credit Party or the Collateral Agent as a result of a Casualty Event or Collateral Disposition shall be applied in accordance with the requirements of Sections 2.6(c)(i) and 5.6.

            (iii) Notwithstanding anything to the contrary in the other Credit Documents, all insurance payments in respect of any liability of the Credit Parties to third Persons or damage to Property of third Persons by any Credit Party shall be paid by the underwriter of such Insurance Policy directly to the Person to whom such liability is owed or directly to the applicable Credit Party to reimburse it for any loss, damage or expense incurred by it in connection with the event or condition giving rise to such liability.

      (j)   Operation of Mortgaged Term Loan Facility Rigs.

            (i) Each Mortgaged Term Loan Facility Rig shall not operate in or proceed into any area then excluded by trading warranties under its marine or War Risk Insurance Policies (including protection and indemnity or its equivalent) without satisfying the conditions of the relevant Insurance Policies, evidence of which shall be furnished to the Collateral Agent.

            (ii) The Credit Parties shall not employ any Mortgaged Term Loan Facility Rig or suffer any Mortgaged Term Loan Facility Rig to be employed otherwise than in conformity with the terms of the Insurance Policies relative to the Mortgaged Term Loan Facility Rig (including any warranties, express or implied, therein) without first obtaining the consent to such employment of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

            (iii) To the extent any of the following could reasonably be expected to cause a Material Adverse Change, each of the Credit Parties agrees that it will not commit any act, nor voluntarily suffer nor permit any act to be done, whereby any Insurance Policy required hereunder shall or may be suspended, impaired or defeated and will not suffer nor permit any Mortgaged Term Loan Facility Rig to engage in any voyage, nor to engage in any employment not permitted under the Insurance Policies then in effect, without first covering any Mortgaged Term Loan Facility Rig with insurance satisfactory in all respects, including the amount thereof, to the Collateral Agent for the voyage or the employment.

      Section 5.3 Preservation of Existence, Etc. Except as permitted by Section 6.3, each of the Credit Parties shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its Properties to the extent the failure to qualify could reasonably be expected to cause a Material Adverse Change.

      Section 5.4 Payment of Taxes, Etc. The Parent Company shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that neither the Parent Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

      Section 5.5 Reporting Requirements. The Borrower will furnish, or will cause the applicable Credit Party to furnish, to the Administrative Agent (with sufficient copies for the Administrative Agent to distribute to the Term Lenders):

      (a) Defaults. As soon as possible after the occurrence of a Default known to any Responsible Officer which is continuing on the date of such statement, a statement of a Responsible Officer setting forth the details of such Default and the actions which the Credit Parties have taken and propose to take with respect thereto;

      (b) Quarterly Financials. (i) As soon as available and in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Company, the unaudited consolidated balance sheet of the Parent Company, as of the end of such quarter, and the consolidated statements of income and cash flows of the Parent Company, each for the fiscal quarter then ended and for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of the Parent Company as having been prepared in accordance with GAAP, except for the absence of footnotes (provided that the requirements of this Section 5.5(b) with respect to consolidated financial statements of the Parent Company shall be deemed satisfied by delivery of the Parent Company's Form 10-Q for such fiscal quarter) and (ii) as soon as available and in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower, as of the end of such quarter, and the consolidated statements of income of the Borrower, each for the fiscal quarter then ended and for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of the Parent Company as having been prepared in accordance with GAAP, except for the absence of footnotes;

      (c) Audited Annual Financials. (i) As soon as available and in any event not later than 90 days after the end of each fiscal year of the Borrower, copies of the annual audit report for such year for the Borrower, including therein the consolidated balance sheet of the Borrower as of the end of such fiscal year, consolidated statements of income, changes in owners' equity and cash flows for such fiscal year, and (ii) as soon as available and in any event not later than 90 days after the end of each fiscal year of the Parent Company, copies of the annual audit report for such year for the Parent Company, including therein the consolidated balance sheet of the Parent Company as of the end of such fiscal year, consolidated statements of income, changes in owners' equity and cash flows for such fiscal year, in each case certified by independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent and the Required Term Lenders (provided that the requirements of this Section 5.5(c) with respect to consolidated financial statements of the Parent Company shall be deemed satisfied by delivery of the Parent Company's Form 10-K for such fiscal year);

      (d) Compliance Certificates. (i) Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Company and
(ii) within 90 days after the end of each fiscal year of the Parent Company, a Compliance Certificate for the fiscal quarter or fiscal year then ended indicating compliance with Section 5.14 and Sections 6.16 through 6.19;

      (e) Management Letters. Promptly upon receipt thereof and following such time as the appropriate officers of the Parent Company shall have had reasonable time to respond thereto, a copy of each formal report or "management letter" submitted to the Parent Company by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Parent Company;

      (f) Budgets. On or before 45 days after the commencement of each fiscal year of the Parent Company, (i) a consolidated budget of the Parent Company and its Subsidiaries which includes consolidated income statements, balance sheets and cash flow statements of the Parent Company and its Subsidiaries for each of the four fiscal quarters of such fiscal year and (ii) a breakdown of projected revenues, operating expenses, utilizations and capital expenditures for each offshore drilling rig owned or leased by the Parent Company and its Subsidiaries;

      (g) Rig Report. On or before 45 days after the end of each of fiscal quarter of each fiscal year of the Parent Company, a report detailing (i) the then current location of each of the Mortgaged Term Loan Facility Rigs and each other offshore drilling rigs and other vessels owned or leased by the Borrower and its Subsidiaries, and the then current term of and parties to any contract of any such vessels and (ii) for the previous fiscal quarter, the average day rates and utilization for each such rig or vessel.

      (h) Other Creditors. Promptly after the giving or receipt thereof, copies of any material notices given or received by any Credit Party pursuant to the terms of any indenture, loan agreement, credit agreement, or similar agreement;

      (i) Securities Law Filings and other Public Information. Promptly and in any event within 10 days after the sending or filing thereof, copies of all proxy material, reports and other information which the Parent Company or any of its Subsidiaries sends to the holders of its respective public securities generally, files with the SEC, or otherwise makes available to the public or the financial community generally;

      (j) Termination Events. As soon as possible and in any event within 10 days after a Responsible Officer knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a senior financial officer of the Parent Company or such Subsidiary describing such Termination Event and the action, if any, which the Parent Company or such Subsidiary proposes to take with respect thereto;

      (k) Termination of Plans. Promptly and in any event within 10 days after receipt thereof by the Parent Company or any member of the Controlled Group from the PBGC, copies of each notice received by the Parent Company or any such member of the Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

      (l) Other ERISA Notices. Promptly and in any event within 10 days after receipt thereof by the Parent Company or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Parent Company or any member of the Controlled Group concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA in an amount that could reasonably be expected to cause a Material Adverse Change;

      (m) Disputes, etc. Promptly and in any event within 10 days after a Responsible Officer becomes aware thereof, written notice of any claims, proceedings, or disputes, or to the knowledge of a Responsible Officer threatened, or affecting the Parent Company or any of its Subsidiaries which, if adversely determined, could reasonably be expected to cause a Material Adverse Change;

      (n) Material Changes. Prompt written notice of any condition or event of which the Parent Company or any of its Subsidiaries has knowledge, which condition or event has resulted or may reasonably be expected to result in a Material Adverse Change;

      (o) Environmental Notices. Promptly upon the receipt thereof by the Parent Company or any of its Subsidiaries, a copy of any form of notice, summons or citation received from the EPA, or any other Governmental Authority or any other third party, concerning (i) material violations or alleged violations of Environmental Laws, which seeks to impose liability therefor, (ii) any material action or omission on the part of the Parent Company or any of its Subsidiaries in connection with Hazardous Waste or Hazardous Substances, (iii) any notice of potential responsibility under CERCLA or any analogous law, or (iv) concerning the filing of a Lien other than a Permitted Lien upon, against or in connection with the Parent Company or any of its Subsidiaries, or any of their leased or owned material Property, wherever located;

      (p) Collateral. Promptly upon obtaining knowledge thereof by any Responsible Officer, notice of:

            (i) any Casualty Event if the Casualty Proceeds with respect thereto could reasonably be expected to exceed U.S.$5,000,000 (or the equivalent in any other currency) with respect to any Mortgaged Term Loan Facility Rig;

            (ii)  any Collateral Disposition;

            (iii) any occurrence in respect of any Mortgaged Term Loan Facility Rig that is or is likely, by the passing of time or otherwise, to become a Total Loss;

            (iv) any material requirement made by any insurer or classification society or by any competent authority which is not complied with within a reasonable time; and

            (v) any arrest of any Mortgaged Term Loan Facility Rig or the exercise or purported exercise of any Lien on any Mortgaged Term Loan Facility Rig.

      (q) Insurance Broker Reports. As soon as available and in any event not later than 90 days after the end of each fiscal year of the Parent Company, a report prepared by the Parent Company's independent maritime insurance broker which report (i) lists all Insurance Policies then in effect with respect to the Mortgaged Term Loan Facility Rigs, (ii) specifies for each such Policy (A) the amount thereof, (B) the risks insured against thereby, (C) the name of the insurer and each insured party thereunder and (D) the policy or other identification number thereof and (iii) certifies that all such Insurance Policies are (A) in full force and effect, (B) placed with such insurance companies, underwriters or associations, in such amounts, against such risks, and in such form, as are normally issued against by Persons of similar size and established reputation engaged in the same or similar businesses and similarly situated and as are necessary or advisable for the protection of the Collateral Agent as mortgagee, and (C) conforming to the requirements of this Agreement;

      (r) Safety Management Manual. Upon request by the Administrative Agent, a copy of the safety management manual used to describe and implement the Parent Company's safety management system developed, implemented and maintained in compliance with the ISM Code, if applicable;

      (s) Indentures. Prompt written notice of any material amendments, modifications, or terminations of the Senior Indenture, the Subordinated Indenture or any other indenture, note or other agreement evidencing or governing any Subordinated Debt; and

      (t) Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Parent Company and its Subsidiaries as the Administrative Agent or any Term Lender may from time-to-time reasonably request.

      Section 5.6 Maintenance of Property. The Parent Company shall, and shall cause each of its Subsidiaries to, (a) maintain their material Property necessary for the conduct of its business in good repair and working condition, except for normal wear and tear and as otherwise permitted by this Agreement, and (b) not knowingly or willfully permit the commission of waste or other injury, or the release of Hazardous Substances on or about the owned or operated property in violation of applicable Environmental Laws. Notwithstanding the foregoing, if a Mortgaged Term Loan Facility Rig is affected by a Casualty Event or a Collateral Disposition, the Borrower shall, or shall cause the Guarantor who owns such affected Mortgaged Term Loan Facility Rig, to either make all necessary repairs and replacements to such affected Mortgaged Term Loan Facility Rig or apply the Casualty Proceeds or Collateral Disposition Proceeds therefrom as provided in Section 2.6(c)(ii) or (iii), as the case may be.

      Section 5.7 Inspection. From time-to-time during regular business hours upon reasonable prior notice (and subject to the requirements of applicable insurance policies), the Parent Company shall, and shall cause each of its Subsidiaries to, (a) permit the Administrative Agent (at the request of any Term Lender) to examine and copy their books and records, (b) permit the Administrative Agent and the Term Lenders to visit and inspect their Properties, and (c) permit the Administrative Agent and Term Lenders to discuss the business operations and Properties of the Parent Company and its Subsidiaries with their officers and directors.

      Section 5.8 Use of Proceeds. The Borrower shall use the proceeds of the Term Loans to refinance existing Debt of the Credit Parties and to pay related fees and expenses. The Borrower will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Term Loan will be used to purchase or carry any margin stock in violation of Regulation T, U, or X.

      Section 5.9 Nature of Business. The Parent Company shall, and shall cause each of its Subsidiaries to, not engage in any business if, as a result, the general nature of the business of the Parent Company and its Subsidiaries, taken on a consolidated basis, would then be substantially changed from the general nature of the business engaged in by the Parent Company and its Subsidiaries on the Closing Date.

      Section 5.10 Books and Records. The Parent Company will keep, and will cause each of its Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with GAAP (subject to year-end adjustments), reflecting all financial transactions of such Person. The Parent Company shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP, and each of the financial statements described herein shall be prepared from such system and records.

      Section 5.11 Rig Appraisal Reports.

      (a) Within 45 days after each anniversary date of the Closing Date, the Borrower shall deliver to the Administrative Agent and the Term Lenders two written appraisal reports prepared by two independent Approved Rigbrokers setting forth the Market Value of each of the Mortgaged Term Loan Facility Rigs as of the date appraised (each a "Rig Appraisal Report"). The cost of each such Rig Appraisal Report shall be paid by the Borrower.

      (b) If the Market Value of either (i) the Mortgaged Revolving Credit Facility Rigs is less than 205% of the Total Revolving Commitments or (ii) the Mortgaged Term Loan Facility Rigs is less than 205% of the outstanding principal amount of the Term Loans, then the Borrower shall deliver to the Administrative Agent and the Term Lenders an additional set of Rig Appraisal Reports no less than 175 days and no more than 225 days after each anniversary date of the Closing Date until such time as (A) the Market Value of the Mortgaged Revolving Credit Facility Rigs is equal to or greater than 205% of the Total Revolving Commitments and (B) the Market Value of the Mortgaged Term Loan Facility Rigs is equal to or greater than 205% of the outstanding principal amount of the Term Loans. The cost of each such additional Rig Appraisal Report shall be paid by the Borrower.

      (c) At any time the Administrative Agent, at the request of the Required Term Lenders, may request that the Borrower deliver an additional Rig Appraisal Report to the Term Lenders. Upon receipt of such request by the Borrower, the Borrower shall deliver such Rig Appraisal Report to the Administrative Agent and the Term Lenders within 30 days after receipt of such request. Unless a Default is in existence at the time of such request, the Term Lenders shall pay the costs of any subsequent Rig Appraisal Reports requested by the Administrative Agent under this Section 5.11(c) during such calendar year.

      (d) Within 30 days of the occurrence of any Casualty Event (if the Casualty Proceeds with respect thereto could reasonably be expected to exceed U.S.$5,000,000) or any Collateral Disposition occurring with respect to any Mortgaged Term Loan Facility Rig, the Borrower shall deliver to the Administrative Agent and the Term Lenders an additional Rig Appraisal Report setting forth the Market Values of the Mortgaged Term Loan Facility Rigs immediately prior to such Casualty Event or Collateral Disposition and the Market Values giving effect to such Casualty Event or Collateral Disposition (an "Additional Appraisal Report"). The cost of each such Rig Appraisal Report shall be paid by the Borrower.

      (e) Each Rig Appraisal Report delivered under this Section 5.11 shall be in form, scope and substance reasonably satisfactory to the Administrative Agent.

      Section 5.12 Operation of Mortgaged Term Loan Facility Rigs. Each Subsidiary of the Parent Company that owns or operates a Mortgaged Term Loan Facility Rig shall:

      (a) (i) Comply with and satisfy all Legal Requirements of the jurisdiction of such Mortgaged Term Loan Facility Rig's home port, now or hereafter from time to time in effect, in order that such Mortgaged Term Loan Facility Rig shall continue to be documented pursuant to the laws of the jurisdiction of its home port with such endorsements as shall qualify such Mortgaged Term Loan Facility Rigs for participation in the trades and services to which it may be dedicated from time to time or (ii) not do or allow to be done anything whereby such documentation is or could reasonably be expected be forfeited;

      (b) keep such Mortgaged Term Loan Facility Rig in a good and sufficient state of repair consistent with first-class ship-ownership and management practice employed by owners of vessels of similar size and type and so as to (i) maintain the present class of such Mortgaged Term Loan Facility Rig at its current classification by any first-class, recognized rating agency, including, without limitation, the American Bureau of Shipping, free of recommendations affecting class and qualifications and change of class, save those notified to the Collateral Agent in writing prior to the date of this Agreement and (ii) comply with all Legal Requirements from time to time applicable to such Mortgaged Term Loan Facility Rig and such Credit Party's operations except where such non-compliance will not reasonably be expected to cause a material adverse change on the Mortgaged Term Loan Facility Rigs, the applicable Credit Party or the Lien created by the Rig Mortgage;

      (c) with respect to such Mortgaged Term Loan Facility Rig, (i) make or cause to be made all repairs to or replacement of any damaged, worn or lost parts or equipment such that the value of such Mortgaged Term Loan Facility Rig will not be materially impaired and (ii) except as otherwise contemplated by this Agreement, not remove any material part of, or item of equipment owned by the Credit Parties installed on, such Mortgaged Term Loan Facility Rig except in the ordinary course of the operation and maintenance of such Mortgaged Term Loan Facility Rig or unless (A) the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Lien (other than Permitted Liens) in favor of any Person other than the Collateral Agent and becomes, upon installation on such Mortgaged Term Loan Facility Rig the property of the Credit Parties and subject to the security constituted by the Rig Mortgage or the Security Agreement or (B) the removal will not materially diminish the value of such Mortgaged Term

Loan Facility Rig (provided, however, that this Section 5.12(c) shall be deemed satisfied in the event of a Casualty Event if the Credit Parties comply with
Section 2.6);

      (d) submit such Mortgaged Term Loan Facility Rig to such periodical or other surveys as may be required for classification purposes and, upon the request of the Collateral Agent supply to the Collateral Agent copies of all survey reports and classification certificates issued in respect thereof;

      (e) promptly pay and discharge all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory Liens (other than Permitted Liens) on or claims enforceable against such Mortgaged Term Loan Facility Rig and all tolls, dues, taxes, assessments, governmental charges, fines and penalties that are material in amount and lawfully charged on or in respect of each Mortgaged Term Loan Facility Rig other than any of the foregoing being contested in good faith and diligently by appropriate proceedings, and, in the event of arrest of any Mortgaged Term Loan Facility Rig pursuant to legal process, or in the event of her detention in exercise or purported exercise of any such Lien or claim as aforesaid, procure, if possible, the release of such Mortgaged Term Loan Facility Rig from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require; and

      (f) if the Person operating such Mortgaged Term Loan Facility Rig is not the Borrower or a Guarantor, promptly remit all earnings received by such Person from any Mortgaged Term Loan Facility Rig back to the appropriate Credit Party. For the avoidance of doubt, "earnings" does not include operating costs and reasonable management fees as are customary in the industry and which are set forth and supported by a budget for such Mortgaged Term Loan Facility Rigs which will be delivered to the Administrative Agent on or before such time as the subject Rig begins operations for such Person.

      Section 5.13 New Subsidiaries; Permitted Holding Company.

      (a) Within 10 days after (i) the date of the creation of any new Material Subsidiary of the Borrower, (ii) the date that any Subsidiary of the Borrower that was not a Material Subsidiary becomes a Material Subsidiary, (iii) the purchase by the Borrower or any of its Subsidiaries of the Capital Stock of any Person, which purchase results in such Person becoming a Material Subsidiary of the Borrower permitted by this Agreement, or (iv) the transfer of a Mortgaged Term Loan Facility Rig to any wholly-owned Subsidiary of the Parent Company that is not a Guarantor, the Borrower shall, in each case, cause such Person to execute and deliver to the Collateral Agent (with sufficient originals for each applicable Term Lender) a Joinder Agreement in substantially the form of the attached Exhibit K, together with evidence of corporate authority to enter into and such legal opinions in relation to such Joinder Agreement as the Collateral Agent may reasonably request.

      (b) Within 10 days after the date of the creation of any Permitted Holding Company, the Borrower shall cause such Permitted Holding Company to execute and deliver to the Collateral Agent (with sufficient originals for each applicable Term Lender) a Joinder Agreement in substantially the form of the attached Exhibit K, together with evidence of corporate authority to enter into and such legal opinions in relation to such Joinder Agreement as the Collateral Agent may reasonably request.

      Section 5.14 Security Maintenance Ratio. The Borrower shall at all times maintain a Security Maintenance Ratio of at least 2.0 to 1.0; provided, however, that this Section 5.14 shall be deemed satisfied during any period in which this
Section 5.14, but for a Collateral Disposition or Casualty Event, would have been satisfied if, during such period, the Credit Parties are in compliance with
Section 2.6(c)(ii) or (iii), as the case may be. Notwithstanding the foregoing, if the Borrower is in compliance with this Section 5.14, the Collateral Agent shall, at the request of the Borrower, release any Lien granted to or held by the Collateral Agent on or relating to the Mortgaged Term Loan Facility Rigs (other than Liens on or relating to the Initial Mortgaged Term Loan Facility
Rigs) if the Borrower would be in compliance with this Section 5.14 after giving effect to such release of Lien and no other Default exists or would be caused thereby.

      Section 5.15 Further Assurances in General. The Parent Company shall, and shall cause each of the Credit Parties to, protect and perfect the Liens contemplated by the Security Documents. The Parent Company at its expense shall, and shall cause each of the Credit Parties to, promptly execute and deliver all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Parent Company or any of its Subsidiaries in the Credit Documents, including, without limitation, the accomplishment of any condition precedent that may have been temporarily waived by the Term Lenders prior to the Closing Date.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      So long as the Term Loans or any amount under any Credit Document shall remain unpaid, the Borrower agrees, unless the Consolidated Required Lenders otherwise consent in writing, to comply with the following covenants.

      Section 6.1 Liens, Etc. The Parent Company shall not, nor shall it permit any of its Subsidiaries to, create, assume, incur or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income therefrom, except that the Parent Company and its Subsidiaries may create, incur, assume and suffer to exist the following which are permitted liens ("Permitted Liens"):

      (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

      (b) Liens imposed by law, or arising by operation of law, including, without limitation, carriers', warehousemen's, mechanics' liens, maritime Liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the books of the applicable Person;

      (c) Liens incurred and pledges and deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, other than any Lien imposed by ERISA;

      (d) Liens to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business not to exceed in the aggregate 25% of Unrestricted Cash determined at the time such deposits, statutory obligations, bonds or other obligations are incurred;

      (e) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of Property, defects, irregularities and deficiencies in title to Property and such other encumbrances or charges against real property as are of a nature generally existing with respect to Property of a similar character and which, in the aggregate, are not substantial in amount, and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Parent Company or its Subsidiaries;

      (f) Liens existing on the Closing Date that either (i) secure Debt and other obligations that do not exceed $25,000,000 in the aggregate or (ii) are disclosed in writing to the Administrative Agent on or before the Closing Date;

      (g) Liens created by Capital Leases provided that the Liens created by any such Capital Lease attach only to the Property leased pursuant thereto and proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, the Property leased pursuant thereto;

      (h) Liens to secure Debt, including, without limitation, Project Finance Debt, incurred for the purpose of financing all or a part of the purchase price or construction cost of Property (including the cost of upgrading, refurbishing or renovating drilling rigs, drillships and other vessels and platforms) if (A) the principal amount of the Debt secured by such Liens does not exceed the cost of the Property so acquired, constructed, upgraded, refurbished or renovated plus transaction costs related thereto, (B) such Liens do not encumber any other Property (other than the proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, the Property so acquired, constructed, upgraded, refurbished or renovated and the Capital Stock of Special Purpose Subsidiaries that own, whether directly or indirectly, only the Property so acquired, constructed, upgraded, refurbished or renovated) and (C) such Liens attach no later than 12 months after the later of (x) commencement of commercial operation of the Property so acquired, constructed, upgraded, refurbished or renovated, (y) completion of the construction, acquisition, upgrade, improvement or renovation of such Property and (z) acquisition of such Property;

      (i) Liens created for the benefit of the Term Secured Parties or the Finance Parties;

      (j) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into, or otherwise acquired by, the Parent Company or one of its Subsidiaries; provided that, (i) such Liens are in existence at the time the respective Persons become Subsidiaries of the Parent Company and were not created or incurred in anticipation thereof and (ii) the Debt secured by such Liens (A) is permitted under Section 6.2, (B) secured only by such Property and the proceeds thereof (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, such Property and not by any other assets of the Parent Company and its Subsidiaries, and (C) is not increased in amount;

      (k) Liens on Property existing at the time of the acquisition thereof; provided that, (i) such Liens are in existence at the time such Property is acquired and were not created or incurred in anticipation thereof and (ii) the Debt secured by such Liens (A) is permitted under Section 6.2, (B) does not exceed the fair market value of such Property, (C) is secured only by such Property and the proceeds thereof (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, such Property and not by any other assets of the Parent Company and its Subsidiaries, and (D) is not increased in amount;

      (l) judgment, attachment, sequestration, distress and similar Liens (including bonds related to judgment or litigation) not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been initiated for the review of such judgment, attachment, sequestration, distress or similar action shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

      (m) rights of set-off of banks and other Persons in the ordinary course of banking and trading arrangements;

      (n) Liens securing reimbursement obligations under financial letters of credit;

      (o) Liens securing any MARAD Financing, provided that each such Lien encumbers only the property financed in connection with the creation of any such Debt and any other MARAD Collateral;

      (p) Liens on Property of any Affiliate of the Parent Company or any of its Subsidiaries or any other joint venture in favor of the Parent Company or any of its Subsidiaries;

      (q)   Liens securing Debt permitted by subsections (d), (e) and (n) of
Section 6.2;

      (r) Liens on Property of any Credit Party in favor of the Parent Company, the Borrower or any Guarantor that is a wholly-owned Subsidiary of the Parent Company;

      (s) Liens incurred in the ordinary course of business to secure liabilities to insurance carriers under insurance or other self-insurance arrangements in an amount not to exceed $25,000,000; and

      (t) Liens to secure any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Debt or other obligation secured by any Permitted Lien referred to in clauses (a) through (s) above, provided that the principal amount of the Debt or other obligation secured thereby is no greater than the greater of (i) the outstanding principal amount of such Debt or other obligation immediately before such extension, renewal, refinancing, refunding or replacement and (ii) the maximum commitment of such Debt or other obligation immediately before such extension, renewal, refinancing, refunding or replacement and that any such Liens are limited to the Property originally encumbered thereby (and any proceeds (including, without limitation, proceeds from associated contracts and insurance) of and improvements, accessories and upgrades to, such Property).

Notwithstanding the foregoing, the Parent Company shall not, nor shall it permit any of its Subsidiaries to, create, assume, incur or suffer to exist, any Lien on or in respect of (i) any assets relating to or arising from the Mortgaged Term Loan Facility Rigs whether now owned or hereafter acquired, including, without limitation, any accounts receivable, inventory, equipment, and general intangibles (each as defined in Article 9 of the UCC) other than Liens in favor of the Collateral Agent for the benefit of the Term Secured Parties, (ii) the Pride Oklahoma or (iii) the Capital Stock of the Borrower or any of its Subsidiaries, except in each case, Permitted Liens under clauses (a) through
(d), (l) and, to the extent relating to any of the foregoing, clause (t) above.

      Section 6.2 Debts, Guaranties and Other Obligations. The Parent Company shall not, nor shall it permit any of its Subsidiaries to, create, assume, suffer to exist or in any manner become or be liable, in respect of any Debt except:

      (a)   Debt under the Credit Documents;

      (b)   Debt under the Revolving Credit Agreement and related documents;

      (c) Debt existing on the date hereof that either (i) does not exceed $25,000,000 in the aggregate or (ii) is described in Schedule 6.2;

      (d) Intercompany Debt, provided that if such Debt is owing to any Credit Party that is not a wholly-owned Subsidiary of the Parent Company or any other Person other than a Credit Party, (i) then such Debt shall be subordinated to the Obligations and the Obligations (as defined in the Revolving Credit Agreement) on terms reasonably acceptable to the Administrative Agent and (ii) and if such Intercompany Debt is secured, then the Obligations will be secured by such Liens equally and ratably with such secured Intercompany Debt so long as such Intercompany Debt shall be so secured;

      (e) Debt owing by any Subsidiary of the Parent Company (other than a Credit Party) to the Parent Company or any of other Subsidiary of the Parent Company;

      (f) Debt in connection with any guarantees in favor of any protection and indemnity or War Risk associations to the extent such guarantees are required in connection with any insurance policies;

      (g) unsecured Debt of the Borrower and its Subsidiaries in the aggregate amount not to exceed $15,000,000 (or the equivalent in any other currency) in addition to all other Debt permitted by this Section 6.2;

      (h) unsecured Debt of the Parent Company and its Subsidiaries (other than the Borrower and its Subsidiaries), in addition to all other Debt permitted by this Section 6.2 other than Debt permitted under Section 6.2(h), provided, that (i) if the maturity of such Debt is after the Term Loan Maturity Date, then the amortization of such Debt may not exceed the greater of 10% of the principal amount of such Debt or $25,000,000 in any fiscal year prior to the Term Loan Maturity Date or (ii) to the extent that such Debt is not permitted under subclause (i) above, then such Debt is in an aggregate amount not to exceed the greater of $200,000,000 (or the equivalent in any other currency) and 5% of Consolidated Tangible Net Assets;

      (i)   Project Finance Debt;

      (j) unsecured Debt under the Subordinated Indenture and any other Subordinated Debt, provided, that either (i) such Subordinated Debt is on subordination terms and conditions reasonably satisfactory to the Administrative Agent and the Required Term Lenders or as contemplated by Section 6.7 or (ii) the amortization of such Subordinated Debt may not exceed the greater of 10% of the principal amount of such Subordinated Debt or $25,000,000 in any fiscal year prior to the Term Loan Maturity Date;

      (k) Debt of a Subsidiary of the Parent Company that existed at the time such Person became a Subsidiary of the Parent Company; provided that, (i) such Debt is in existence at the time the respective Persons become Subsidiaries of the Parent Company and were not created or increased in anticipation thereof,
(ii) no Event of Default exists or no Default would be caused thereby and (iii) after giving effect to the transaction by which such Person became a Subsidiary of the Parent Company on a pro forma basis, the Parent Company would have been in compliance with Sections 6.16 through 6.19 as of the end of the most recent fiscal quarter;

      (l) Debt of the Parent Company or any of its Subsidiaries that represents the assumption by the Parent Company or that Subsidiary of Debt of another Person (including, without limitation, another Subsidiary of the Parent Company) in connection with a merger of the Parent Company or that Subsidiary with such other Person; provided that, (i) such Debt is in existence at the time the respective Persons are merged with the Parent Company or that Subsidiary and were not created or increased in anticipation thereof, (ii) no Event of Default exists or no Default would be caused thereby and (iii) after giving effect to such transaction on a pro forma basis, the Parent Company would have been in compliance with Sections 6.16 through 6.19 as of the end of the most recent fiscal quarter;

      (m) Debt of the Parent Company or any of its Subsidiaries incurred for the purpose of financing all or a part of the purchase price or construction cost of Property (including the cost of upgrading, refurbishing or renovating drilling rigs, drillships and other vessels and platforms) if (i) the principal amount of such Debt does not exceed the cost of the Property so acquired, constructed, upgraded, refurbished or renovated plus transaction costs related thereto, and (ii) such Debt is incurred no later than 12 months after the latest of (A) commencement of commercial operation of the Property so acquired, constructed, upgraded, refurbished or renovated, (B) completion of the construction, acquisition, upgrade, improvement or renovation of such Property and (C) acquisition of such Property; provided, however, that, if payment of the principal, interest, fees or other costs payable with respect to such Debt is required before the Term Loan Maturity Date, then, to the extent that the payment of such principal, interest, fees or other costs are not offset, in the aggregate, by payments under a contract dependent on such Property, the remaining aggregate principal balance (the "Uncovered Portion") shall not be permitted under this Section 6.2(m) (but may be permitted under another clause of this Section 6.2); and provided further, for the avoidance of doubt, that if any part of the Uncovered Portion is, subsequent to incurrence, offset by payments to be made prior to the Term Loan Maturity Date under a contract that is dependent on such Property, such part shall no longer be part of the Uncovered Portion and shall be permitted under this Section 6.2(m);

      (n) Debt of the Parent Company and its Subsidiaries (other than the Borrower and its Subsidiaries), in addition to all other Debt permitted by this
Section 6.2, provided, that (i) if the maturity of such Debt is after the Term Loan Maturity Date, then the amortization of such Debt may not exceed the greater of 10% of the principal amount of such Debt or $25,000,000 in any fiscal year prior to the Term Loan Maturity Date or (ii) to the extent that such Debt is not permitted under subclause (i) above, then such Debt is in an aggregate amount not to exceed the greater of $350,000,000 (or the equivalent in any other currency) and 10% of Consolidated Tangible Net Assets as of the most recent fiscal quarter of the Parent Company;

      (o) unsecured Debt of the Parent Company and its Subsidiaries in addition to all other Debt permitted by this Section 6.2, the proceeds of which are used to refinance Subordinated Debt existing on the Closing Date;

      (p)   the MARAD Financing; and

      (q) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Debt referred to in clauses (a) through (p) of this
Section 6.2, provided that (i) the principal amount of such Debt is not thereby increased (other than by the reasonable fees, expenses and any premium incurred in connection with the extension, renewal, refinancing, refunding or replacement (except that in connection with any refinancing, refunding or replacement of the European Facility, the principal amount thereof may be increased to, but may not exceed, $125,000,000)) and (ii) with respect to Subordinated Debt, except as otherwise permitted by Section 6.2(p), such Subordinated Debt shall not be extended, renewed, refinanced, refunded or replaced except on subordination terms at least as favorable to the Term Lenders and no more restrictive on the Parent Company than the Subordinated Debt being extended, renewed, refinanced, refunded or replaced.

      Section 6.3 Merger or Consolidation; Asset Sales.

      (a) The Borrower shall not, nor shall it permit any Subsidiary to, merge, dissolve, liquidate or consolidate with or into any other Person or to transfer all or substantially all of its Property to any other Person, except that (i) a Subsidiary of the Borrower may merge with or into the Borrower or a wholly-owned Subsidiary of the Borrower (provided that if either of such Subsidiaries is a Guarantor, the surviving entity shall be a Guarantor), and
(ii) a Subsidiary of the Borrower may transfer all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another wholly-owned Subsidiary of the Borrower (provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor), provided in each case that (A) no Event of Default exists or no Default would be caused thereby, and (B) if any Collateral is transferred pursuant to this Section 6.3, the Borrower shall provide the Collateral Agent with ten Business Days' written notice prior to such transfer, and the Borrower or such Guarantor, as the case may be, owning the Collateral after such transfer shall ratify and confirm the Lien on such Collateral and shall take all action reasonably requested by the Collateral Agent in respect of the continued priority and perfection of the Lien over such Collateral.

      (b) The Parent Company shall not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Parent Company in which the Parent Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the assets of the Parent Company and its Subsidiaries, taken as a whole, to any Person unless (i) either
(A) the Parent Company shall be the continuing Person or (B) the Person (if other than the Parent Company) formed by such consolidation or into which the Parent Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the assets of the Parent Company and the Subsidiaries, taken as a whole, shall
(1) be a Permitted Holding Company and (2) comply with the provisions of Section 5.13, (ii) no Event of Default exists or no Default would be caused thereby, and
(iii) after giving effect to such transaction on a pro forma basis, the Parent Company would have been in compliance with the financial covenants set forth in Sections 6.16 through 6.19 as of the end of the most recent fiscal quarter.

      (c) The Parent Company shall not, nor shall it permit any of its Subsidiaries to, sell, transfer, assign or otherwise dispose of its Property to any other Person, except:

            (i)   Sales of inventory in the ordinary course of business;

            (ii) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

            (iii) Dispositions of equipment to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property, (B) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property or (C) with respect to equipment relating to Mortgaged Term Loan Facility Rigs, such dispositions are in compliance with Section 5.12(c);

            (iv) to the extent not otherwise permitted by this Section 6.3, so long as no Event of Default exists and after giving effect to such transaction on a pro forma basis, no Default would be caused thereby, sales, transfers, assignments or other dispositions of Property to a Person other than the Parent Company or any of its Subsidiaries (an "Asset Sale") that, together with all other Asset Sales (other than sales, transfers, assignments or other dispositions permitted by subsections (i),
      (ii) and (iii) above) as permitted by this Section during the twelve-month period ending with the month in which any such Asset Sale occurs, does not exceed $100,000,000 (or the equivalent in any other currency) for the Parent Company and its Subsidiaries of which no more than $10,000,000 (or the equivalent in any other currency) may be attributable to the Borrower and its Subsidiaries; provided, however, that the requirements set forth in this Section 6.3(c)(iv) shall not apply if the Net Cash Proceeds from each Asset Sale are used to acquire one or more replacement assets or to repurchase or repay existing Debt (with a permanent reduction of availability in the case of revolving credit borrowings) within 180 days after the consummation of such Asset Sale;

            (v) sales, transfers, assignments or other dispositions of any Property, other than Mortgaged Revolving Credit Facility Rigs or Mortgaged Term Loan Facility Rigs, to the Parent Company or any of its Subsidiaries;

            (vi) sales, transfers, assignments or other dispositions of any Mortgaged Term Loan Facility Rig or Mortgaged Revolving Credit Facility Rig to the Borrower or any other Guarantor; provided, that (A) with respect to sales, transfers, assignments or other dispositions of any Mortgaged Term Loan Facility Rig, the Borrower or such Guarantor shall ratify, grant and confirm the Liens on such Mortgaged Term Loan Facility Rig (and other related Collateral) pursuant to such Security Documents and deliver such legal opinions in relation thereto as may be reasonably requested by the Collateral Agent and (B) such sale, transfer, assignment or other disposition of any Mortgaged Revolving Credit Facility Rig is made in accordance with the Revolving Agreement; and

            (vii) sales, transfers, assignments or other dispositions of any Mortgaged Revolving Credit Facility Rig or Mortgaged Term Loan Facility Rig to the Parent Company or any of its wholly-owned Subsidiaries; provided, that (A) with respect to sales, transfers, assignments or other dispositions of any Mortgaged Term Loan Facility Rig, (1) such Subsidiary shall (x) comply with the terms of Section 5.13, (y) execute and deliver a Security Agreement and (z) ratify, grant and confirm the Liens on such Mortgaged Term Loan Facility Rig (and other related Collateral) pursuant to such Security Documents and deliver such legal opinions in relation thereto as may be reasonably requested by the Collateral Agent and (2) at all times, at least 50% of the Market Value of the Mortgaged Term Loan Facility Rigs must be owned by either the Borrower or a Guarantor that is a wholly-owned Subsidiary of the Borrower and (B) such sale, transfer, assignment or other disposition of any Mortgaged Revolving Credit Facility Rig is made in accordance with the Revolving Credit Agreement; and

            (viii) any Collateral Disposition; provided that (A) both before and immediately after giving effect to such proposed Collateral Disposition, the Borrower is in compliance with the Security Maintenance Ratio and (B) the Borrower complies with the prepayment provisions of Section 2.6(c)(ii).

      Section 6.4 Investments. The Parent Company shall not, nor shall it permit any of its Subsidiaries to, make or suffer to exist any Investments, or commitments therefor, except:

      (a)   Cash Equivalents;

      (b) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and disclosed in writing to the Administrative Agent on or before the Closing Date;

      (c)   Debt to the extent permitted by Sections 6.2(d) and (e);

      (d) Investments, the consideration for which is Capital Stock of the Parent Company or any of its Subsidiaries or cash funded by the issuance of Capital Stock of the Parent Company or any of its Subsidiaries; provided that (i) no Event of Default exists or no Default would be caused thereby and (ii) after giving effect to such Investment on a pro forma basis, the Parent Company would have been in compliance with all of the covenants contained in this Agreement, including, without limitation, Sections 6.16 through 6.19 as of the end of the most recent fiscal quarter;

      (e) Investments made by the Parent Company or by any of its Subsidiaries in a Subsidiary of the Parent Company (or in any Person that will become a Subsidiary as a result of such Investment); and

      (f) Investments not otherwise permitted by this Section 6.4 in an aggregate amount not to exceed 10% of the Consolidated Tangible Net Worth as of the date of the most recent financial statement delivered pursuant to Section 5.5(b) or (c).

      Section 6.5 Transactions With Affiliates. The Parent Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty or the rendering of any service) with any of their Affiliates other than the Parent Company or a wholly-owned Subsidiary of the Parent Company unless such transaction or series of transactions is on terms no less favorable to the Parent Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an affiliate; provided that this
Section 6.5 shall not apply to reasonable compensation (including amounts paid pursuant to Plans) and indemnification paid or made available to an officer, director or employee of the Parent Company or any of its Subsidiaries for services rendered in that person's capacity as an officer, director or employee or the making of any Restricted Payment or Investment otherwise permitted by this Agreement.

      Section 6.6 Compliance with ERISA. The Parent Company shall not, nor shall it permit any of its Subsidiaries to, (a) terminate, or permit any Subsidiary to terminate, any Plan so as to result in any material (in the opinion of the Consolidated Required Lenders) liability of the Parent Company or such Subsidiary or (b) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the reasonable opinion of the Consolidated Required Lenders) risk of such a termination by the PBGC of any Plan.

      Section 6.7 Restricted Payments. The Parent Company shall not, nor shall it permit any of its Subsidiaries to, make any Restricted Payment except that:

      (a) any Subsidiary of the Parent Company may declare and pay dividends or make distributions to the Parent Company or to a wholly-owned Subsidiary of the Parent Company (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Parent Company and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary in an amount not greater than their applicable ownership interests or based on any relevant joint venture, shareholders' or similar agreement);

         (b) so long as no Event of Default exists and after giving effect to such transaction on a pro forma basis, no Default would be caused thereby, the Parent Company or any Subsidiary may repurchase up to $100,000,000 of its Capital Stock or Subordinated Debt (in the aggregate in the period prior to the Term Loan Maturity Date) if, immediately after giving effect to such repurchase, the aggregate amount of Unrestricted Cash and any unused availability under the Revolving Commitments and the European Facility shall exceed U.S.$150,000,000;

         (c) so long as no Event of Default exists and after giving effect to such transaction on a pro forma basis, no Default would be caused thereby, the Parent Company or any Subsidiary may repurchase or redeem Subordinated Debt in exchange for or out of the net cash proceeds from the substantially concurrent issuance or sale of new Subordinated Debt so long as the new Subordinated Debt is subordinated in right of payment to the Term Loans to the same extent as the Subordinated Debt being repurchased or redeemed;

         (d) so long as no Event of Default exists and after giving effect to such transaction, no Default would be caused thereby, the Parent Company or any Subsidiary may repurchase or redeem Subordinated Debt in exchange for or out of the net cash proceeds from the substantially concurrent issuance or sale of Capital Stock; and

         (e) the Parent Company may make any scheduled payment on Subordinated Debt and may make any payment (scheduled or otherwise) in respect of, and may repurchase, Subordinated Debt issued pursuant to the Subordinated Indenture.

         Section 6.8 Maintenance of Ownership of Subsidiaries. Except as permitted by Section 6.3, the Parent Company shall not sell or otherwise dispose of any shares of Capital Stock of the Borrower, the Borrower will not sell or otherwise dispose of any shares of Capital Stock of any of its Material Subsidiaries, and neither the Borrower nor any of its Material Subsidiaries shall issue, sell or otherwise dispose of (other than to the Borrower or the Parent Company) any shares of its Capital Stock. Upon the sale or disposition of any Guarantor pursuant to the terms of this Agreement to any Person other than the Borrower or any other Guarantor, provided that such Guarantor does not own a Mortgaged Term Loan Facility Rig or receive any earnings from any Mortgaged Term Loan Facility Rig, the Collateral Agent shall, at the Borrower's expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably require and take any other actions reasonably required to evidence or effect the release of such Guarantor from this Agreement and the other Credit Documents.

         Section 6.9 Agreements Restricting Liens and Distributions. The Parent Company shall not, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any prohibition, encumbrance or restriction which prohibits or otherwise restricts (a) the ability of any Subsidiary to (i) pay dividends or make other distributions or pay any Debt owed to the Parent Company or any Subsidiary of the Parent Company, (ii) make loans or advances to the Parent Company or any Subsidiary of the Parent Company, or
(iii) transfer any of its Properties to the Parent Company or any Subsidiary of the Parent Company or (b) the ability of the Parent Company or any Subsidiary of the Parent Company to create, incur, assume or suffer to exist any Lien upon its Property to secure the Obligations or to become a guarantor of the Obligations, other than prohibitions or restrictions existing under or by reason of: (i) this Agreement and the other Credit Documents; (ii) the Revolving Credit Agreement and the other Finance Documents;

(iii) the Senior Indenture; (iv) applicable Legal Requirements; (v) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; (vi) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; (vii) Liens, prohibitions or restrictions permitted by Section 6.1 and any documents or instruments governing the terms of any Debt or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the Property subject to such Liens;
(viii) European Facility; (ix) Project Finance Debt and (x) MARAD Financing.

         Section 6.10      Other Debt.

         (a) The Parent Company will not, and will not permit any Subsidiary to, make any amendment or modification to the subordination provisions of the Subordinated Indenture or any other indenture, note or other agreement evidencing or governing any Subordinated Debt if such subordination provisions are required to be approved by the Administrative Agent pursuant to
Section 6.2(j)(i) unless such approval has been obtained.

         (b) If any Intercompany Debt is required to be subordinated pursuant to Section 6.2 and is not evidenced by a promissory note, then the Parent Company shall procure that each Credit Party will enter into a written subordination agreement on terms reasonably acceptable to the Administrative Agent.

         Section 6.11 Financial Contract Obligations. The Parent Company shall not, and shall not permit any of its Subsidiaries to, enter into any Financial Contract Obligations unless (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (b) such Financial Contract Obligation does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

         Section 6.12 Charter and Leases. The Parent Company shall not, nor shall it permit any of its Subsidiaries to, incur, assume or suffer to exist, any obligation for payments under Operating Leases (including, without limitation, rental payments and payments of taxes thereunder) with respect to any Property, except that the following shall be permitted: (a) obligations with respect to Operating Leases of offshore drilling rigs or other equipment having terms of twelve months or less (including options); (b) obligations disclosed in writing to the Administrative Agent, and amendments, renewals or extensions thereof on terms that are not materially less favorable, but in no event for a period longer, than those obligations disclosed in writing to the Administrative Agent on or before the Closing Date; (c) Operating Leases having in the aggregate rental payment obligations for any 12 month period prior to the Term Loan Maturity Date of less than $50,000,000 (or the equivalent in any other currency) for the Parent Company and its Subsidiaries of which no more than $2,000,000 (or the equivalent in any other currency) may be attributable to the Borrower and its Subsidiaries, in each case exclusive of any Synthetic Lease Obligations; (d) obligations with respect to operating charters or leases between

Subsidiaries of the Parent Company; or (e) obligations as have been approved in writing by the Administrative Agent with the consent of the Required Term Lenders.

         Section 6.13 Maintenance Capital Expenditures. The Parent Company shall not, nor shall it permit any of its Subsidiaries to, expend, or be committed to expend, in excess of 5% of Consolidated Tangible Net Assets for Maintenance Capital Expenditures during any one fiscal year on a non-cumulative basis in the aggregate for the Parent Company and its Subsidiaries.

         Section 6.14 Limitation on Changes in Fiscal Periods. The Parent Company shall not, nor shall it permit any of its Subsidiaries to, permit the fiscal year of the Parent Company or any of its Subsidiaries to end on a day other than December 31 or change the Parent Company's method of determining fiscal quarters.

         Section 6.15 Mortgaged Term Loan Facility Rigs. The Parent Company shall not, nor shall it permit any of its Subsidiaries to,

         (a) without the previous consent in writing of the Collateral Agent, make any modification to any Mortgaged Term Loan Facility Rig which would materially or adversely alter the structure, type or performance characteristics of such Mortgaged Term Loan Facility Rig or which would materially reduce the value of such Mortgaged Term Loan Facility Rig;

         (b) employ any Mortgaged Term Loan Facility Rig or allow her employment in any trade or business which is unlawful under the laws of any relevant jurisdiction in which it is located or subject or in carrying illicit or prohibited goods or in any manner whatsoever which can reasonably be expected to render her liable to destruction, seizure or confiscation; and in the event of hostilities in any part of the world (whether war be declared or not) not employ any Mortgaged Term Loan Facility Rig or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any Government Authority or by the War Risks insurers of such Mortgaged Term Loan Facility Rig unless there shall have been effected by the Credit Parties (at their expense) such special, additional or modified insurance cover as the Collateral Agent may reasonably require;

         (c) if an Event of Default has occurred and is continuing, not without the previous consent of the Collateral Agent (such consent not to be unreasonably withheld or delayed), undertake or commence upgrades or improvements on any Mortgaged Term Loan Facility Rig in an amount exceeding or likely to exceed $5,000,000 (or the equivalent in any other currency) in the aggregate unless the Person to provide such upgrades or improvements shall first have given to the Collateral Agent a written waiver or subordination of its Liens or its equivalent, such waiver or subordination to be in form and substance reasonably satisfactory to the Collateral Agent;

         (d) charter any Mortgaged Term Loan Facility Rig to, or permit the Mortgaged Term Loan Facility Rig to serve under any contract with, a Person included within the definition of (i) "national" of a "designated foreign country," or "specially designated national" of a "designated foreign country," in the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R. Parts 500 and 515, in each case as amended, (ii) "Government of Libya", "entity of the Government of Libya" or "Libyan entity" in the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R. Part 550, as amended, or (iii) "Government of Iraq", "entity of the Government of Iraq" or "Iraqi Government entity" in the Iraqi Sanctions Regulations, 56 Fed. Reg. 2112 (1991) to be codified at 31 C.F.R. Part 575, as amended, all within the meaning of said Regulations or of any regulations, interpretations or rulings issued thereunder, or engage in any transaction that violates any provision of said Regulations or that violates any provision of the Iranian Transactions Regulations, 31 C.F.R. Part 560, as amended, the Foreign Funds Control Regulations, 31 C.F.R. Part 520, as amended, the Transaction Control Regulations, 31 C.F.R. Part 505, as amended, the Haitian Transaction Regulations, 31 C.F.R. Part 580, as amended, the Foreign Assets Control Regulations, 31 C.F.R. Part 500, as amended, or Executive Orders 12810 and 12831 if such transaction or violation would (A) expose the Collateral Agent or any Term Secured Party to any penalty, sanction or investigation or (B) jeopardize the Lien created by the Rig Mortgages or (C) might reasonably be expected to have a material adverse effect on the Credit Parties or the operation of the Mortgaged Term Loan Facility Rigs, or call at a Cuban port to load or discharge cargo or to effect repairs on the Mortgaged Term Loan Facility Rigs;

         (e) cause or permit any Mortgaged Term Loan Facility Rig to be operated in any manner contrary to law (except where the failure to operate in compliance with any law would not have a material adverse effect on the Credit Parties, such Mortgaged Term Loan Facility Rig or the Lien created by the applicable Rig Mortgage);

         (f) abandon any Mortgaged Term Loan Facility Rig in a port outside the United States of America;

         (g) engage in any unlawful trade or violate any law or carry any cargo that shall expose any Mortgaged Term Loan Facility Rig to forfeiture or capture;

         (h) operate any Mortgaged Term Loan Facility Rig in any jurisdiction or in any manner which could cause the Lien created by the applicable Rig Mortgage to be rendered unenforceable or the Collateral Agent's foreclosure or enforcement rights to be materially impaired or hindered; or

         (i) without giving prior written notice thereof to the Collateral Agent, change the registered owner, name, flag, official or patent number, as the case may be, the home port or class of any Mortgaged Term Loan Facility Rig.

         Section 6.16 Leverage Ratio. The Parent Company shall not permit its Leverage Ratio at the end of any fiscal quarter to be greater than the following ratios for the following fiscal quarters:

                  Fiscal Quarters Ending                                          Maximum Ratio
                  ----------------------                                          -------------
           June 30, 2002, September 30, 2002 and                                   4.75 to 1.00
                     December 31, 2002

              March 31, 2003, June 30, 2003,                                       4.00 to 1.00
         September 30, 2003 and December 31, 2003

              March 31, 2004, June 30, 2004,                                       3.50 to 1.00
         September 30, 2004 and December 31, 2004

               March 31, 2005 and thereafter                                       3.00 to 1.00

         Section 6.17 Interest Coverage Ratio. The Parent Company shall not permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than the following ratios for the following fiscal quarters:

                  Fiscal Quarters Ending                                          Minimum Ratio
                  ----------------------                                          -------------
           June 30, 2002, September 30, 2002 and                                   3.00 to 1.00
                     December 31, 2002

              March 31, 2003, June 30, 2003,                                       3.25 to 1.00
         September 30, 2003 and December 31, 2003

              March 31, 2004, June 30, 2004,                                       4.00 to 1.00
         September 30, 2004 and December 31, 2004

               March 31, 2005 and thereafter                                       4.50 to 1.00

         Section 6.18 Maximum Debt to Capitalization Ratio. The Parent Company shall not permit the ratio of (a) Consolidated Net Debt to (b) Total Capitalization as of the end of any fiscal quarter to be greater than the following ratios for the following fiscal quarters:

                  Fiscal Quarters Ending                                          Maximum Ratio
                  ----------------------                                          -------------
           June 30, 2002, September 30, 2002 and                                       55%
                     December 31, 2002

              March 31, 2003, June 30, 2003,                                           50%
         September 30, 2003 and December 31, 2003

              March 31, 2004, June 30, 2004,                                           45%
         September 30, 2004 and December 31, 2004

               March 31, 2005 and thereafter                                           35%

         Section 6.19 Minimum Net Worth. The Parent Company shall not permit its Consolidated Net Worth as of the last day of any fiscal quarter to be less than the sum of (i) 80% of Consolidated Net Worth at the end of the fiscal quarter immediately preceding the Closing Date plus (ii) 50% of Consolidated Net Income (if positive) earned in each fiscal quarter beginning with the first fiscal quarter after the Closing Date and (iii) 100% of the Equity Issuance Proceeds from any Equity Issuance on or after the Closing Date.

                                   ARTICLE II

                                EVENTS OF DEFAULT

         Section 7.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under any Credit
Document:

         (a) Payment. The Borrower shall fail to pay any principal of any Term Loan (including, without limitation, any mandatory prepayment required by Section 2.6) when the same becomes due and payable, or any interest on the Term Loans or any fee or other amount payable hereunder or under any other Credit Document within five Business Days after the same becomes due and payable;

         (b) Representation and Warranties. Any representation or statement made or deemed to be made by the Borrower or any other Credit Party (or any of their respective officers) in this Agreement, in any other Credit Document, or in any certificate delivered in connection with this Agreement or any other Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;

         (c) Covenant Breaches. The Borrower or any other Credit Party shall (i) fail to perform or observe any covenant contained in Section 5.2 and
Article VI of this Agreement or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Credit Document which is not covered by clause (i) above or any other provision of this Section 7.1 if such failure shall remain unremedied for 30 days after the earlier of (A) written notice of such default shall have been given to the Borrower by the Administrative Agent or any Term Lender or (B) any actual knowledge of such default by a Responsible Officer;

         (d) Cross-Default. (i) Any Credit Party shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $30,000,000.00 (or the equivalent in any other currency) when aggregated with all such Debt of the Person so in default (but excluding Debt evidenced by the Term Loans) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least $30,000,000.00 (or the equivalent in any other currency) when aggregated with all such Debt of the Person so in default (but excluding Debt evidenced by the Term Loans), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (e) Insolvency. Any Credit Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness which it would not otherwise be able to pay as it falls due or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Credit Party seeking to adjudicate it as a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against any Credit Party, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or any Credit Party shall take any corporate action to authorize any of the actions set forth above in this paragraph (e) or any analogous procedure or step is taken in any jurisdiction.

         (f) Judgments. Any judgment, decree or order for the payment of money shall be rendered against any Credit Party in an amount in excess of $20,000,000.00 (or the equivalent in any other currency) (to the extent not paid or fully covered by insurance less any deductible) if rendered solely against any Credit Party, or for which any Credit Party's allocated portion of which exceeds $20,000,000.00 (or the equivalent in any other currency) (to the extent not paid or fully covered by insurance less any deductible) and either (i) such judgment, decree or order remains unsatisfied and in effect for a period of 60 consecutive days or more without being vacated, discharged, satisfied or stayed or bonded pending appeal or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order;

         (g) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by an amount that would reasonably be expected to cause or to have a Material Adverse Change (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount);

         (h) Plan Withdrawals. The Parent Company or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount that could reasonably be expected to cause or to have a Material Adverse Change;

         (i) Credit Documents. Any material provision of the Credit Documents, including, without limitation, the provisions in Article VIII shall for any reason cease to be valid and binding on the Credit Parties or any of the Credit Parties shall so state in writing;

         (j) Security Documents. (i) The Administrative Agent and the Term Lenders shall fail to have an Acceptable Security Interest in the Collateral or
(ii) any material provision of any

Security Document shall for any reason cease to be valid and binding on the Borrower or other Credit Parties executing such Security Document, or any such Person shall so state in writing;

         (k)      Change in Control. A Change of Control shall occur;

         (l) Qualified Operator. Any owner of a Mortgaged Term Loan Facility Rig shall cease to be qualified to own and operate such Mortgaged Term Loan Facility Rig under the laws of the United States or the jurisdiction in which such Mortgaged Term Loan Facility Rig is flagged; or

         (m) Creditors' process. Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Parent Company or any of its Subsidiaries having an aggregate value (to the extent not paid or fully covered by insurance less any deductible) of the greater of $200,000,000 (or the equivalent in one or more currencies) or 5% of Consolidated Tangible Net Assets as of the end of the most recent fiscal quarter of the Parent Company and such expropriation, attachment, sequestration, distress or execution remains in effect for a period of 30 consecutive Business Days or more without being vacated, discharged, satisfied or stayed or bonded.

         Section 7.2 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.1) shall have occurred and be continuing, then, and in any such event:

         (a) the Administrative Agent (i) shall at the request of, or may with the consent of, the Consolidated Required Lenders, by notice to the Borrower, declare the obligation of each Term Lender to make Term Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request of, or may with the consent of, the Consolidated Required Lenders, by notice to the Borrower, declare the Term Loans, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Term Loans, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower; and

         (b) the Administrative Agent and the Term Secured Parties may exercise all rights and remedies available under the Security Documents and applicable law.

         Section 7.3 Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.1 shall occur:

         (a) the obligation of each Term Lender to make Term Loans shall immediately and automatically be terminated and the Term Loans, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower; and

         (b) the Administrative Agent and the Term Lenders may exercise all rights and remedies available under the Security Documents and applicable law.

         Section 7.4 Non-exclusivity of Remedies. No remedy conferred upon the Administrative Agent is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

         Section 7.5 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.2 to authorize the Administrative Agent upon the consent of the Consolidated Required Lenders to declare the Term Loans and any other amount payable hereunder due and payable pursuant to the provisions of Section 7.2 or the automatic acceleration of the Term Loans and all amounts payable under this Agreement pursuant to Section 7.3, each Term Lender is hereby authorized at any time and from time-to-time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Term Lender to or for the credit or the account of any Credit Party against any and all of the obligations of any Credit Party now or hereafter existing under this Agreement and the other Credit Documents, irrespective of whether or not such Term Lender shall have made any demand under this Agreement or such other Credit Documents, and although such obligations may be unmatured. Each Term Lender agrees to promptly notify the applicable Credit Party after any such set-off and application made by it, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Term Lender under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which such Term Lender may have.

         Section 7.6 Application of Proceeds. All proceeds received after or held at the time of maturity of the Obligations, whether by acceleration or otherwise shall be applied in the following order:

         (a) First, to payment of the reasonable expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever (together with interest payable thereon) as may have been paid or incurred in, about or incidental to any sale or other realization of Collateral, including reasonable compensation to the Collateral Agent and its agents and counsel, and to the ratable payment of any other unreimbursed reasonable expenses and indemnities for which the Collateral Agent, the Administrative Agent or any Term Secured Party is to be reimbursed pursuant to this Agreement or any other Credit Document, in each case that are then due and payable;

         (b) Second, to the ratable payment of accrued but unpaid agent's fees then due and payable to the Administrative Agent under this Agreement;

         (c) Third, to the ratable payment of accrued but unpaid interest on the Term Loans then due and payable under this Agreement;

         (d) Fourth, to the ratable payment of accrued but unpaid commitment fees then due and payable to the Term Lenders in respect of the Term Loans under this Agreement;

         (e) Fifth, to the ratable payment of all outstanding Obligations then due and payable; and

         (f) Sixth, any excess after payment in full of all Obligations shall be paid to the Borrower or any Credit Party as appropriate or to such other Person who may be lawfully entitled to receive such excess.

                                  ARTICLE III

                                  THE GUARANTY

         Section 8.1 Guaranty. Each Guarantor, joint and severally, hereby unconditionally and irrevocably guarantees the punctual payment of the Obligations (but, in the case of each Guarantor other than the Parent Company, excluding the Obligations of the Parent Company) when due, whether at stated maturity, by acceleration or otherwise, and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent and the Term Lenders in enforcing any rights under this Section 8.1. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts which constitute part of the Obligations and are owed by the Borrower even if they are declared unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower. Each Guarantor will pay to the Administrative Agent for the benefit of the Term Lenders all amounts due and payable under this Section
8.1 in Dollars in immediately available funds one Business Day after demand from the Administrative Agent.

         Section 8.2 Limitation of Liability. Notwithstanding the foregoing, any Person that becomes a Guarantor after the Closing Date (an "Additional Guarantor") (other than an Additional Guarantor that is either a Permitted Holding Company or a Subsidiary of the Borrower) shall be liable under this Agreement with respect to the Obligations only for an amount equal to (a) the aggregate Market Value of the Mortgaged Term Loan Facility Rigs owned by such Additional Guarantor determined as of the date of the most recent Rig Appraisal Reports divided by (b) the Total Commitments multiplied by (c) the Obligations.

         Section 8.3 Guaranty Absolute. Each Guarantor guarantees that the Obligations (but, in the case of each Guarantor other than the Parent Company, excluding the Obligations of the Parent Company) will be paid strictly in accordance with the terms of this Agreement, regardless of any Legal Requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Term Lender with respect thereto. The guaranty provided for in
Section 8.1 is a guaranty of payment, not of collection and each Guarantor's obligations hereunder are primary, not secondary. The obligations of each Guarantor under Section 8.1 are independent of the Obligations, joint and several with any other Guarantor in each and every particular (except that the obligations of each Guarantor other than the Parent Company under Section 8.1 do not extend to the Obligations of the Parent Company), and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against the Borrower or any other Person or whether the Borrower or any other Person is joined in any such action or actions. The liability of the Guarantors under Section 8.1 shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of any other provision of this Agreement or any other Credit Document;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other liabilities, or any other amendment or waiver of or any consent to departure from this Agreement or any other Credit Document, including, without limitation, any increase in the Obligations or any other liabilities resulting from the extension of additional credit to the Borrower or otherwise (provided that the guarantee under this Article VIII will apply to such Credit Documents or other document or security as amended or replaced);

         (c) any taking, exchange, release or non-perfection of any collateral (if any), or any taking, release, amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations or any other liabilities;

         (d) any manner of application of collateral (if any), or proceeds thereof or of collections on account of any other guaranty to all or any of the Obligations or any other liabilities, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other liabilities or any other assets of the Borrower;

         (e) any change, restructuring or termination of the corporate structure or existence of the Borrower; or

         (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor (other than the defense of prior payment).

Notwithstanding the foregoing, each of the Guarantors shall be liable under this
Article VIII only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

         Section 8.4 Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and the guaranty provided for in Section 8.1 and any requirement that the Administrative Agent or any Term Lender protect, secure, perfect or insure any security interest or other Lien or any property subject thereto or exhaust any right to take any action against any Guarantor or any other Person or any collateral.

         Section 8.5       Subrogation.

         (a) Until such time as the Obligations are paid in full, each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, by making any payment hereunder or otherwise to be subrogated to the rights of the Administrative Agent and the Term Lenders against the Borrower or any other Person with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower or any other Person in respect thereof. If any amount shall be paid to any Guarantor on account of such subrogation in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Administrative Agent and the Term Lenders and shall forthwith be paid to the

Administrative Agent to be credited against and applied upon the Obligations, whether matured or unmatured, in such order as may be determined by the Term Lenders.

         (b) Each Guarantor agrees that, to the extent that the Borrower makes payment to the Administrative Agent or any Term Lender, or the Administrative Agent or any Term Lender receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. Each Guarantor shall defend and indemnify the Administrative Agent and the Term Lenders from and against any claim or loss under this subsection 8.4 (including reasonable attorneys' fees and expenses) in the defense of any such action or suit, but excluding any such losses, liabilities, claims, damages, or expenses incurred by reason of the gross negligence, bad faith or willful misconduct of the Administrative Agent or any Term Lender.

         Section 8.6 No Guarantee of Indenture Issuer Obligations. No provision of this Agreement or any other Credit Document shall require any Guarantor that is a Subsidiary of the Person that is the issuer of the existing Debt under the Senior Indenture and the Subordinated Indenture (on the Closing Date, such Person being the U.S. Parent) or any successor or assign of such Person with respect to such Debt to guarantee or otherwise be liable, directly or indirectly, for any obligation of such Person under any Credit Document.

                                   ARTICLE IV

                                   THE AGENTS

         Section 9.1 Appointment; Nature of Relationship. CLNY is hereby appointed by the Term Lenders as the Administrative Agent hereunder and under each other Credit Document (other than the Security Documents), and to act as the Collateral Agent under each of the Security Documents, and each of the Term Lenders irrevocably authorizes the Agents to act as the contractual representatives of such Term Lender with the rights and duties expressly set forth herein and in the other Credit Documents. The Agents agree to act as such contractual representative upon the express conditions contained in this Article
IX. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that neither of the Agents shall have any fiduciary responsibilities to any Term Lender by reason of this Agreement or any other Credit Document and that the Agents are merely acting as the representatives of the Term Lenders with only those duties as are expressly set forth in this Agreement and the other Credit Documents. In its capacity as the Term Lenders' contractual representative, the Agents (a) do not hereby assume any fiduciary duties to any of the Term Lenders, (b) are "representatives" of the Term Lenders within the meaning of Section 9-105 of the Uniform Commercial Code as adopted in the State of New York and (c) are acting as independent contractors, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Credit Documents. Each of the Term Lenders hereby agrees to assert no claim against either of the Agents on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Term Lender hereby waives.

         Section 9.2 Powers. The Agents shall have and may exercise such powers under the Credit Documents as are specifically delegated to such Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Neither of the Agents shall have any implied duties to the Term Lenders, or any obligation to the Term Lenders to take any action thereunder except any action specifically provided by the Credit Documents to be taken by such Agent.

         Section 9.3 General Immunity. None of the Agents, the Arranger or any of their respective directors, officers, agents or employees shall be liable to any Credit Party or any Term Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         Section 9.4 No Responsibility for Loans, Recitals, etc. None of the Agents, the Arranger or any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Credit Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Credit Document, including, without limitation, any agreement by an obligor to furnish information directly to each Term Lender; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to any Agent; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Credit Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. Neither of the Agents shall have any duty to disclose to the Term Lender information that is not required to be furnished by the Parent Company or any of its Subsidiaries to such Agent at such time, but is voluntarily furnished by the Parent Company or any of its Subsidiaries to such Agent (either in its capacity as Agent or in its individual capacity).

         Section 9.5 Action on Instructions of Term Lenders. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Credit Document in accordance with written instructions signed by the Required Term Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Term Lenders and on all holders of Term Loans. The Term Lenders hereby acknowledge that the Agents shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Term Lenders. Each Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document unless it shall first be indemnified to its satisfaction by the Term Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         Section 9.6 Employment of Agents and Counsel. Each Agent may execute any of its duties as Agent hereunder and under any other Credit Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Term Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of such Agent or attorneys-in-fact selected by it with reasonable care. Each Agent shall be entitled to advice of their respective counsels concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Credit Document.

         Section 9.7 Reliance on Documents; Counsel. Each Agent shall be entitled to rely upon any Term Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by such Agent, which counsel may be employees of such Agent.

         Section 9.8 Agent's Reimbursement and Indemnification. The Term Lenders agree to reimburse and indemnify the Agents ratably in proportion to their respective Pro Rata Shares (a) for any amounts not reimbursed by any Credit Party for which such Agent is entitled to reimbursement under the Credit Documents, (ii) for any other expenses incurred by the Agents on behalf of the Term Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Credit Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of the Credit Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Term Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of such Agent. The obligations of the Term Lenders under this Section 9.8 shall survive payment of the obligations and termination of this Agreement.

         Section 9.9 Notice of Default. Neither of the Agents shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent have received written notice from a Term Lender or a Credit Party referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, such Agent shall give prompt notice thereof to the Term Lenders.

         Section 9.10 Rights as a Term Lender. In the event that an Agent is a Term Lender, such Agent shall have the same rights and powers hereunder and under any other Credit Document as any Term Lender and may exercise the same as though it were not an Agent and the term "Term Lender" or "Term Lenders" shall, at any time when such Agent is a Term Lender, unless the context otherwise indicates, include such Agent in its individual capacity. Any Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Credit Document, with the Parent Company or any of its Subsidiaries in which the Parent Company or such Subsidiary is not restricted hereby from engaging with any other Person. Each Agent, in its individual capacities, is not obligated to remain a Term Lender.

         Section 9.11 Lender Credit Decision. Each Term Lender acknowledges that it has, independently and without reliance upon any Agent or any other Term Lender and based on the financial statements prepared by the Parent Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Term Lender also acknowledges that it will, independently and without reliance upon any Agent or any Term Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents.

         Section 9.12 Successor Agents. Either Agent may resign at any time by giving prior written notice thereof to the Term Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, 45 days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Term Lenders shall have the right to appoint, on behalf of the Borrower and the Term Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Term Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Term Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Term Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Term Lender and for all other purposes shall deal directly with the Term Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof having combined capital and retained earnings of at least $100,000,000 (or the equivalent in any other currency). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning. Upon the effectiveness of the resignation of an Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Credit Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article IX shall continue in effect for the benefit of Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Credit Documents.

         Section 9.13      Collateral Matters.

         (a) The Collateral Agent is authorized on behalf of the Term Secured Parties, without the necessity of any notice to or further consent from the Term Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain Acceptable Security Interests in and Liens upon the Collateral granted pursuant to the Security Documents. The Collateral Agent is further authorized on behalf of the Term Secured Parties, without the necessity of any notice to or further consent from the Term Secured Parties, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Term Secured Parties under the Credit Documents or applicable Legal Requirements.

         (b) Each of the Term Secured Parties irrevocably authorize the Collateral Agent to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Term Commitments and payment in full of all outstanding Term Loan and all other Obligations payable under this Agreement and under any other Credit Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement or the other Credit Documents; (iii) constituting property in which any Credit Party owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to any Credit Party under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended;
(v) if approved, authorized or ratified in writing by the Required Term Lenders or all the Term Lenders, as the case may be, as required by Section 11.1 or (vi) as otherwise permitted by this Agreement. Upon the request of the Collateral Agent at any time, the Term Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 9.13.

         (c) In the event that any claim or Lien is asserted against any Mortgaged Term Loan Facility Rig for loss, damage or expense which is covered by an Insurance Policy, and it is necessary for any Credit Party to obtain a bond or supply other security to prevent the arrest of such Mortgaged Term Loan Facility Rig or to release the Mortgaged Term Loan Facility Rig from arrest on account of such claim or Lien, the Collateral Agent may, in the sole discretion of the Collateral Agent, and upon notice to the applicable Credit Party, assign to any Person executing a surety or guaranty bond or other agreement to save or release any such Mortgaged Term Loan Facility Rig from such arrest, all right, title and interest of the Collateral Agent and the other Secured Parties in and to the applicable Insurance Policies covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

         (d) Each Credit Party hereby irrevocably appoints the Collateral Agent as such Credit Party's attorney-in-fact, with full authority to, after the occurrence of a Default, act for such Credit Party and in the name of such Credit Party to, in the Collateral Agent's discretion upon the occurrence and during the continuance of Default, file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Credit Party where permitted by law, to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper which are part of the Collateral, and to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral and to file any claims or take any action or institute any proceedings which the Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral. The power of attorney granted hereby is coupled with an interest and is irrevocable.

         (e) If any Credit Party fails to perform any covenant contained in this Agreement or the other Security Documents, the Collateral Agent may itself perform, or cause performance of, such covenant, and such Credit Party shall pay for the expenses of the Collateral Agent incurred in connection therewith in accordance with Section 11.4.

         (f) The powers conferred on the Collateral Agent under this Agreement and the other Security Documents are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for monies or other property actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The

Collateral Agent shall be deemed to have exercised reasonable care as to the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, provided that the Collateral Agent shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral.

                                   ARTICLE X

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         Section 10.1 Successors and Assigns. The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of the Borrower and the Term Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Credit Documents and (b) any assignment by any Term Lender must be made in compliance with Section 10.3. Notwithstanding clause (b) of this Section, any Term Lender may at any time, without the consent of the Borrower or the Administrative Agent, pledge or assign all or any portion of its rights under this Agreement to secure obligations of such Term Lender including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the transferor Term Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Term Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 10.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of the Term Loans agrees by acceptance thereof to be bound by all the terms and provisions of the Credit Documents. Any request, authority, or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Term Loan, shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Term Loan.

         Section 10.2      Participations.

         (a) Permitted Participants; Effect. Any Term Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Term Loans owing to such Term Lender, any Term Note held by such Term Lender, any Term Commitment of such Term Lender, if any, or any other interest of such Term Lender under the Credit Documents. In the event of any such sale by a Term Lender of participating interests to a Participant, such Term Lender's obligations under the Credit Documents shall remain unchanged, such Term Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Term Lender shall remain the holder of any such Term Note for all purposes under the Credit Documents, all amounts payable by the Credit Parties under this Agreement shall be determined as if such Term Lender had not sold such participating interests, and the Credit Parties and the Administrative Agent shall continue to deal solely and directly with such Term Lender in connection with such Term Lender's rights and obligations under the Credit Documents.

         (b) Voting Rights. Each Term Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification, or waiver of any provision of the

Credit Documents other than any amendment, modification, or waiver which effects any of the amendments, modifications or waivers referenced in Section 11.1 (other than with respect to the proviso at the end of Section 11.1).

         (c) Benefit of Setoff. The Borrower agree that each Participant shall be deemed to have the right of setoff provided in Section 7.5 in respect of its participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Term Lender under the Credit Documents; provided, that each Term Lender shall retain the right of setoff provided in Section 7.5 with respect to the amount of participating interests sold to each Participant; and provided further that such right of setoff shall not be exercisable until five Business Days after the date upon which the Borrower receives written notice of the fact that such Participant is a Participant (it being understood that neither the Administrative Agent, the Term Lender granting such participation nor the Participant shall be obligated to give such notice). The Term Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 7.5, agrees to share with each Term Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared as if each Participant were a Term Lender.

         Section 10.3      Assignments.

         (a) Permitted Assignments. Any Term Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more Eligible Assignees ("Purchasers") all or any part of its rights and obligations under the Credit Documents; provided, however, that in the case of an assignment to an Eligible Assignee which is not a Term Lender or an Affiliate or an Approved Fund of a Term Lender, such assignment shall be in a minimum amount of (i) $1,000,000.00 or (ii) all of such Term Lender's Term Commitments, if any, and Term Loans. Such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit A or in such other form as may be agreed to by the parties thereto ("Assignment and Acceptance"). The consent of the Administrative Agent and, so long as no Default is continuing, the Borrower shall be required prior to an assignment becoming effective, unless the assignment or transfer is (A) by CLNY connection with the syndication of the Term Commitments and the Term Loans made hereunder, or (B) to another Term Lender, Revolving Lender or an Affiliate or Approved Fund of such Lender. Such consent shall not be unreasonably withheld or delayed.

         (b) Effect; Effective Date. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (i) the Purchaser thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Term Lender hereunder and (ii) such Term Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Term Lender's rights and obligations under this Agreement, such Term Lender shall cease to be a party hereto). Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Term Lender, the Administrative Agent and the Borrower shall, if the transferor Term Lender or the Purchaser desires that its Term Loans be evidenced by Term Notes, make appropriate arrangements so that new Term Notes or, as appropriate, replacement Term Notes are issued to such transferor Term Lender and new Term Notes or, as appropriate, replacement Term Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Term Loans, as adjusted pursuant to such assignment.

         Section 10.4 Dissemination of Information. Each of the Agents and the Term Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' or Approved Funds' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) to the extent required, in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement for the benefit of the Credit Parties containing provisions substantially the same as those of this Section
10.4 or any other confidentiality obligation referred to herein, to (i) any Participant or Purchaser or any other Person acquiring an interest in the Credit Documents (each a "Transferee") and any prospective Transferee or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Parent Company and its Subsidiaries; (g) with the prior written consent of the Parent Company or the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or Term Lender on a nonconfidential basis from a source other than the Parent Company or any of its Subsidiaries; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, any Agent or any Term Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Term Lenders in connection with the administration and management of this Agreement, the other Credit Documents, and the Term Loans. For the purposes of this Section, "Information" means all information received from, or on behalf of, the Parent Company or any of its Subsidiaries relating to the Parent Company, any of its Subsidiaries or their business, other than any such information that is available to any Agent or any Term Lender on a nonconfidential basis prior to disclosure by the Parent Company or any of its Subsidiaries; provided that, in the case of information received from the Parent Company or any of its Subsidiaries after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         Section 10.5 Tax Treatment. If any interest in any Credit Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Term Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.10.

                                   ARTICLE X

                                  MISCELLANEOUS

         Section 11.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Credit Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Term Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Term Lender directly affected thereby and the Borrower, do any of the following: (a) increase the Term Commitments of the Term Lenders, (b) reduce the principal of, or interest on, the Term Loans or any fees or other amounts payable hereunder or under any other Credit Document, (c) postpone any date fixed for any scheduled payment or prepayment of principal of, or interest on, the Term Loans for any fees or other amounts payable hereunder, (d) change the number of Term Lenders which shall be required to take any action hereunder or under any other Credit Document, (e) amend Section 2.11 or this Section 11.1,
(f) except as expressly permitted by this Agreement, release any Guarantor from its obligations under its Guaranty, or (g) release all or any substantial portion of the Collateral; provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Term Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document and (ii) no waiver of any of the conditions specified in Article III shall be effective against any Term Lender not executing such waiver; provided, further that the Borrower may not amend, alter, vary, supplement, terminate, revise, waive or otherwise modify any of the terms or provisions of, or add any new or additional terms or provisions to, this Agreement or any other Credit Document without the prior written consent of the Required Revolving Lenders; provided, however, that the Borrower may, without the prior written consent of the Required Revolving Lenders, (i) amend, alter, vary, supplement, revise or waive any of the terms or provisions of, or add any new or additional terms or provisions to (A) any of the Security Documents or (B) Section 2.6 of this Agreement, (ii) release all or any portion of the Collateral or any Guarantor or (iii) make any amendment, supplement, consent or waiver which is administrative, immaterial or nonsubstantive in nature, not adverse to the Revolving Lenders and has been consented to by the Administrative Agent. Notwithstanding the foregoing, the consent of the Required Required Lenders is not required for the Term Lenders to accelerate, or to permit the acceleration of, the maturity of the Term Loans or to exercise any rights and remedies available under the Security Documents, the guaranties provided by the Guarantors or applicable law.

         Section 11.2 Notices, Etc. All notices and other communications shall be in writing (including telecopy or telex) and mailed, telecopied, telexed, hand delivered or delivered by a nationally recognized overnight courier, if to any Credit Party, at its address as set forth on Schedule 1; if to any Term Lender, at its specified Applicable Lending Office specified opposite its name on Schedule 1; if to the Administrative Agent, at its address for notices set forth in Schedule 1; and if a Notice of Borrowing or a Notice of Conversion or Continuation to the Administrative Agent at the specified Applicable Lending Office of Administrative Agent and, if different, the specified Applicable Lending Office for Administrative Agent specified opposite its name on Schedule 1 or, as to each party, at such other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered or delivered by overnight courier be effective: upon receipt, if mailed, when telecopy transmission is completed, when confirmed by telex answer-back or when delivered, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or IX shall not be effective until received by the Administrative Agent.

         Section 11.3 No Waiver; Remedies. No failure on the part of any Term Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Term Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

         Section 11.4 Costs and Expenses. The Borrower agree to pay within five Business Days of on demand (a) all out-of-pocket costs and expenses of the Agents and reasonable fees and out-of-pocket expenses of in-house counsel and outside counsel for the Agents, in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other Credit Documents, (b) all out-of-pocket costs and expenses of the Agents and reasonable fees and out-of-pocket expenses of in-house counsel and outside counsel for the Agents in connection with advising the Agents with respect to its rights and responsibilities under this Agreement, and (c) all out-of-pocket costs and expenses of the Agents and each Term Lender and reasonable fees and out-of-pocket expenses of in-house counsel and outside counsel for the Agents and each Term Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Credit Documents.

         Section 11.5 Binding Effect. This Agreement shall become effective when it shall have been executed by the Credit Parties, the Agents, and when the Administrative Agent shall have, as to each Term Lender, either received a counterpart hereof executed by such Term Lender or been notified by such Term Lender that such Term Lender has executed it.

         Section 11.6 Indemnification. The Borrower shall indemnify the Agent, the Arranger, the Term Lenders and each affiliate thereof and their respective directors, officers, employees and agents from, and discharge, release, and hold each of them harmless against, any and all losses,liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the Borrower or any Affiliate of the Borrower of the proceeds of any Term Loan, (ii) any breach by any Credit Party of any provision of this Agreement or any other Credit Document, (iii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, or (iv) any Environmental Claim or requirement of Environmental Laws concerning or relating to the present or previously-owned or operated Properties, or the operations or business, of the Parent Company or any of its Subsidiaries, and the Borrower shall reimburse the Agents, the Arranger, and each Term Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-pocket expenses (including legal fees) incurred in connection with any such investigation, litigation or other proceeding; and expressly including any such losses, liabilities, claims, damages, or expense incurred by reason of the Person being indemnified's own negligence, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, bad faith or willful misconduct of the person to be indemnified, or in the case of clause (iv) above, caused by the affirmative act of such Agent, the Arranger or such Term Lender.

         Section 11.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 11.8 Survival of Representations, etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Credit Parties in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Term Loans and any investigation made by or on behalf of the Term Lenders, none of which investigations shall diminish any Term Lender's right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.7, 2.8, 2.10(c), 11.4 and 11.6 shall survive any termination of this Agreement and repayment in full of the Obligations.

         Section 11.9 Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

         Section 11.10 Usury Not Intended. It is the intent of the Credit Parties and each Term Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Term Loans of each Term Lender including such applicable laws of the State of New York and the United States of America from time-to-time in effect. In furtherance thereof, the Term Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Term Loans, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Term Lender receiving same shall credit the same on the principal of its Term Loans (or if such Term Loans shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Term Loans are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Term Loans (or, if the applicable Term Loans shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Term Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Term Loans all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

         Section 11.11 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Credit Party hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main New York office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Credit Parties in respect of any sum due to any Term Lender or any Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Term Lender or such Agent (as the case may be) of any sum adjudged to be so due in such other currency such Term Lender or such Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Term Lender or such Agent, as the case may be, in the specified currency, each Credit Party agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Term Lender or such Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Term Lender or such Agent, as the case may be, in the specified currency and (b) any amounts shared with other Term Lenders as a result of allocations of such excess as a disproportionate payment to such Term Lender under Section 2.11, such Term Lender or such Agent, as the case may be, agrees to remit such excess to the applicable Credit Party.

         Section 11.12 Governing Law. This Agreement and each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

         Section 11.13     Consent to Jurisdiction.

         (a) Each Credit Party hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York state court sitting in New York in any action or proceeding arising out of or relating to any Credit Documents and each Credit Party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum. Any judicial proceeding by any Credit Party against any Agent, any Term Lender or any Affiliate or Approved Fund of any Agent or any Term Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Credit Document shall be brought only in a court in New York, New York.


         (b) Each Credit Party has irrevocably appointed CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Ave., New York, New York, 10011, as its agent to receive on its behalf and on behalf of its property service of copies of any summons or complaint or any other process which may be served in any action. Such service may be made by mailing or delivering a copy of such process to such Credit Party in care of the Process Agent at the Process Agent's above address, and each Credit Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Credit Party also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at the address specified for it on the signature pages of this Agreement.

         (c) Nothing in this Section 11.13 shall affect the right of any Agent or any other Term Lender to serve legal process in any other manner permitted by law or affect the right of any Agent or any Term Lender to bring any action or proceeding against any Credit Party (as a Borrower or as a Guarantor) in the courts of any other jurisdiction.

         Section 11.14 Waiver of Jury. Each Credit Party, Term Lender and Agent hereby irrevocably waives any and all right to trial by jury in respect of any legal proceeding, directly or indirectly, (whether sounding in tort, contract or otherwise) arising out of or relating to this Agreement, any other Credit Document, any of the transactions contemplated hereby, or the relationship established hereunder.

         Section 11.15     Third Party Beneficiaries. For the purposes of
Section 11.1, the Revolving Lenders are intended third party beneficiaries of this Agreement.

         EXECUTED as of the 20th day of June, 2002.

                                         BORROWER:

                                         PRIDE OFFSHORE, INC.


                                         By: /s/  EARL W. McNIEL
                                            ------------------------------------
                                                  Earl W. McNiel
                                                  Treasurer


                                         GUARANTORS:

                                         PRIDE INTERNATIONAL, INC.


                                         By: /s/  EARL W. McNIEL
                                            ------------------------------------
                                                  Earl W. McNiel
                                                  Chief Financial Officer


                                         MEXICO DRILLING LIMITED LLC

                                         By: /s/  EARL W. McNIEL
                                            ------------------------------------
                                                  Earl W. McNiel
                                                  Treasurer


                                         PRIDE CENTRAL AMERICA, LLC

                                         By: /s/  EARL W. McNIEL
                                            ------------------------------------
                                                  Earl W. McNiel
                                                  Treasurer


                                         PRIDE DRILLING, LLC

                                         By: /s/  EARL W. McNIEL
                                            ------------------------------------
                                                  Earl W. McNiel
                                                  Treasurer

                                         PRIDE NORTH AMERICA LLC

                                         By: /s/  EARL W. McNIEL
                                            ------------------------------------
                                                  Earl W. McNiel
                                                  Treasurer


                                         PRIDE OFFSHORE INTERNATIONAL LLC

                                         By: /s/  EARL W. McNIEL
                                            ------------------------------------
                                                  Earl W. McNiel
                                                  Treasurer


                                         PRIDE SOUTH PACIFIC LLC

                                         By: /s/  EARL W. McNIEL
                                            ------------------------------------
                                                  Earl W. McNiel
                                                  Treasurer

                                        ADMINISTRATIVE AGENT:

                                        CREDIT LYONNAIS NEW YORK BRANCH,
                                        as Administrative Agent

                                        By: /s/ BERNARD WEYMULLER
                                           -------------------------------------
                                        Name:   Bernard Weymuller
                                             -----------------------------------
                                        Title:  Senior Vice President
                                              ----------------------------------



                                        TERM LENDERS:

TERM COMMITMENT                         CREDIT LYONNAIS NEW YORK BRANCH
$200,000,000

                                        By: /s/ BERNARD WEYMULLER
                                           -------------------------------------
                                        Name:   Bernard Weymuller
                                             -----------------------------------
                                        Title:  Senior Vice President
                                              ----------------------------------

                                    EXHIBIT A

                            ASSIGNMENT AND ACCEPTANCE

                          Dated ________________, 200_

         Reference is made to the Term Loan Agreement dated as of June 20, 2002 (as the same may be amended or modified from time to time, the "Term Loan Agreement") among Pride Offshore, Inc., a Delaware corporation (the "Borrower"), the Term Lenders and Credit Lyonnais New York Branch, as Administrative Agent for the Term Lenders. Capitalized terms not otherwise defined in this Assignment and Acceptance shall have the meanings assigned to them in the Term Loan Agreement.

         Pursuant to the terms of the Term Loan Agreement, _______________ wishes to assign and delegate ___% (1) of its rights and obligations under the Term Loan Agreement. Therefore, _______________ ("Assignor"), _______________
("Assignee"), and the Administrative Agent agree as follows:

         1. As of the Effective Date (as defined below), the Assignor hereby sells and assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (i), (ii), and (iii) of Section 2, a ___% interest in and to all of the Assignor's rights and obligations under the Term Loan Agreement, including, without limitation, the Term Loans owing to the Assignor and the Term Note, if any, held by the Assignor.

         2. The Assignor (i) represents and warrants that, prior to executing this Assignment and Acceptance, the aggregate outstanding principal amount of Term Loans owed to it by the Borrower is $ ; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Term Loan Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Term Loan Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor, or the performance or observance by the Borrower or any Guarantor of any of their obligations under the Term Loan Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; [and]
(v) represents and warrants that it is an Eligible Assignee[; and (vi) attaches the Term Note referred to in paragraph 1 above and requests that the Administrative Agent exchange such Term Note for a new Term Note dated the Effective Date in the principal amount of $__________ payable to the order of the Assignee [and a new Term Note dated the Effective Date in the principal amount of $__________ payable to the order of Assignor]].

------------

(1)    Specify percentage in no more than 5 decimal points.

         3. The Assignee (i) confirms that it has received a copy of the Term Loan Agreement, together with copies of the financial statements referred to in
Section 4.5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement or any other Credit Document; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Term Loan Agreement and any other Credit Document as are delegated to the Administrative Agent or the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Term Loan Agreement or any other Credit Document are required to be performed by it as a Term Lender; (v) specifies as its Applicable Lending Office (and address for notices), the office(s) set forth beneath its name on the signature pages hereof; and (vi) attaches the forms prescribed by the appropriate Governmental Authority certifying as to the Assignee's status for purposes of determining exemption from withholding taxes with respect to all payments to be made to the Assignee under the Term Loan Agreement [and its Term Note] or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty (2).

         4. The effective date for this Assignment and Acceptance shall be __________ __, 200_ (the "Effective Date") and following the execution of this Assignment and Acceptance, the Administrative Agent will record it.

         5. Upon such recording, and as of the Effective Date, (i) the Assignee shall be a party to the Term Loan Agreement as a "Term Lender" thereunder for all purposes, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Term Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights against the Borrower pursuant to Sections 2.7, 2.8, 2.10(c) and 11.4 of the Term Loan Agreement, which shall survive this assignment) and be released from its obligations under the Term Loan Agreement (except for its obligations and agreements under Section 9.8, 10.4 and 11.14, which shall survive this assignment).

         6. Upon such recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Term Loan Agreement and the Term Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and commitment fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Term Loan Agreement [and the Term Notes] for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

--------------

(2) If the Assignee is organized under the laws of a jurisdiction outside the United States or France.

         The parties hereto have caused this Assignment and Acceptance to be duly executed as of the date first above written.

                                           [ASSIGNOR]



                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           Address:
                                                   ----------------------------


                                           Attention:
                                                     --------------------------
                                           Telecopy:
                                                    ---------------------------
                                           Telephone:
                                                     --------------------------



                                           [ASSIGNEE]



                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           Applicable Lending Office:

                                           Address:
                                                   ----------------------------


                                           Attention:
                                                     --------------------------
                                           Telecopy:
                                                    ---------------------------
                                           Telephone:
                                                     --------------------------


                                           CREDIT LYONNAIS NEW YORK BRANCH,
                                           as Administrative Agent



                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

         This certificate dated as of __________ ___, 200__ for the fiscal quarter ending __________ ___, 200__ is prepared pursuant to Section 5.5(d) of the Credit Agreement dated as of June 20, 2002 (as it may be amended in accordance with its terms, the "Credit Agreement") among Pride Offshore, Inc., a Delaware corporation (the "Borrower"), the Term Lenders party thereto, and Credit Lyonnais New York Branch, as Administrative Agent for the Term Lenders. Unless otherwise defined in this certificate, capitalized terms used herein that are defined in the Credit Agreement shall have the meanings set forth in the Credit Agreement.

         The Borrower hereby certifies (a) that no Default has occurred or is continuing, (b) that all of the representations and warranties made by the Credit Parties in Article IV of the Credit Agreement and in each other Credit Document are true and correct on and as of the date hereof, and (c) that as of the last day of the fiscal quarter ending immediately preceding the date of this Certificate the following amounts and calculations were true and correct:

SECTION 5.14.  SECURITY MAINTENANCE RATIO.

               (a)  Market Value of the Mortgaged Term Loan
                    Facility Rigs
                                                                 --------------

               (b)  outstanding principal amount of the Term
                    Loans
                                                                 --------------

                    Security Maintenance Ratio

                    (a) divided by (b)
                                                                 --------------

               Compliance                                           2.0 to 1.0

SECTION 6.16.  LEVERAGE RATIO.

               (a)  Consolidated Net Debt
                                                                 --------------
                    (i)  Debt of the Parent Company and
                         its Subsidiaries
                                                                 --------------
                    (ii) Unrestricted Cash
                                                                 --------------
                    (iii) Consolidated Net Debt
                                                                 --------------
                          (i) minus (ii)
                                                                 --------------
               (b)  Consolidated EBITDA
                                                                 --------------

                    (i)  Consolidated Operating Income
                                                                 --------------

                    (ii) depreciation, amortization and
                         other non-cash expenses
                                                                 --------------

                    (iii)cash costs directly related
                         to the Acquisition by the
                         Parent Company of Marine
                         Drilling Companies, Inc. and
                         its Subsidiaries
                                                                 --------------

                    (iv) Pro Forma Consolidated EBITDA*
                                                                 --------------
                    (v)  Consolidated EBITDA
                                                                 --------------
                        (i)  plus (ii) plus (iii) plus (iv)
                                                                 --------------
               Leverage Ratio

                    (a) divided by (b)
                                                                 --------------

                  Compliance

                  For the fiscal quarters ending June 30, 2002,
                  September 30, 2002 and December 31, 2002         4.75 to 1.00

                  For the fiscal quarters ending March 31, 2003,
                  June 30, 2003, September 30, 2003, and
                  December 31, 2003                                4.00 to 1.00

                  For the fiscal quarters ending March 31, 2004,
                  June 30, 2004, September 30, 2004, and
                  December 31, 2004                                3.50 to 1.00

                  March 31, 2005 and thereafter                    3.00 to 1.00


SECTION 6.17.  INTEREST COVERAGE RATIO.

               (a)  Consolidated EBITDA
                                                                 --------------
                    (i)  Consolidated Operating Income
                                                                 --------------
                    (ii) depreciation, amortization and
                         other non-cash expenses
                                                                 --------------
                    (iii) cash costs directly related
                          to the

---------------

*    Attach certificate setting forth calculation of Pro Forma Consolidated
     EBITDA.

                  Acquisition by the Parent Company of
                  Marine Drilling Companies, Inc. and its
                  Subsidiaries
                                                                 --------------

                    (iv) Pro Forma Consolidated EBITDA*
                                                                 --------------
                    (v)  Consolidated EBITDA
                                                                 --------------

                        (i) plus (ii) plus (iii) plus (iv)
                                                                 --------------

               (b)  Consolidated Net Interest Expense

                    (i)  cash interest expense of the
                         Parent Company and its
                         Subsidiaries
                                                                 --------------

                    (ii) cash interest income of the Parent
                         Company and its Subsidiaries
                                                                 --------------

                    (iii) pro forma adjustment, if any*
                                                                 --------------

                    (iv) Consolidated Net Interest Expense
                                                                 --------------

                         (i) minus (ii) plus (iii)
                                                                 --------------
                  Interest Coverage Ratio

                  (a) divided by (b)
                                                                 --------------
                  Compliance

                  For the fiscal quarters ending June 30, 2002,
                  September 30, 2002 and December 31, 2002         3.00 to 1.00

                  For the fiscal quarters ending March 31, 2003,
                  June 30, 2003, September 30, 2003, and
                  December 31, 2003                                3.25 to 1.00

                  For the fiscal quarters ending March 31, 2004,
                  June 30, 2004, September 30, 2004, and
                  December 31, 2004                                4.00 to 1.00

                  March 31, 2005 and thereafter                    4.50 to 1.00


SECTION 6.18.     MAXIMUM DEBT TO CAPITALIZATION RATIO.

-------------

*    Attach certificate setting forth calculation of Pro Forma Consolidated
     EBITDA.

               (a) Consolidated Net Debt
                                                                 --------------
                    (i)  Debt of the Parent Company and
                         its Subsidiaries
                                                                 --------------

                    (ii) Unrestricted Cash
                                                                 --------------

                    (iii) Consolidated Net Debt
                                                                 --------------

                          (i) minus (ii)
                                                                 --------------

               (b)  Total Capitalization
                                                                 --------------

                    (i)  Consolidated Net Debt
                                                                 --------------

                    (ii) Consolidated Net Worth
                                                                 --------------

                    (iii) Total Capitalization
                                                                 --------------

                          (i) plus (ii)
                                                                 --------------

              Maximum Debt to Capitalization Ratio

               (a) divided by (b)
                                                                 --------------
              Compliance

                  For the fiscal quarters ending June 30, 2002,
                  September 30, 2002 and December 31, 2002              55%

                  For the fiscal quarters ending March 31, 2003,
                  June 30, 2003, September 30, 2003, and
                  December 31, 2003                                     50%

                  For the fiscal quarters ending March 31, 2004,
                  June 30, 2004, September 30, 2004, and
                  December 31, 2004                                     45%

                  March 31, 2005 and thereafter                         35%

SECTION 6.19.     MINIMUM NET WORTH.

                  Consolidated Net Worth
                                                                 --------------
                  Compliance

                    (i)  80% of Consolidated Net Worth
                         at the end of the fiscal
                         quarter immediately

                         preceding the Closing Date
                                                                 --------------

                    (ii) 50% of Consolidated Net Income
                         (if positive)
                                                                 --------------

                    (iii) Equity Issuance Proceeds

                                                                 --------------
                    Minimum Net Worth

                         (i) plus (ii) plus (iii)
                                                                 --------------

         Executed this       day of           , 200    .
                      ------       -----------     ----


                                      PRIDE INTERNATIONAL, INC.



                                      By:
                                         ------------------------------------
                                      Name:
                                           ----------------------------------
                                      Title:
                                            ---------------------------------

                                    EXHIBIT C

                                     FORM OF
                               NOTICE OF BORROWING



                                     [Date]


Credit Lyonnais New York Branch, as Administrative Agent
1301 Avenue of the Americas
New York, New York  10019-6022
Attention:        ____________________


Ladies and Gentlemen:

The undersigned, Pride Offshore, Inc., a Delaware corporation (the "Borrower"), refers to the Term Loan Agreement dated as of June 20, 2002 (as the same may be amended or modified from time to time, the "Term Loan Agreement," the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) among the Borrower, the Term Lenders, and the Administrative Agent, and hereby gives you irrevocable notice pursuant to
Section 2.2(a) of the Term Loan Agreement that the undersigned hereby requests the Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by
Section 2.2(a) of the Credit Agreement:

          (a) The Business Day of the Proposed Borrowing is ________________.

          (b) The Proposed Borrowing will consist of [Eurodollar Loans] [Base Rate Loans].

          (c) The aggregate amount of the Proposed Borrowing is $200,000,000.00.

          (d) [The Interest Period for each Eurodollar Loan is made as part of the Proposed Borrowing is [_____ month[s] commencing on ____________ and ending on ____________]].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (a) the representations and warranties contained in Article IV of the Term Loan Agreement and in each other Credit Document are correct in all material respects on and as of the date of the Proposed Borrowing before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

          (b) no Default has occurred and is continuing or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

                                               Very truly yours,

                                               PRIDE OFFSHORE, INC.


                                               By:______________________________

                                               Name:____________________________

                                               Title: __________________________

                                 EXHIBIT D

                                     FORM OF
                      NOTICE OF CONVERSION OR CONTINUATION




                                     [Date]


Credit Lyonnais New York Branch, as Administrative Agent
1301 Avenue of the Americas
New York, New York  10019-6022
Attention:        _____________________

Ladies and Gentlemen:

The undersigned, Pride Offshore, Inc., a Delaware corporation (the "Borrower"), refers to the Term Loan Agreement dated as of June 20, 2002 (as the same may be amended or modified from time to time, the "Term Loan Agreement," the defined terms of which are used in this Notice of Conversion or Continuation unless otherwise defined in this Notice of Conversion or Continuation) among the Borrower, the Term Lenders, and the Administrative Agent, and hereby gives you irrevocable notice pursuant to Section 2.2(b) of the Term Loan Agreement that the undersigned hereby requests a Continuation or Conversion ("Proposed Borrowing") of an outstanding Borrowing, and in connection with that request sets forth below the information relating to the Proposed Borrowing as required by Section 2.2(b) of the Credit Agreement:

          (a) The Business Day of the Proposed Borrowing is _______________.

          (b) The aggregate amount of the Borrowing to be Converted or Continued is $ _______.

          (c) The Proposed Borrowing consists of [a Conversion to [Eurodollar Loans][a Continuation].

          (d) [The Interest Period for each Proposed Borrowing is [____ month[s] commencing on ____________ and ending on _____________].]

                                              Very truly yours,

                                              PRIDE OFFSHORE, INC.

                                               By:______________________________

                                               Name:____________________________

                                               Title: __________________________

                                    EXHIBIT E

                           FORM OF SECURITY AGREEMENT


         This Security Agreement dated as of June 20, 2002 ("Security Agreement") is between _______________________________, a __________________
(the "Debtor"), and Credit Lyonnais New York Branch, as collateral agent ("Collateral Agent") for the Term Secured Parties (as defined below).

                                  INTRODUCTION

         A. Pride Offshore, Inc., a Delaware corporation (the "Borrower"), has entered into a Term Loan Agreement dated as of June 20, 2002 (as amended, modified, supplemented or restated from time to time, the "Term Loan Agreement," the defined terms of which are used in this Security Agreement unless otherwise defined herein) together with the lenders party thereto (the "Term Lenders"), and Credit Lyonnais New York Branch, as administrative agent ("Administrative Agent") for the Term Lenders, providing for the making of Term Loans by the Term Lenders.

         [B. The Debtor has guaranteed the Borrower's obligations owing to the Term Secured Parties under the Credit Documents pursuant to Article VIII of the Term Loan Agreement (the "Guaranty").](1)

         C. Under the Term Loan Agreement, it is required that the Debtor shall secure its obligations under the [Credit Documents][Guaranty] by entering into this Security Agreement.

         Therefore, the Debtor hereby agrees with the Collateral Agent for its benefit and the benefit of the other Term Secured Parties as follows:

Section 1. Definitions.

         Any terms used in this Security Agreement that are defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York ("UCC") shall have the meanings assigned to those terms by the UCC as of the date of this Security Agreement, unless otherwise defined in this Security Agreement.

Section 2. Security Interest.

         2.1 Grant of Security Interest. The Debtor hereby grants to the Collateral Agent for its benefit and the ratable benefit of the Term Secured Parties a security interest in the Collateral (as defined in Section 2.2 below) to secure the performance and payment of the Obligations of the Debtor now and hereafter existing under the Term Loan Agreement and any other Credit Documents, whether for principal, interest, fees, expenses, indemnification or otherwise, (all such obligations being the "Secured Obligations").


(1) To be inserted in Security Agreements executed by Material Subsidiaries of the Borrower.

         2.2 Collateral. "Collateral" shall mean all of Debtor's right, title, and interest in the following, whether now owned or hereafter created or acquired or arising:

                  (a) Earnings. (i) (A) All rent, charterhire, day rates and fees and other moneys and rights and claims to moneys payable to the Debtor arising from the Mortgaged Term Loan Facility Rigs listed on Schedule 2.2 attached hereto (the "Debtor Rigs"); (B) all rights of the Debtor to payment under, and any moneys whatsoever payable to the Debtor under, any bareboat or time charter, drilling contract, or other contract for the use or employment of the Debtor Rigs, and all other rights and benefits whatsoever accruing to the Debtor thereunder, including (but without prejudice to the generality of the foregoing) all claims for damages for any breach by any charterer or other party thereto of such bareboat or time charter, drilling contract, or other contract for the use or employment of the Debtor Rigs; and (C) all freights, passage moneys, hire moneys, compensation payable to the Debtor in the event of the requisition of any Debtor Rig for hire, remuneration for salvage and towage services, demurrage and detention moneys, and any other earnings whatsoever due or to become due to the Debtor and all insurance proceeds payable to the Debtor with respect to any third party liability for any loss of or damage to all or any part of any Debtor Rig and (ii) all moneys or other compensation payable by reason of requisition of title or for hire or other compulsory acquisition of any Debtor Rig or its capture, seizure, arrest, detention or confiscation by any Governmental Authority or Persons acting on behalf of any Governmental Authority ("Earnings");

                  (b) Insurance Policies. (i) All insurances (including, without limitation, all certificates of entry in protection and indemnity and war risks associations or clubs) in respect of the Debtor Rigs and all renewals of and replacements for the same, (ii) all claims, returns of premium and other moneys due and to become due under or in respect of said insurances and (iii) all other rights of the Debtor under or in respect of said insurances; and

                  (c) Proceeds. Any proceeds of any of the foregoing Collateral.

         2.3 Debtor Remains Liable. Anything herein to the contrary notwithstanding: (a) the Debtor shall remain liable under any contracts and agreements included in the Collateral to the extent set forth therein to perform its obligations thereunder to the same extent as if this Agreement had not been executed; (b) as between the Debtor and the Collateral Agent, the exercise by the Collateral Agent of any rights hereunder shall not release the Debtor from any obligations under any contracts and agreement included in the Collateral; and (c) Collateral Agent shall not have any obligation under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform or fulfill any of the obligations of the Debtor thereunder, including any obligation to make any inquiry as to the nature or sufficiency of any payment the Debtor may be entitled to receive thereunder, to present or file any claim, or to take any action to collect or enforce any claim for payment thereunder.

         Section 3. Representations and Warranties. The Debtor hereby represents and warrants the following to the Collateral Agent and the Term Secured Parties:

         3.1 Debtor's Name. The true and correct name of the Debtor, is the name of the Debtor as listed on the signature pages to this Security Agreement or as most recently notified to the Collateral Agent pursuant to Section 4.5 hereof.

         3.2 Lien Priority and Perfection. The security interest in the Collateral created pursuant to this Security Agreement creates a valid and binding security interest in the Collateral, securing the performance and payment of the Secured Obligations, and such security interests will be perfected first priority security interests upon the filing of appropriate financing statements naming the Debtor as debtor and Collateral Agent as collateral agent in the jurisdictions set forth on the attached Schedule 3.2, or as otherwise notified to the Collateral Agent, to the extent such interest may be perfected under the UCC.

Section 4. Debtors' Covenants.


         4.1 Further Assurances. The Debtor agrees that at any time, at the Debtor's expense, the Debtor shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary and that the Collateral Agent may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, provided, however, that, to the extent this Agreement states that the Collateral Agent may direct the Debtor to take an action during the occurrence and continuance of an Event of Default (including, without limitation, under Section 5 hereof), the Collateral Agent shall not be entitled to request the Debtor to take such action unless an Event of Default shall have occurred and be continuing. Without limiting the generality of the foregoing, each Debtor will at the Collateral Agent's request, (a) deliver and pledge to the Collateral Agent duly indorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent any instrument, document or chattel paper representing any Earnings or right to receive Earnings or arising as a result of the disposition of any Collateral, and (b) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be reasonably necessary, and as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby. The Debtor shall furnish to the Collateral Agent from time to time any statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request.

         4.2 Insurance. Upon the request of the Collateral Agent, after the occurrence and during the continuance of an Event of Default, the Debtor shall execute and deliver to the Collateral Agent any additional assignments and other documents as may be necessary or desirable to enable the Collateral Agent to directly collect any insurance proceeds.

         4.3 Transfer of Collateral; Release of Security Interest. The Debtor shall not sell, assign (by operation of law or otherwise), or otherwise dispose of any of the Collateral, except as permitted by the Term Loan Agreement (including, without limitation but for the avoidance of doubt, by merger permitted under the Term Loan Agreement). The Collateral Agent shall promptly, at the Debtor's expense, execute and deliver all further instruments and documents, and take all further action, that the Debtor may reasonably request in order to release (for itself and on behalf of the other Term Secured Lenders) its security interest in (a) any Collateral which is disposed of in accordance with the terms of the Term Loan Agreement or (b) any Collateral the release of which is contemplated by the Term Loan Agreement or this Security Agreement (including, without limitation, in the case of termination of this Security Agreement according to Section 7.4 hereof).

         4.4 Change of Name, State of Incorporation. The Debtor will notify the Collateral Agent in writing 15 days prior to any change in the Debtor's name or jurisdiction of formation.

Section 5. Remedies. If any Event of Default shall have occurred and remain uncured:

         5.1 UCC Remedies. To the extent permitted by law, the Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for in this Security Agreement or otherwise available to it, all the rights and remedies of a collateral agent under the UCC (whether or not the UCC applies to the affected Collateral).

         5.2 Assembly of Collateral. The Collateral Agent may require the Debtor to, at the Debtor's expense, promptly assemble all or part of the Collateral and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to all parties. The Collateral Agent may occupy any premises owned or leased by the Debtor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Debtor in respect of such occupation. The Collateral Agent shall have no obligation to take any action to assemble or otherwise take control of the Collateral, whether for the purposes of sale or otherwise.

         5.3 Sale of Collateral. Upon at least ten Business Days prior written notice to the Debtor of the time and place of any proposed sale or other disposition, the Collateral Agent may sell all or part of the Collateral at a public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Collateral Agent deems commercially reasonable. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned in such announcement.

         5.4 Earnings. The Collateral Agent may, or may direct any Debtor to, take any action the Collateral Agent deems necessary or advisable to enforce collection of the Earnings including, without limitation, notifying the corresponding account debtors or obligors of the assignment of such Earnings to the Collateral Agent and directing such account debtors or obligors to make payment of all amounts due or to become due directly to the Collateral Agent. Upon such notification and direction, and at the expense of the Debtor, the Collateral Agent may enforce collection of any such Earnings, and adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Debtor might have done. After receipt by the Debtor of notice that the Collateral Agent has so notified and directed an account debtor or obligor, all amounts and proceeds (including instruments) received by the Debtor in respect of the corresponding Earnings shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of the Debtor, and shall promptly be paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as Collateral. The Debtor shall not adjust, settle, or compromise the amount or payment of any receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

         5.5 Application of Collateral. The proceeds of any sale or other realization upon all or any part of the Collateral shall be applied by the Collateral Agent in order set forth in Section 7.6 of the Term Loan Agreement.

Section 6. Collateral Agent as Attorney-in-Fact for Debtor.

         6.1 Attorney-In-Fact. The Debtor hereby irrevocably appoints the Collateral Agent as the Debtor's attorney-in-fact, with full authority to, if an Event of Default shall have occurred and be continuing (a) act for the Debtor and in the name of the Debtor to, in the Collateral Agent's discretion if an Event of Default shall have occurred and be continuing, file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Debtor where permitted by law, (b) receive, endorse, and collect any drafts or other instruments, documents, and chattel paper which are part of the Collateral, and (c) ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral and (d) file any claims or take any action or institute any proceedings which the Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

         The power of attorney granted hereby is coupled with an interest and is irrevocable.

         6.2 Collateral Agent Performance. If the Debtor fails to perform any covenant contained herein, the Collateral Agent may itself perform, or cause performance of, such covenant, and the Debtor shall pay for the expenses of the Collateral Agent incurred in connection therewith in accordance with Section 7.1, provided that if no Event of Default exists, the Collateral Agent shall give the Debtor written notice and opportunity to perform prior to itself performing or causing to perform.

         6.3 Collateral Agent's Duties. The powers conferred on the Collateral Agent under this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for monies or other property actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care as to the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, provided that the Collateral Agent shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral.

Section 7. Miscellaneous.

         7.1 Expenses. The Debtor shall upon demand pay to the Collateral Agent for its benefit and the benefit of the other Term Secured Parties the amount without duplication of any reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent and the other Term Secured Parties may incur in connection with
(a) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Collateral Agent or any Term Secured Party hereunder, and (c) the failure by the Debtor to perform or observe any of the provisions hereof.

         7.2 Amendments; Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by the Debtor from the terms of this Security Agreement shall be effective unless the same shall be in writing and authenticated by the Debtor, the Collateral Agent, and either, as required by the Term Loan Agreement, the Required Term Lenders or all the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         7.3 Addresses for Notices. All notices and other communications provided for hereunder shall be made as provided in the Term Loan Agreement. All such notices and other communications shall be effective as provided in the Term Loan Agreement.

         7.4 Continuing Security Interest; Transfer of Interest. Unless earlier terminated according to Section 4.3 hereof, this Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until indefeasible payment in full and termination of the Secured Obligations, (b) be binding upon the Debtor, the Collateral Agent, the Term Secured Parties and their respective successors, and assigns, and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of, and be binding upon, the Collateral Agent, the Term Secured Parties, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause, when any Term Secured Party assigns or otherwise transfers any interest held by it under the Term Loan Agreement or other Credit Document to any other Person pursuant to the terms of the Term Loan Agreement or other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Term Secured Party under this Security Agreement. Upon the indefeasible payment in full and termination of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof.

         7.5 Choice of Law. This Security Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

         The parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

                                               DEBTOR:

                                               [DEBTOR]



                                               By:______________________________

                                               Name:____________________________

                                               Title: __________________________

                                               COLLATERAL AGENT:

                                               CREDIT LYONNAIS NEW YORK BRANCH,
                                               as Collateral Agent


                                               By:______________________________

                                               Name:____________________________

                                               Title: __________________________

                                  SCHEDULE 2.2

                                   Debtor Rigs

                                  SCHEDULE 3.2

                        List of UCC Filing Jurisdictions

                                    EXHIBIT F

                                     FORM OF
                                    TERM NOTE

$________________                                             ________ __, 2002


         For value received, the undersigned, Pride Offshore, Inc., a Delaware corporation ("Borrower"), hereby promises to pay to the order of _________________________ ("Term Lender") the principal amount of
_______________ and __/100 Dollars ($________________) or, if less, the aggregate outstanding principal amount of the Term Loan (as defined in the Term Loan Agreement referred to below) made by the Term Lender to the Borrower, together with interest on the unpaid principal amount of such Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Term Loan Agreement.

         This Term Note is one of the Term Loan referred to in, and is entitled to the benefits of, and is subject to the terms of, the Term Loan Agreement dated as of June 20, 2002 (as the same may be amended or modified from time to time, the "Term Loan Agreement"), among the Borrower, the Term Lenders and Credit Lyonnais New York Branch, as Administrative Agent for the Term Lenders. Capitalized terms used in this Term Note that are defined in the Term Loan Agreement and not otherwise defined in this Term Note have the meanings assigned to such terms in the Term Loan Agreement. The Term Loan Agreement, among other things, (a) provides for the making of a Term Loan by the Term Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term Loan being evidenced by this Term Note and (b) contains provisions for acceleration of the maturity of this Term Note upon the happening of certain events stated in the Term Loan Agreement and for prepayments of principal prior to the maturity of this Term Note upon the terms and conditions specified in the Term Loan Agreement.

         Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at 1301 Avenue of the Americas, New York, New York 10019 (or at such other location or address as may be specified by the Administrative Agent in writing to the Borrower) in same day funds. The Term Lender shall record its Term Loan and payments of principal made under this Term Note, but no failure of the Term Lender to make such recordings shall affect the Borrower's repayment obligations under this Term Note.

         Except as specifically provided in the Term Loan Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Term Note shall operate as a waiver of such rights.

         The Obligations evidenced by this Term Note are guaranteed by the Guarantors pursuant to the terms of the Term Loan Agreement and secured pursuant to the terms of the Security Documents.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                               PRIDE OFFSHORE, INC.



                                               By:______________________________

                                               Name:____________________________

                                               Title: __________________________

                                    EXHIBIT G

                                     FORM OF
                                  RIG MORTGAGE


                                                                   UNITED STATES

                         FIRST PREFERRED FLEET MORTGAGE


                                     [OWNER]



                                       and


                        CREDIT LYONNAIS NEW YORK BRANCH,
                               as Collateral Agent


                          For the Term Secured Parties
                                  Named Herein


                               Dated June 20, 2002

                                      INDEX

Subject Matter                                                                                              Page
--------------                                                                                              ----
ARTICLE I     DEFINITIONS AND INTERPRETATION............................................................     3

ARTICLE II    THE MORTGAGE..............................................................................     4

ARTICLE III   PAYMENT COVENANTS.........................................................................     5

ARTICLE IV    PRESERVATION OF SECURITY..................................................................     6

ARTICLE V     COVENANTS; REPRESENTATIONS AND WARRANTIES.................................................     8

ARTICLE VI    PROTECTION OF SECURITY....................................................................     9

ARTICLE VII   ENFORCEABILITY AND MORTGAGEE'S POWERS.....................................................     9

ARTICLE VIII  FURTHER ASSURANCES........................................................................    12

ARTICLE IX    POWER OF ATTORNEY.........................................................................    12

ARTICLE X     EXPENSES AND INDEMNITIES..................................................................    13

ARTICLE XI    COMMUNICATIONS............................................................................    14

ARTICLE XII   ASSIGNMENTS...............................................................................    15

ARTICLE XIII  WAIVER; AMENDMENT.........................................................................    15

ARTICLE XIV   MISCELLANEOUS.............................................................................    15

ARTICLE XV    JURISDICTION..............................................................................    16

                      FIRST PREFERRED FLEET MORTGAGE


         This FIRST PREFERRED FLEET MORTGAGE (this "Mortgage") dated as of June 20, 2002 is by [OWNER, a _____________________] having its principal offices at 5847 San Felipe, Suite 3300, Houston, Texas 77057 (the "Owner"), in favor of CREDIT LYONNAIS NEW YORK BRANCH, a French banking association having offices at 1301 Avenue of the Americas, New York, New York 10019, as Collateral Agent and mortgagee (in such capacity, the "Mortgagee") for the benefit of the Term Secured Parties (as defined in the Term Loan Agreement referred to below).

                                    RECITALS

         A. The Owner is the sole owner of the whole (100%) of the vessels described on Exhibit A attached hereto and made a part hereof.

         B. Pursuant to the terms of the Term Loan Agreement dated as of June 20, 2002 (as the same may be amended or supplemented from time to time, the "Term Loan Agreement") and made by and among [the Owner][Pride Offshore, Inc., a Delaware corporation (the "Borrower")], Credit Lyonnais New York Branch, as Administrative Agent and the lenders identified in Exhibit B attached hereto and who hereafter may become a party thereto ("Term Lenders"), the Term Lenders agree to make available to the [Owner][Borrower] a term loan facility in the maximum principal amount at any one time outstanding of Two Hundred Million United States Dollars (US$200,000,000) (the loans made pursuant thereto, the "Term Loans"). The Term Loans, and interest, fees and commissions thereon, are to be paid as provided in the Term Loan Agreement. The Term Loans are evidenced by the Term Loan Agreement and the other Credit Documents (as defined in the Term Loan Agreement).

         [C.      The Owner has guaranteed the Borrower's obligations owing to the Term Lenders under the Credit Documents pursuant to Article VIII of the Term Loan Agreement (the "Guaranty").]

         D. It is required under the terms of the Term Loan Agreement that the Owner shall grant and execute this Mortgage as security for its obligations under the [Guaranty and the Borrower's obligations under the] Term Loan Agreement.

         E. Therefore, the Owner, in order to secure its obligations under the [Guaranty and the Borrower's obligations under the] Term Loan Agreement and the Credit Documents, and the performance and observance of and compliance with all of the covenants, terms and conditions contained in this Mortgage, has duly authorized the execution and delivery of this Mortgage under and pursuant to 46 U.S.C. Section 31301 et seq., as amended (the "Ship Mortgage Act"), which is entered into by the Owner in consideration of the Term Lenders agreeing, at the request of the Owner [and the Borrower], to make the Term Loans available to the [Owner][Borrower] and as a condition thereto and for other good and valuable consideration provided by the Term Lenders (the sufficiency of which the Owner hereby acknowledges).

         NOW, THEREFORE, the Owner and the Mortgagee agree as follows:

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

Section 1.1 In this Mortgage unless the context otherwise requires, the following expressions shall have the following meanings:

         ["Borrower" has the meaning set forth in the Recitals hereof.]

         "Credit Documents" has the meaning set forth in the Term Loan
Agreement.

         "Credit Party" has the meaning set forth in the Term Loan Agreement.

         "Effective Date" means the date of this Mortgage.

         "Excepted Liens" has the meaning set forth in Section 5.1(b) hereof.

         ["Guaranty" has the meaning set forth in the Recitals hereof.]

         "Hazardous Materials" shall mean, collectively, "Hazardous Substance" and "Hazardous Waste" as those terms are defined in the Term Loan Agreement.

         "Lien" has the meaning set forth in the Term Loan Agreement.

         "Mortgage" has the meaning set forth in the first paragraph hereof.

         "Mortgagee" has the meaning set forth in the first paragraph hereof.

         "Owner" has the meaning set forth in the first paragraph hereof.

         "Rigs" means the whole of each of the offshore drilling rigs described on Exhibit A hereto, and includes any share or interest therein, and their engines, generators, drilling machinery and equipment, anchors, chains, pumps and pumping equipment, furniture and fittings, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired and all additions, improvements and replacements hereafter made in or to said rigs or any part thereof and all of their freight, hires and earnings.

         "Secured Indebtedness" means all obligations and liabilities of the Owner and the other Credit Parties except for the U.S. Parent (whether for principal, interest, fees, expenses or any other charges whatsoever), now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which it is a party [including, without limitation, in the case of the Owner, the Guaranty,] and the due performance and compliance by the Owner and the other Credit Parties except for the U.S. Parent with the terms of each such Credit Document.

         "Ship Mortgage Act" has the meaning set forth in the Recitals hereof.

         "Term Loan Agreement" has the meaning set forth in the Recitals hereof.

         "Term Loan Facility Period" means the period commencing on the Effective Date and ending on the date upon which all amounts owing under the Term Loan Agreement and all other amounts due to the Term Secured Parties pursuant to the Term Loan Agreement and the other Credit Documents have been repaid in full and the Term Loan Agreement has terminated.

         "Term Loans" has the meaning set forth in the Recitals hereof.

         "Term Secured Parties" has the meaning set forth in the Term Loan Agreement.

         "United States Dollars" and "US$" means the lawful currency of the United States of America.

         Section 1.2 Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Term Loan Agreement shall bear the same meanings when used but not otherwise defined in this Mortgage.

         Section  1.3 In this Mortgage:

                  (a) section headings are inserted for convenience only and shall not affect the construction of this Mortgage and, unless otherwise specified, all references to Sections are to sections of this Mortgage;

                  (b) unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

                  (c) references to Persons include bodies corporate and unincorporated;

                  (d) references to assets include property, rights and assets of every description;

                  (e) references to any document are to be construed as references to such document as amended or supplemented from time to time; and

                  (f) references to any enactment include re-enactments, amendments and extensions thereof.

                                   ARTICLE II
                                  THE MORTGAGE

         Section 2.1 Granting Clause. In order to secure the payment of the Secured Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage and the other Credit Documents to which it is a party, the Owner has GRANTED, CONVEYED and MORTGAGED and does by these presents GRANT, CONVEY and MORTGAGE unto the Mortgagee for the benefit of the Term Secured Parties and their respective successors and assigns, the whole (100%) of each Rig; TO HAVE AND TO HOLD the same unto the Mortgagee for the benefit of the Term Secured Parties and their respective successors and assigns forever, upon the terms herein set forth.

         Section 2.2 Termination. If the Owner[, the Borrower] or [its][their] respective successors and assigns shall pay or cause to be paid to the Mortgagee and the other Term Secured Parties and their respective successors or assigns the Secured Indebtedness in full as and when the same shall become due and payable in accordance with the terms of the Term Loan Agreement, [the Guaranty,] this Mortgage and the other Credit Documents; then these presents and the rights hereunder shall cease, determine and be void and, in such event, the Mortgagee agrees by accepting this Mortgage to furnish, execute and record, at the expense of the Owner, all such documents as the Owner may reasonably require to discharge this Mortgage, otherwise to be and remain in full force and effect.

         Section 2.3 Partial Release; No Waiver. If any Rig is sold, transferred, conveyed or otherwise disposed of in accordance with the Term Loan Agreement, such Rig shall be released in writing by the Mortgagee from the lien of this Mortgage, and such release shall not affect the Mortgagee's lien on the remaining Rigs. Notwithstanding anything to the contrary herein, it is not intended that any provision of this Mortgage shall waive the preferred status of this Mortgage and that if any provision or part thereof herein shall be construed as waiving the preferred status of this Mortgage then such provision shall to such extent be void and of no effect.

         Section 2.4 Owner Liable. The Owner shall remain liable to perform all the obligations assumed by it in relation to each Rig; and until such time as the Mortgagee or any Term Secured Party shall become the owner thereof following foreclosure, neither the Mortgagee nor any other Term Secured Party shall be under any obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in event of any failure by the Owner to perform its obligations in respect thereof.

         Section 2.5 Recordation under the Ship Mortgage Act. For the purpose of this Mortgage and its filing and recordation as required by the Ship Mortgage Act, (i) the total amount of the Secured Indebtedness is $200,000,000.00 of principal, plus interest, expenses and fees thereon plus the performance of mortgage covenants; (ii) the interest of the Owner (mortgagor) in the Rigs is 100% and the interest mortgaged to the Mortgagee is 100%; (iii) the respective addresses of the Owner (mortgagor) and Mortgagee are as set forth on the first page of this Mortgage; and (iv) subject to the partial release provisions in
Section 2.3 above, the discharge amount of the Mortgage is the same as the total amount, and upon receipt thereof, the Mortgagee shall release the Rigs from the lien of this Mortgage. The Mortgagee expressly does not waive the preferred status of this Mortgage.

                                  ARTICLE III
                                PAYMENT COVENANTS

         Section 3.1 Payment Obligations. The Owner hereby covenants with the Mortgagee and the other Term Secured Parties:

                  (a) to pay and indemnify the Mortgagee and the other Term Secured Parties for all such reasonable expenses, claims, liabilities, losses, costs, duties, fees, charges, or other moneys as are stated in this Mortgage to be payable by the Owner to or recoverable from the Owner by the Mortgagee and the other Term Secured Parties (or in respect of which the Owner agrees in this Mortgage to indemnify the Mortgagee and the other Term Secured Parties) at the times and in the manner specified in this Mortgage;

                  (b) to pay interest on any such reasonable expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys referred to in
Section 3.1(a) from the date on which demand by the Mortgagee or any other Term Secured Party is first made to the Owner to reimburse such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys (both before and after any relevant judgment), at a rate per annum equal at all times to the lesser of (i) the Alternate Base Rate (as defined in the Term Loan Agreement) plus 2% and (ii) the Maximum Rate (as defined in the Term Loan Agreement); and

                  (c) to pay and perform its obligations which may be or become due or owing to the Mortgagee or any other Term Secured Party, as the case may be, under this Mortgage and the other Credit Documents to which the Owner is or is to be a party at the times and in the manner specified herein or therein.

                                   ARTICLE IV
                            PRESERVATION OF SECURITY

         Section 4.1 Owner's Covenants Concerning the Security. It is declared and agreed that:

                  (a) the security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Secured Indebtedness and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Indebtedness;

                  (b) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Credit Documents;

                  (c) the Mortgagee shall not have to wait for any Term Secured Party to enforce any of the other Credit Documents, to the extent it may do so pursuant to the terms thereof, before enforcing the security created by this Mortgage;

                  (d) no failure or delay on the part of the Mortgagee in exercising any right, power or privilege hereunder and no course of dealing between the Owner and the Mortgagee or any other Term Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Mortgagee or any other Term Secured Party would otherwise have. No notice to or demand on the Owner in any case shall entitle the Owner to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Mortgagee or the Term Secured Parties to any other or further action in any circumstances without notice or demand; and

                  (e) any waiver by the Mortgagee of any terms of this Mortgage or any consent given by the Mortgagee under this Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

         Section 4.2 Settlements; No Waiver. Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Mortgagee or the Term Secured Parties or any of them by the Owner, any Credit Party, or any other Person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

         Section 4.3 Mortgagee's Rights Not Affected. The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Owner, any Credit Party, the Mortgagee, any Term Secured Party or any other Person:

                  (a) any waiver granted to or composition with the Owner, any Credit Party, or any other Person; or

                  (b) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any of the Owner, any Credit Party, or any other Person; or

                  (c) any legal limitation, disability, incapacity or other circumstances relating to the Owner, any Credit Party, or any other Person; or

                  (d) any amendment or supplement to the Term Loan Agreement, any of the other Credit Documents or any other document or security (except that the Secured Indebtedness shall be defined by reference to the Term Loan Agreement, other Credit Document or other document or security as amended or supplemented); or

                  (e) the dissolution, liquidation, amalgamation, reconstruction or reorganization of any of the Owner, any Credit Party, or any other Person; or

                  (f) the unenforceability, invalidity or frustration of any obligations of any of the Owner, any Credit Party, or any other Person under the Term Loan Agreement, any of the other Credit Documents, or any other document or security.

         Section 4.4 Moneys Received by Mortgagee. Until the Secured Indebtedness has been unconditionally and irrevocably paid in full to the satisfaction of the Mortgagee, any moneys received, recovered or realized under
Article VII relating in whole or in part to the Secured Indebtedness shall be held in a cash collateral account as security for the Secured Indebtedness and applied to the Secured Indebtedness in accordance with Section 7.6 of the Term Loan Agreement.

                                   ARTICLE V
                    COVENANTS; REPRESENTATIONS AND WARRANTIES

         Section 5.1 Owner's Covenants Concerning the Rigs and Other Matters. The Owner covenants with the Mortgagee and the other Term Secured Parties that throughout the Term Loan Facility Period the Owner will:

                  (a) comply with and satisfy all the requirements and formalities established by the Ship Mortgage Act and any other pertinent legislation of the United States to perfect this Mortgage as a legal, valid and enforceable first (subject only to Permitted Liens) and preferred Lien upon the Rigs and promptly to furnish to the Mortgagee from time to time such proofs as the Mortgagee may request for its satisfaction with respect to the compliance by the Owner with the provisions of this subsection (a);

                  (b) place, and use due diligence to retain, a properly certified copy of this Mortgage on board each Rig with her papers and cause such certified copy of this Mortgage to be exhibited to any and all Persons (and to any representative of the Mortgagee on demand) having business with such Rig which might give rise to any Lien thereon other than the Lien of this Mortgage, Permitted Liens, Liens for wages of the crew (including the master of the Rig), Liens for general average or salvage, Liens for wages of stevedores when employed directly by a person listed in Section 31341 of the Ship Mortgage Act and other maritime Liens incurred in the ordinary course of business provided such other maritime liens are inferior to the Liens created by this Mortgage (all such Liens herein collectively called "Excepted Liens"); and to place and keep prominently displayed in the chart room and in the master's cabin of each Rig a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide and 9 inches high reading as follows:

                               NOTICE OF MORTGAGE

                  This Rig is covered by a First Preferred Fleet Mortgage to Credit Lyonnais New York Branch, as Collateral Agent and Mortgagee for the benefit of the Term Secured Parties referred to in the said Mortgage under authority of the United States Ship Mortgage Act, as amended and recodified as 46 U.S.C.
                  Section 31301 et seq. Under the terms of the said Mortgage neither the Owner nor any charterer nor the master of this Rig nor any other Person has any right, power or authority to create, incur or permit to be imposed upon this Rig any lien whatsoever other than for crew's wages and salvage and other Excepted Liens (as that term is defined in said Mortgage);

                  (c) at its sole cost and expense and at no cost to the Mortgagee, cause this Mortgage to be duly filed with the U.S. Coast Guard National Rig Documentation Center in accordance with the provisions of 46 U.S.C.Section 31321, on the date hereof and subsequently duly recorded, and will otherwise comply with and satisfy all the applicable provisions of the U.S. Code, Title 46, Ch. 301 and Ch. 313, as amended, in order to establish, record and maintain this Mortgage as a first preferred mortgage thereunder upon the Rigs; and

                  (d) do all such other acts and execute all such instruments, deeds, conveyances, mortgages and assurances as the Mortgagee shall reasonably require in order to subject the Rigs to the lien of this Mortgage as aforesaid.

         Section 5.2 Representations and Warranties. The Owner hereby represents and warrants to the Mortgagee and covenants with the Mortgagee that:

                  (a) The Owner is a "citizen" of the United States of America as defined in 46 U.S.C. Section 802, as amended, duly qualified to engage in the United States coastwise trade and foreign commerce of the United States, and shall remain such a citizen during the life of this Mortgage.

                  (b) The Owner lawfully owns and is lawfully possessed of the whole (100%) of each of the Rigs free from any Lien whatsoever other than the lien of this Mortgage and Excepted Liens, and the Owner will warrant and defend the title to, and possession of, each of the Rigs and every part thereof for the benefit of the Mortgagee, against the claims and demands of all persons whomsoever.

                  (c) Except for Excepted Liens, prior to and as of the date of this Mortgage, the Owner is not aware of any maritime Liens, prior mortgages or other obligations or liability on the Rig. The Mortgagee acknowledges that is has received written notice complying with the disclosure requirements of
Section 31323 of the Ship Mortgage Act.

                                   ARTICLE VI
                             PROTECTION OF SECURITY

         Section 6.1 Mortgagee's Rights. The Mortgagee shall without prejudice to its other rights and powers under this Mortgage and the other Credit Documents be entitled (but not bound) at any time and as often as may be reasonably necessary to take any such action as it may in the reasonable exercise of its discretion think fit for the purpose of protecting or maintaining the security created by this Mortgage and the other Credit Documents (including, without limitation, any actions entitled under the Term Loan Agreement) and all reasonable expenses, liabilities, or losses (including, without limitation, reasonable legal fees) so incurred by the Mortgagee and the other Term Secured Parties in or about the protection or maintenance of the said security together with interest payable thereon according to Section 3.1(b) shall be repayable to it by the Owner on demand; provided that if no Event of Default exists, the Mortgagee shall give the Owner written notice and opportunity to take such action on the Mortgagee's behalf prior to taking any such action; provided further, however, to the extent this Mortgage states that the Mortgagee may take any action during the occurrence and continuance of an Event of Default (including, without limitation, under Article VII hereof), the Mortgagee shall not be entitled to take such action unless an Event of Default shall have occurred and be continuing.

                                  ARTICLE VII
                      ENFORCEABILITY AND MORTGAGEE'S POWERS

         Section 7.1 Events of Default. During the continuance of any of the Events of Default specified in the Term Loan Agreement but without the necessity for any court order or declaration in any jurisdiction to the effect that an Event of Default has occurred, the security constituted by this Mortgage shall become immediately enforceable and the Mortgagee shall be entitled, as and when it may see fit, to put into force and exercise all or any of the powers possessed by it as mortgagee of the Rigs or otherwise and in particular:

                  (a) to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by applicable law including the provisions of the Ship Mortgage Act or any other applicable law including the laws of any other applicable jurisdiction;

                  (b) to take possession of the Rigs or any of them whether actually or constructively and/or otherwise to take control of such Rigs wherever located and cause the Owner or any other Person in possession of the Rigs forthwith upon demand to surrender the same to the Mortgagee without legal process and without liability of the Mortgagee for any losses or damages incurred thereby and without having to render accounts to the Owner in connection therewith;

                  (c) to require that all policies, contracts, certificates of entry and other records relating to the Insurance Policies (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee;

                  (d) to collect, recover, compromise and give a good discharge for any and all moneys or claims for moneys then outstanding or thereafter arising under the Insurance Policies or any Requisition Compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

                  (e) to take over or institute (if necessary using the name of the Owner) all such proceedings in connection with any Rig, the Insurance Policies, or any Requisition Compensation as the Mortgagee thinks reasonably necessary and to discharge, compound, release or compromise claims against the Owner in respect of any Rig which have given or may give rise to any charge or Lien on such Rig or which are or may be enforceable by proceedings against such Rig;

                  (f) following acceleration of the Term Loans, to sell any Rig or any share therein, upon advance notice of ten (10) consecutive days published in any newspaper authorized to publish legal notices of that kind in the hailing port and the places of sale of the Rigs and by sending notice of such sale at least fourteen (14) days prior to the date fixed for such sale to the Owner, and each other Person entitled to notice under applicable Legal Requirements, free from any claim of or by the Owner of any nature whatsoever, and with or (subject to the rights of third parties under applicable law) without the benefit of any charter party or other contract for her employment, by public auction or private contract at such place and upon such commercially reasonable terms (including, without limitation, on terms such that payment of some or all of the purchase price be deferred) as the Mortgagee in its absolute discretion may determine with power to postpone any such sale, without being answerable for any loss occasioned by such sale or resulting from postponement thereof, except in the case of gross negligence or willful misconduct, and/or itself to purchase such Rig at any such public auction and to set off the purchase price against all or any part of the Secured Indebtedness in the manner specified in Section 7.6 of the Term Loan Agreement; provided, however that in the event any such Rig shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale;

                  (g) subject to the rights of any charter, to manage, insure, maintain and repair any Rig and to charter, employ, sail or lay up any Rig in such manner, upon such terms and for such period as the Mortgagee deems reasonably expedient; and for the purposes aforesaid the Mortgagee shall be entitled to do all acts and things reasonably incidental or conducive thereto and in particular to enter into such arrangements respecting such Rig, and the insurance, management, maintenance, repair, classification, chartering and employment of such Rig, in all respects as if the Mortgagee were the owner of such Rig and without being responsible for any loss thereby incurred;

                  (h) to recover from the Owner on demand any liabilities, losses and reasonable expenses as may be incurred by the Mortgagee in or about the exercise of the power vested in the Mortgagee under Section 7.1(g);

                  (i) generally and in addition, but not in lieu of any of the above rights, to recover from the Owner on demand any liabilities, losses and reasonable expenses incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers aforesaid; and

                  (j) generally, take any other action or exercise any other right permitted by applicable law.

         Section 7.2 Sufficiency of Payments Received. The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim, take any action or enforce any rights and benefits assigned to the Mortgagee by this Mortgage or to which the Mortgagee may at any time be entitled hereunder.

         Section 7.3 Mortgagee, Term Secured Parties Not Liable. Neither the Mortgagee, the Term Secured Parties, nor any of their agents, managers, officers, employees, delegates and advisers shall be liable for any expense, claim, liability, loss, cost, damage or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions under this Mortgage in the absence of its, his, or her gross negligence or wilful misconduct.

         Section 7.4 No Mortgagee-in-Possession. To the fullest extent permitted by law, the Mortgagee shall not by reason of the taking possession of any Rig be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realization or for any default or omission for which a mortgagee-in-possession might be liable.

         Section 7.5 Purchaser's Rights on Sale. Upon any sale of any Rig or any share therein by the Mortgagee, the purchaser shall not be bound to see or inquire whether the Mortgagee's power of sale has arisen in the manner provided in this Mortgage and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

         Section 7.6 Divestiture of Owner's Rights. A sale of any Rig made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Owner therein and thereto, and shall bar the Owner, its successors and assigns, and all Persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given or whether any default has occurred, or as to the propriety of the sale, or as to application of the proceeds thereof.

                                  ARTICLE VIII
                               FURTHER ASSURANCES

         Section 8.1 Perfection and Preservation of the Collateral. The Owner shall execute and do all such assurances, acts and things as the Mortgagee may reasonably require for:

                  (a) perfecting or protecting the security created (or intended to be created) by this Mortgage; or

                  (b) preserving or protecting any of the rights of the Mortgagee and the other Term Secured Parties under this Mortgage; or

                  (c) ensuring that the security constituted by this Mortgage and the covenants and obligations of the Owner under this Mortgage shall inure to the benefit of any transferee, successor or assignee of the Mortgagee as is referred to in Section 12.1; or

                  (d) enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

                  (e) the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage,

in any such case, forthwith upon demand by the Mortgagee and at the expense of the Owner; provided, however, that, to the extent this Mortgage states that the Mortgagee may direct the Owner to take an action during the occurrence and continuance of an Event of Default (including, without limitation, under Section 7 hereof), the Mortgagee shall not be entitled to request the Owner to take such action unless an Event of Default shall have occurred and be continuing.

                                   ARTICLE IX
                                POWER OF ATTORNEY

         Section 9.1 Owner's Attorney. The Owner, by way of security and in order to more fully secure the performance of the Owner's obligations under this Mortgage, hereby irrevocably appoints the Mortgagee as its attorney for the duration of the Term Loan Facility Period for the purposes of:

                  (a) doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Owner itself could do, execute, sign or register in relation to any Rig (including without limitation, transferring title to such Rig to a third party);

                  (b) executing, signing, perfecting, doing and (if required) registering every such further assurance document, act, or thing as is referred to in Section 8.1; and

                  (c) demanding, collecting, receiving, compromising, and suing for all freights, hires, earnings, issues, revenues and income of any Rig; provided, however, that such powers shall not be exercisable by or on behalf of the Mortgagee unless an Event of Default shall have occurred and be continuing (and, in the case exercised with respect to an action contemplated by Section 7.1(f), unless the Term Loans shall have been accelerated).

         Section 9.2 Third Parties. The exercise of such power as is referred to in Section 9.1(a) by or on behalf of the Mortgagee shall not put any Person dealing with the Mortgagee upon any enquiry as to whether this Mortgage has become enforceable nor shall such Person be in any way affected by notice that this Mortgage has not become enforceable and, in relation to Sections 9.1(a), 9.1(b) and 9.1(c), the exercise by the Mortgagee of such power shall be conclusive evidence as against third parties of its right to exercise the same.

                                   ARTICLE X
                            EXPENSES AND INDEMNITIES

         Section 10.1 Mortgage Preparation. The Owner agrees to pay all reasonable out-of-pocket costs and expenses of the Mortgagee in connection with the negotiation, preparation, execution and delivery of this Mortgage and any amendment, waiver, release or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel and any valuation fees) and, after the occurrence and during the continuance of an Event of Default, each of the Mortgagee and the Term Secured Parties in connection with the enforcement of this Mortgage (including, without limitation, the actual reasonable fees and disbursements of counsel for the Mortgagee and the Term Secured Parties).

         Section 10.2 Owner's Indemnity. WITHOUT LIMITING THE FOREGOING SECTION 10.1, THE OWNER HEREBY FURTHER INDEMNIFIES THE MORTGAGEE, EACH OTHER TERM SECURED PARTY, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS FROM AND HOLDS HARMLESS AND AGREES TO DEFEND EACH OF THEM AGAINST ANY AND ALL LOSSES, LIABILITIES, OBLIGATIONS, CLAIMS, DAMAGES, OR REASONABLE EXPENSES INCURRED BY ANY OF THEM, AS A RESULT OF, OR ARISING OUT OF, OR IN ANY WAY RELATED TO, OR BY REASON OF, (A) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (WHETHER OR NOT THE MORTGAGEE IS A PARTY THERETO) RELATED TO THE ENTERING INTO AND/OR PERFORMANCE OF THIS MORTGAGE HEREUNDER OR THE CONSUMMATION OF ANY TRANSACTIONS CONTEMPLATED HEREBY, WHETHER INITIATED BY THE OWNER OR ANY OTHER PERSON, INCLUDING WITHOUT LIMITATION, THE ACTUAL REASONABLE FEES AND DISBURSEMENTS OF COUNSEL INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING OR (B) ANY PERSONAL INJURY TO OR DEATH OF OR ANY LOSS OR DAMAGE TO PROPERTY OF ANY PERSON OR (C) THE ACTUAL OR ALLEGED PRESENCE OF HAZARDOUS MATERIALS IN THE AIR, SURFACE WATER, GROUNDWATER, SURFACE OR SUBSURFACE OF ANY RIG, FACILITY OR LOCATION AT ANY TIME OWNED OR OPERATED BY THE OWNER OR ANY OF ITS AFFILIATES, THE GENERATION, STORAGE, TRANSPORTATION OR DISPOSAL OF HAZARDOUS MATERIALS AT ANY RIG, FACILITY OR LOCATION AT ANY TIME OWNED OR OPERATED BY THE OWNER OR ANY OF ITS AFFILIATES, THE NON-COMPLIANCE OF

ANY RIG, FACILITY OR LOCATION AT ANY TIME OWNED OR OPERATED BY THE OWNER OR ANY OF ITS AFFILIATES WITH FEDERAL, STATE AND LOCAL LAWS, REGULATIONS, AND ORDINANCES (INCLUDING APPLICABLE PERMITS THEREUNDER) APPLICABLE TO ANY SUCH RIG, FACILITY OR LOCATION, OR ANY VIOLATION OR ALLEGED VIOLATION OF ANY ENVIRONMENTAL LAWS ASSERTED AGAINST THE OWNER, ANY OF ITS AFFILIATES, OR ANY RIG, FACILITY OR LOCATION AT ANY TIME OWNED OR OPERATED BY THE OWNER OR ANY OF ITS AFFILIATES, INCLUDING, IN EACH CASE, WITHOUT LIMITATION, THE ACTUAL REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND OTHER CONSULTANTS INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING. TO THE EXTENT THAT THE UNDERTAKING TO INDEMNIFY, PAY OR HOLD HARMLESS AND DEFEND THE MORTGAGEE SET FORTH IN THIS SECTION 10.2 MAY BE UNENFORCEABLE BECAUSE IT IS VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE OWNER SHALL MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. SUCH OBLIGATION TO INDEMNIFY, HOLD HARMLESS AND DEFEND THE MORTGAGEE AND OTHER PERSONS SET OUT ABOVE SHALL APPLY IRRESPECTIVE OF THE NEGLIGENCE OR STRICT LIABILITY OF THE MORTGAGEE OR ANY OTHER INDEMNIFIED PERSON, UNLESS SUCH LOSS OR INJURY ARISES DIRECTLY OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF MORTGAGEE OR SUCH OTHER INDEMNIFIED PERSON.

         Section 10.3 Payment Currency. If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Owner or the liquidation of the Owner or for any other reason, any payment under or in connection with this Mortgage is made in a currency (the "Payment Currency") other than the currency in which such payment is due under or in connection with this Mortgage (the "Contractual Currency"), then to the extent that the amount of such payment actually received by the Mortgagee, when converted into the Contractual Currency at the rate of exchange, (a) falls short of the amount due under or in connection with this Mortgage, the Owner, as a separate and independent obligation, shall indemnify and hold harmless the Mortgagee against the amount of such shortfall or (b) exceeds the amount due under or in connection with this Mortgage, the Mortgagee shall reimburse the Owner the excess. For the purposes of this Section 10.3, "rate of exchange" means the rate at which the Mortgagee is able on the date of such payment (or, if it is not practicable for the Mortgagee to purchase the contractual currency with the Payment Currency on the date of such payment, at the rate of exchange as soon afterwards as is practicable for the Mortgagee to do so) to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

                                  ARTICLE XI.
                                 COMMUNICATIONS

         Section 11.1 Notices. All notices required to be given to the Mortgagee shall be made to the following address:

                           Credit Lyonnais New York Branch
                           1301 Avenue of the Americas
                           New York, New York  10019
                           Attention: Gloria Beloti-Fields

                           17th Floor - Syndications
                           Telecopier:  212-459-3172
                           Telephone:  212-261-7186

All other notices shall be made to the addresses given in Section 11.2 of the Term Loan Agreement.

                                   ARTICLE XII
                                   ASSIGNMENTS

         Section 12.1 Assignees. This Mortgage shall be binding upon and shall inure to the benefit of the Owner, the Mortgagee and the Term Secured Parties and their respective transferees, successors and permitted assigns, and references in this Mortgage to any of them shall be construed accordingly.

         Section 12.2 No Assignment by Owner. Except as permitted by the Term Loan Agreement, the Owner may not assign or transfer any of the Rigs or its rights and/or obligations under this Mortgage.

                                  ARTICLE XIII
                                WAIVER; AMENDMENT

         Section 13.1 No Waiver. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Owner and the Mortgagee (with the consent of either the Required Term Lenders or, to the extent required by Section 11.1 of the Term Loan Agreement, all of the Term Lenders).

                                   ARTICLE XIV
                                  MISCELLANEOUS

         Section 14.1 Governing Law. This Mortgage shall be governed by the federal maritime laws of the United States of America and to the extent necessary by the laws of the State of New York.

         Section 14.2 No Invalidity, Etc. If at any time any one or more of the provisions in this Mortgage is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Mortgage shall not be in any way affected or impaired thereby.

         Section 14.3 Delegation of Powers. The Mortgagee, at any time and from time to time, may delegate by power of attorney or in any other manner to any Person or Persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Mortgagee under this Mortgage in relation to the Rigs. Any such delegation may be made upon such terms and subject to such regulations as the Mortgagee may think fit. The Mortgagee shall not be in any way liable or responsible to the Owner for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate (other than gross negligence or willful misconduct); provided such delegation has been made in good faith.

         Section 14.4 Counterparts. This instrument may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original.

         Section 14.5 Mortgagee. For purposes of the Ship Mortgage Act, the "mortgagee" under this Mortgage is Credit Lyonnais New York Branch, in its capacity as Collateral Agent.

                                   ARTICLE XV
                                  JURISDICTION

         Section 15.1 New York. Any legal action or proceeding with respect to this Mortgage may be brought in the courts of the United States or State of New York sitting in New York City in the Borough of Manhattan and the Owner hereby accepts for itself and its property, generally and unconditionally, the non-exclusive jurisdiction of such court. The Owner further irrevocably consents to the service of process out of such court in any such action or proceeding in the manner provided for in the Term Loan Agreement. Nothing herein shall affect the right of the Mortgagee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Owner in any other jurisdiction.

         Section 15.2 Power to Seize Rig or Take Action. Without prejudice to the generality of Section 15.1, the Mortgagee shall have the right to arrest and take action against any Rig or the Owner at whatever place such Rig or the Owner shall be found and for the purpose of any action which the Mortgagee may bring before the courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against such Rig, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the master of such Rig (or upon anyone acting as the master) and such service shall be deemed good service on the Owner for all purposes.

         IN WITNESS whereof the Owner has caused this Mortgage to be executed the day and year first before written.

                                             [OWNER]


                                               By:______________________________

                                               Name:____________________________

                                               Title: __________________________

                           ACKNOWLEDGMENT OF MORTGAGE


STATE OF TEXAS              )
                            )
COUNTY OF HARRIS            )


         On this 20th day of June, 2002 before me personally appeared ______________________________ to me known who being by me duly sworn did depose and say that he is the ______________________________, of [Owner], the company described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority granted to him by the _________________ of said company; and that said instrument is the act and deed of the company.

         And the said ___________________________ did further produce to me sufficient proof that he is the ___________________________ of said company and that he was duly authorized by the said company to execute the foregoing mortgage, and I the notary hereby certify that the signature of the said ______________________ on the foregoing mortgage is authentic.


                                                ______________________________
                                                         Notary Public

                                    EXHIBIT A

                                                                            Official
Rig Name                   Owner                           Flag             Number
--------                   -----                           ----             ------

                                    EXHIBIT B

                              List of Term Lenders

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, New York 10019

                                    EXHIBIT K

                            FORM OF JOINDER AGREEMENT


         [Material Subsidiary][Permitted Holding Company], a __________________ corporation (the "Company"), hereby agrees with Credit Lyonnais New York Branch, as Administrative Agent (the "Administrative Agent") under the Term Loan Agreement dated as of June 20, 2002 among Pride Offshore, Inc., a Delaware corporation [which is the direct or indirect shareholder of the Company][which is a wholly-owned subsidiary of the Company], the Guarantors party thereto, the Term Lenders parties thereto, and Credit Lyonnais New York Branch, as Administrative Agent and Collateral Agent (as such agreement is amended from time to time in accordance with its terms, the "Term Loan Agreement"; capitalized terms used herein and not otherwise defined having the meanings set forth therein), as follows:

         The Company hereby agrees and confirms that, as of the date hereof, it
(a) intends to be a party to the Term Loan Agreement and undertakes to perform all the obligations expressed therein, respectively, of a Guarantor, (b) agrees to become a Guarantor pursuant to the terms of Article VIII of the Term Loan Agreement [and accede to the Agreement as the Parent Company]* and to be bound by the terms of the Agreement as a Guarantor [and Parent Company] pursuant to
Section 5.13 of the Agreement, and (c) confirms that the representations and warranties set forth in the Agreement with respect to the Company are true and correct in all material respects as of the date of this Joinder Agreement.

         [Subsidiary's][Permitted Holding Company's] administrative details are as follows:

         Address:
         Fax No:
         Attention:

         [Subsidiary][Permitted Holding Company] irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Ave., New York, New York, 10011, as its agent to receive on its behalf and on behalf of its property service of copies of any summons or complaint or any other process which may be served in any action. Such service may be made by mailing or delivering a copy of such process to [Subsidiary][Permitted Holding Company] in care of the Process Agent at the Process Agent's above address, and [Subsidiary][Permitted Holding Company] hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each [Subsidiary][Permitted Holding Company] also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at the address specified for it above.

         This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York.

______________

*    Include if Person delivering Joinder Agreement is a Permitted Holding
     Company.

         IN WITNESS WHEREOF this Joinder Agreement was executed and delivered as of the _____ day of ___________________, 200__.


                                                     [SUBSIDIARY]
                                                     [PERMITTED HOLDING COMPANY]


                                               By:______________________________

                                               Name:____________________________

                                               Title: __________________________

                                  SCHEDULE 4.17
                    INITIAL MORTGAGED TERM LOAN FACILITY RIGS


RIG                     REGISTERED OWNER        FLAG        OFFICIAL OR     HOME PORT      CLASS       LOCATION     OPERATING STATUS
---                     ----------------        ----       --------------   ---------      -----       --------     ----------------
                                                           PATENT NUMBER
                                                           -------------
Marine 305                Pride Offshore       Vanuatu          1027         Port Vila      yes         SE Asia         operating
                        International LLC
Pride Arizona          Pride Offshore, Inc.       US           638626         Houston       yes           GOM            stacked
Pride Florida          Pride Offshore, Inc.       US           641802         Houston       yes           GOM           operating
Pride Georgia          Pride Offshore, Inc.       US           638954         Houston       yes           GOM            stacked
Pride Illinois         Pride Offshore, Inc.       US           523782         Houston       yes           GOM            stacked
Pride Kentucky         Pride Offshore, Inc.       US           560547         Houston       yes           GOM            stacked
Pride Michigan         Pride Offshore, Inc.       US           567686         Houston       yes           GOM            stacked
Pride Missouri         Pride Offshore, Inc.       US           652045         Houston       yes           GOM           operating
Pride Nebraska         Pride Offshore, Inc.       US           631372         Houston       yes           GOM           operating
Pride North America  Pride North America LLC   Vanuatu          1055         Port Vila      yes        W. Africa        operating
Pride Wisconson        Pride Offshore, Inc.     Panama       8142-PEXT-7    Panama City     yes           GOM           shipyard